UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

RPM INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Frank C. Sullivan
Chairman and Chief Executive Officer

August 26, 2014

TO RPM INTERNATIONAL STOCKHOLDERS:

I would like to extend a personal invitation for you to join us at this year’s Annual Meeting of RPM Stockholders which will be held at 2:00 p.m., Eastern Daylight Time, Thursday, October 9, 2014, at the Holiday Inn located at Interstate 71 and Route 82 East, Strongsville, Ohio.

At this year’s Annual Meeting, you will vote (i) on the election of four Directors, (ii) in a non-binding, advisory capacity, on a proposal to approve our executive compensation, (iii) on a proposal to approve our 2014 Omnibus Equity and Incentive Plan, and (iv) on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2015. We also look forward to giving you a report on the first quarter of our current fiscal year, which ends on August 31. As in the past, there will be a discussion of the Company’s business, during which time your questions and comments will be welcomed.

We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

Sincerely yours,

FRANK C. SULLIVAN

2628 PEARL ROAD • P.O. BOX 777

MEDINA, OHIO 44258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of RPM International Inc. will be held at the Holiday Inn located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 9, 2014, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

(1)	To elect four Directors in Class III for a three-year term ending in 2017;

(2)	To hold a non-binding, advisory vote to approve the Company’s executive compensation;

(3)	To approve the RPM International Inc. 2014 Omnibus Equity and Incentive Plan;

(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of shares of Common Stock of record at the close of business on August 15, 2014 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

EDWARD W. MOORE
Secretary

August 26, 2014

Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

2628 PEARL ROAD • P.O. BOX 777

MEDINA, OHIO 44258

PROXY STATEMENT

Mailed on or about August 26, 2014

Annual Meeting of Stockholders to be held on October 9, 2014

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM International Inc. (the “Company” or “RPM”) to be used at the Annual Meeting of Stockholders of the Company to be held on October 9, 2014, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted (i) FOR the election of the four nominees listed on the Proxy, (ii) FOR Proposal Two relating to the advisory vote on executive compensation, (iii) FOR approval of the RPM International Inc. 2014 Omnibus Equity and Incentive Plan, and (iv) FOR ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2015.

Any person giving a Proxy pursuant to this solicitation may revoke it. A stockholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview. Also, the Company has engaged a professional proxy solicitation firm, Georgeson Inc., to assist it in soliciting proxies. The Company will pay a fee of approximately $10,500, plus expenses, to Georgeson Inc. for these services.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 9, 2014: Proxy materials for the Company’s Annual Meeting, including the 2014 Annual Report and this Proxy Statement, are now available over the Internet by accessing the Investor Information section of our website at www.rpminc.com. To access the proxy materials over the Internet or to request an additional printed copy, go to www.rpminc.com. You also can obtain a printed copy of this Proxy Statement, free of charge, by writing to: RPM International Inc., c/o Secretary, 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K. For more complete information about these topics, please review the Company’s complete Proxy Statement and Annual Report on Form 10-K.

RPM International Inc.

RPM International Inc., a holding company, owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services serving both industrial and consumer markets. The Company’s industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. Industrial brands include Stonhard, Tremco, illbruck, Carboline, Flowcrete, Universal Sealants, Fibergrate and Euco. The Company’s consumer products are used by professionals and do-it-yourselfers for home maintenance and improvement and by hobbyists. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane and Testors.

The Company achieved strong business results for the fiscal year ended May 31, 2014, including:

•	Net sales increased 7.3% to a record $4.38 billion in fiscal 2014 from $4.08 billion in fiscal 2013 (net sales for fiscal 2014 increased 7.2% compared to adjusted fiscal 2013 net sales*);

•

Net income increased 195.8% to a record $291.7 million in fiscal 2014 from $98.6 million in fiscal 2013 (net income for fiscal 2014 increased 20.9% compared to adjusted fiscal 2013 net income of $241.3 million*); and

•

Diluted earnings per share increased 194.6% to a record $2.18 in fiscal 2014 from $0.74 in fiscal 2013 (diluted earnings per share for fiscal 2014 increased 19.8% compared to adjusted fiscal 2013 diluted earnings per share of $1.82*).

*	For a description of our fiscal 2013 adjustments, and for a reconciliation of our “as reported” fiscal 2013 results to our “as adjusted” fiscal 2013 results, see the notes to the consolidated financial statements included in our Annual Report to Stockholders, which can be found on our website at www.rpminc.com.

Achievement of another year of strong financial performance was driven by the Company’s success on a broad range of initiatives that are intended to position the Company for future growth.

Dividend

On October 10, 2013, the Board of Directors increased the quarterly dividend on shares of the Company’s Common Stock to $0.24 per share, an increase of 6.7% from the prior year and the highest ever paid by the Company. With a 40-year track record of a continuously increasing cash dividend, the Company is in an elite category of less than 50 companies, out of more than 19,000 publicly traded U.S. companies (less than one-half of one percent), to have increased the dividend for this period of time or longer, according to the 2013 edition of the Mergent Handbook of Dividend Achievers.

Corporate Transactions

The Company acquired five companies with combined sales of more than $65 million during fiscal 2014 and early fiscal 2015:

•

XIM Products, Inc. is an $8 million producer and marketer of specialty primers for difficult-to-paint surfaces and other problem-solving coatings based in Westlake, Ohio. XIM was acquired on June 17, 2013 by the Rust-Oleum Group.

•

Expanko, Inc. is a $12 million producer of terrazzo tile sold under the Fritztile brand, as well as cork, rubber and rubber/cork floor tiles, primarily for the education, healthcare, hospitality and sports/entertainment commercial markets, based in Exton, Pennsylvania. Acquired on September 3, 2013, Expanko is part of the Company’s Performance Coatings Group.

•

Citadel Restoration and Repair, Inc. is a producer and marketer of premium concrete and wood deck floor coatings for both the professional contractor and Do-It-Yourself (DIY) markets. Based in North St. Paul, Minnesota, Citadel has annual sales of approximately $10 million. Acquired on January 22, 2014, Citadel is part of the Rust-Oleum Group.

•

Betumat Quimica Ltda. is a $22 million waterproofing products manufacturer based in Candeias (Bahia), Brazil. Betumat offers a full line of waterproofing products, including asphaltic membranes, cementitious grouts and modified asphalt products marketed to professional contractors and builders, primarily in northern Brazil. Betumat was acquired on June 11, 2014, by Viapol Ltda., the construction products company in Brazil acquired by the Company in fiscal 2013.

•

Krud Kutter Inc. is a $13 million producer of specialty cleaners and removers based in Alpharetta, Georgia. Its premium-priced products serve residential, commercial and industrial markets and are water-based, bio-degradable, non-toxic and VOC compliant. Krud Kutter was acquired on July 3, 2014 by the Rust-Oleum Group.

2

PROXY STATEMENT SUMMARY (CONTINUED)

Stock Repurchase Program

On January 8, 2008, the Board of Directors authorized a stock repurchase program under which the Company may repurchase shares of its Common Stock at management’s discretion for general corporate purposes. The Company may limit or terminate the stock repurchase program at any time. The Company did not purchase any shares of Common Stock under this program during the year ended May 31, 2014.

Corporate Governance

The Company is committed to meeting high standards of ethical behavior, corporate governance and business conduct. This commitment has led the Company to implement the following practices:

•

Board Independence – eleven of thirteen Directors are independent under the Company’s Corporate Governance Guidelines and NYSE listing standards. All members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent.

•	Independent Directors Meetings – independent Directors meet in executive sessions each year in January, April and July, without management present.

•	Lead Director – one independent Director serves as Lead Director.

•

Majority Voting for Directors – in an uncontested election, any nominee for Director who receives more votes “withheld” from his or her election than votes “for” such election is expected to tender his or her resignation for prompt consideration by the Governance and Nominating Committee and by the Board of Directors.

•

Director Tenure – the average tenure of our independent Directors has decreased from 16.5 years for each of the 11 independent Directors in 2011 to 7.5 years for each of our current 11 independent Directors.

•

Stock Ownership Guidelines for Directors and Executive Officers – the Company adopted stock ownership guidelines for Directors and executive officers in July 2012, and the Company increased the stock ownership guidelines for Directors in July 2014. Each of the Directors and executive officers satisfies the stock ownership guidelines or is within the grace period provided by the stock ownership guidelines to achieve compliance.

•

Annual Board and Chief Executive Officer Self-Evaluations – each year, the Governance and Nominating Committee of the Board of Directors administers self-evaluations of the Board of Directors and its committees, and the Compensation Committee of the Board of Directors administers an evaluation of the Chief Executive Officer.

•	Hedging Transactions Prohibited – the Company’s insider trading policy prohibits short sales and hedging transactions of shares of the Company’s Common Stock by Directors, officers and employees.

•	Performance-Based Compensation – the Company relies heavily on performance-based compensation for executive officers, including awards of performance-based restricted stock.

•

Clawback Policy – the Board of Directors may require reimbursement of certain bonuses or incentive compensation awarded to an executive officer if, as the result of that executive officer’s misconduct, the Company is required to restate all or a portion of its financial statements.

•	CEO Succession Planning – the Company’s succession plan, which the Board of Directors reviews annually, addresses both an unexpected loss of the CEO as well as longer-term succession.

•

The Values & Expectations of 168 – in April 2014, the Company adopted a new code of business conduct and ethics entitled “The Values & Expectations of 168” which emphasizes individual responsibility and accountability, encourages reporting and dialogue about ethics concerns, and focuses on the Company’s core principles of integrity, commitment, responsible entrepreneurship and moral courage.

•

Strong Benefits for Employees – the Company is among less than 25 percent of the Fortune 1,000 companies that offer both an active defined benefit pension plan and a matching 401(k) plan for U.S. employees. The Company’s worldwide employees enjoy comprehensive health coverage and other extremely competitive benefit packages, in keeping with local laws and customs.

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PROXY STATEMENT SUMMARY (CONTINUED)

See also “Information Regarding Meetings and Committees of the Board of Directors” at page 18 for further information on the Company’s governance practices. Additional information about our majority voting policy appears under the caption “Voting Rights” on page 7.

Enterprise-Wide Risk Oversight

The Board of Directors, assisted by its committees, oversees management’s enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of the Company’s business. See “Information Regarding Meetings and Committees of the Board of Directors – Role in Risk Oversight” for further information.

Executive Compensation

The Company’s executive compensation program utilizes a mix of base salary, annual and long-term cash incentives, equity awards and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. Seventy-five percent (75%) of the votes cast on the “say-on-pay” proposal last year were voted in support of the compensation of our named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narratives in last year’s Proxy Statement. In connection with last year’s say-on-pay vote, we reached out to 20 of our largest stockholders representing approximately 44.0% of our shares of Common Stock outstanding. In response to those conversations, for fiscal 2014 the Compensation Committee took steps to help ensure we are providing compensation to the named executive officers and Directors that is competitive with the market median by engaging Towers Watson to conduct compensation benchmark studies, as more fully described in this Proxy Statement. The Compensation Committee will continue to consider results from future stockholder advisory votes, which will be held annually until the next stockholder advisory vote on the frequency of future votes on executive compensation, as well as input from its stockholders between meetings, in its ongoing evaluation of the Company’s executive compensation programs and practices.

Overall Compensation Program Principles

Pay for performance – The Company’s general compensation philosophy is performance-based in that the Company’s executive officers should be well compensated for achieving strong operating and financial results. The Company engages in a rigorous process intended to provide its executive officers a fair level of compensation that reflects the Company’s positive operating financial results, the relative skills and experience of the individuals involved, peer group compensation levels and other similar benchmarks.

Compensation weighted toward at-risk pay – The mix of compensation of the Company’s named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). Maintaining this pay mix results in a pay-for-performance orientation, which aligns to the Company’s compensation philosophy of paying total direct compensation that is competitive with peer group levels based on relative company performance. For fiscal 2014, 52% of the amounts of the principal compensation components for our named executive officers in the aggregate was variable and tied to our performance.

Compensation Benchmark Study – In 2014, the Compensation Committee retained the professional consulting firm of Towers Watson to conduct an executive compensation benchmark study. Based on its analysis and findings, Towers Watson concluded that our Chief Executive Officer’s actual total direct compensation was competitive with the market median, and that his compensation was weighted more toward long-term incentive opportunity than is typical in the market. Overall, Towers Watson concluded that our executive officers’ salaries are competitive with the market median, the mix of the elements of our executive officers’ compensation was weighted more toward variable compensation (consisting of bonuses and long-term incentive opportunity) than is typical in the market, and that their long-term incentive opportunity is above the market median. Towers Watson also found that our Vice President and Chief Financial Officer’s salary was well below the market median.

4

PROXY STATEMENT SUMMARY (CONTINUED)

Summary of Compensation Paid to Frank C. Sullivan, the Company’s Chief Executive Officer, in Fiscal 2014

•	Base salary – $920,000, which was 2.8% above his fiscal 2013 base salary.

•	Annual cash incentive compensation – Annual cash incentive compensation of $1,335,000.

•

Equity compensation – Performance earned restricted stock (“PERS”) with a grant date fair value of $2,408,400; stock appreciation rights (“SARs”) with 200,000 shares of Common Stock underlying the award; and 11,408 shares of supplemental executive retirement plan (“SERP”) restricted stock.

•	Other compensation – Matching contribution of $10,400 under the Company’s 401(k); automobile allowance of $31,799; and life insurance premiums of $78,153.

Stockholder Actions

Proposal 1 – Election of Directors (see pages 10-17)

The Board of Directors has nominated four candidates for election to serve in Class III of the Board. The Board recommends that stockholders vote FOR the election of each nominee.

Proposal 2 – Advisory Vote to Approve the Company’s Executive Compensation (see pages 24-26)

The Board of Directors is seeking an advisory vote to approve the Company’s executive compensation. Before considering this proposal, please read the Compensation Discussion and Analysis in this Proxy Statement, which explains the Compensation Committee’s compensation decisions and how the Company’s executive compensation program aligns the interests of the executive officers with those of the Company’s stockholders. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The Board recommends that stockholders vote FOR the approval of the Company’s executive compensation.

Proposal 3 – Approval of the RPM International Inc. 2014 Omnibus Equity and Incentive Plan (see pages 59-68)

The RPM International Inc. 2014 Omnibus Equity and Incentive Plan (the “2014 Omnibus Plan”) was approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) and further approved and adopted by the Board of Directors in July 2014, subject to stockholder approval. The Board recommends that stockholders vote FOR the approval of the 2014 Omnibus Plan.

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PROXY STATEMENT SUMMARY (CONTINUED)

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm (see page 70)

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending May 31, 2015. The Board of Directors is seeking stockholder ratification of this appointment. The Board recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP.

6

VOTING RIGHTS

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on August 15, 2014. On that date, the Company had 133,509,649 shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws (the “By-Laws”), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal (generally referred to as a “broker non-vote”), such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies which are marked “withheld” with respect to the election of Directors will be counted as shares present for the purpose of determining whether a quorum is present.

Under the rules of the New York Stock Exchange, if you are the beneficial owner of shares held in street name and do not provide the bank, broker or other intermediary that holds your shares with specific voting instructions, that bank, broker or other intermediary may generally vote on routine matters but cannot vote on non-routine matters. Proposals One, Two and Three are considered non-routine matters. Unless you instruct the bank, broker or other intermediary that holds your shares to vote on Proposals One, Two and Three, no votes will be cast on your behalf for Proposals One, Two and Three for which you do not provide such voting instructions. Therefore, it is important that you instruct the bank, broker or other intermediary to cast your vote if you want it to count on Proposals One, Two and Three. Proposal Four is considered a routine matter and, therefore, broker non-votes are not expected to exist on Proposal Four.

Nominees for election as Directors who receive the greatest number of votes will be elected Directors. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) does not provide for cumulative voting.

Our Corporate Governance Guidelines include a majority voting policy, which sets forth our procedures if a Director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, the Board of Directors expects any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation following certification of the stockholder vote. The Board of Directors shall fill Board vacancies and new Directorships and shall nominate for election or re-election as Director only candidates who agree to tender their resignations in such circumstances. The Governance and Nominating Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will make recommendations to the Board of Directors for its prompt consideration with respect to any such letter of resignation. For the full details of our majority voting policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines on our website at www.rpminc.com.

Pursuant to the By-Laws, proposals other than the election of Directors and matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Certificate, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

If you have any questions or need any assistance in voting your shares of Common Stock, please contact the Company’s proxy solicitor:

Georgeson Inc.

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

(888) 206-0860 (Toll Free)

Banks and Brokerages please call:

(800) 223-2064

7

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 2014, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables in this Proxy Statement and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership of Directors, Director nominees and executive officers has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her name. The address of each Director nominee, Director and executive officer is 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Shares of Common Stock(1)
BlackRock, Inc.(2)	9,748,115	7.1%
The Vanguard Group(3)	8,480,491	5.4
State Street Corporation(4)	6,211,205	5.5
Capital Research Global Investors(5)	6,000,000	6.3
John P. Abizaid(6)	20,277	*
Bruce A. Carbonari(7)	24,823	*
David A. Daberko(8)	20,925	*
Salvatore D. Fazzolari(9)	3,500	*
Russell L. Gordon(10)	81,561	*
Thomas S. Gross(11)	5,650	*
Paul G. P. Hoogenboom(12)	313,422	0.2
Edward W. Moore(13)	80,079	*
Craig S. Morford(14)	2,500	*
Frederick R. Nance(15)	15,219	*
Charles A. Ratner(16)	26,068	*
Ronald A. Rice(17)	462,827	0.3
Frank C. Sullivan(18)	1,591,595	1.2
Thomas C. Sullivan(19)	102,161	*
William B. Summers, Jr.(20)	32,530	*
Jerry Sue Thornton(21)	33,407	*
Joseph P. Viviano(22)	32,250	*
All Directors and executive officers as a group (twenty persons including the Directors and executive officers named above)(23)	3,032,609	2.3

*	Less than 0.1%.

(1)	In accordance with Securities and Exchange Commission (“Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after May 31, 2014, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	According to an amended Schedule 13G filed with the Commission on January 17, 2014, BlackRock, Inc., together with its subsidiaries BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC (together, “BlackRock”), as of December 31, 2013, has sole voting power over 9,275,811 shares of Common Stock, and sole dispositive power over the 9,748,115 shares of Common Stock shown in the table above. BlackRock is located at 40 East 52nd Street, New York, New York 10022.

(3)	According to an amended Schedule 13G filed with the Commission on February 6, 2014, The Vanguard Group (“Vanguard”) has sole voting power over 84,250 shares of Common Stock, sole dispositive power over 8,405,741 shares of Common Stock, and shared dispositive power, with Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of Vanguard, over 74,750 shares of Common Stock shown in the table above. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

8

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT (CONTINUED)

(4)	According to a Schedule 13G filed with the Commission on February 3, 2014, State Street Corporation, together with its subsidiaries State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd., State Street Global Advisors, Australia Limited, and State Street Global Advisors, Asia Limited (together, “State Street”), as of December 31, 2013, has shared voting power and shared dispositive power over the 6,211,205 shares of Common Stock shown in the table above. State Street is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(5)	According to an amended Schedule 13G filed with the Commission on February 7, 2014, Capital Research Global Investors, a division of Capital Research and Management Company, as of December 31, 2013, has sole voting power and sole dispositive power over the 6,000,000 shares of Common Stock shown in the table above. Capital Research Global Investors is located at 333 South Hope Street, Los Angeles, California 90071.

(6)	Mr. Abizaid is a Director of the Company.

(7)	Mr. Carbonari is a Director of the Company.

(8)	Mr. Daberko is a Director of the Company.

(9)	Mr. Fazzolari is a Director of the Company.

(10)	Mr. Gordon is an executive officer of the Company. His ownership is comprised of 73,002 shares of Common Stock which he owns directly and 8,559 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2014.

(11)	Mr. Gross is a Director of the Company.

(12)	Mr. Hoogenboom was an executive officer of the Company until May 31, 2014. Effective May 31, 2014, Mr. Hoogenboom resigned as Senior Vice President – Manufacturing and Operations and Chief Information Officer of the Company to devote all of his time and efforts to his duties as President of Tremco Incorporated, a wholly-owned subsidiary of the Company. His ownership is comprised of 221,782 shares of Common Stock which he owns directly, 89,644 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2014, and approximately 1,996 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan which represents Mr. Hoogenboom’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2014.

(13)	Mr. Moore is an executive officer of the Company. His ownership is comprised of 65,287 shares of Common Stock which he owns directly, 6,038 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2014, and approximately 8,754 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Moore’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2014.

(14)	Mr. Morford is a Director of the Company.

(15)	Mr. Nance is a Director of the Company.

(16)	Mr. Ratner is a Director of the Company. Mr. Ratner’s ownership is comprised of 21,068 shares of Common Stock which he owns directly and 5,000 shares of Common Stock which are held by a trust of which Mr. Ratner is settlor and co-trustee. Ownership of the shares of Common Stock held by the trust is attributed to Mr. Ratner pursuant to Commission rules. Mr. Ratner received a portion of his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2014, Mr. Ratner had approximately 7,722 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(17)	Mr. Rice is an executive officer of the Company. His ownership is comprised of 352,102 shares of Common Stock which he owns directly, 106,260 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2014, and approximately 4,465 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Rice’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2014.

(18)	Frank C. Sullivan is a Director and an executive officer of the Company. Frank C. Sullivan’s ownership is comprised of 953,872 shares of Common Stock which he owns directly, 9,000 shares of Common Stock which he holds as custodian for his sons, 588,670 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2014, 11,305 shares of Common Stock which are held in a trust for the benefit of Frank C. Sullivan’s sons, 15,000 shares of Common Stock held by a limited liability company of with Frank C. Sullivan is one-fifth owner and a managing member, 9,630 shares of Common Stock held in a trust for the benefit of Frank C. Sullivan, and approximately 4,118 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Frank C. Sullivan’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2014. Ownership of the shares of Common Stock held as custodian for his sons and those held in trusts for the benefit of his sons is attributed to Frank C. Sullivan pursuant to Commission rules.

(19)	Thomas C. Sullivan is Chairman Emeritus of the Board of Directors of the Company. Thomas C. Sullivan’s ownership is comprised of 12,979 shares of Common Stock which he owns directly, 74,619 shares of Common Stock that are held by the Thomas C. Sullivan Grantor Retained Annuity Trust dated June 23, 2010 of which Thomas C. Sullivan is a trustee and a beneficiary, and 14,563 shares of Common Stock which are owned by his wife. Ownership of the shares of Common Stock held by his wife is attributed to Thomas C. Sullivan pursuant to Commission rules.

(20)	Mr. Summers is a Director of the Company.

(21)	Dr. Thornton is a Director of the Company. Dr. Thornton received a portion of her Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2014, Dr. Thornton had approximately 18,132 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(22)	Mr. Viviano is a Director of the Company. Mr. Viviano received a portion of his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2014, Mr. Viviano had approximately 15,430 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(23)	The number of shares of Common Stock shown as beneficially owned by the Directors and executive officers as a group on May 31, 2014 includes 8,000 shares of Common Stock which the Directors and executive officers as a group have the right to acquire within 60 days of said date through the exercise of stock options, and approximately 25,458 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents the group’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2014.

9

PROPOSAL ONE

ELECTION OF DIRECTORS

The authorized number of Directors of the Company presently is fixed at thirteen, with the Board of Directors divided into three Classes. Currently, each of Class I and Class III has four Directors, and Class II has five Directors. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Stockholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

The term of office of Class III of the Board of Directors expires at this year’s Annual Meeting. The term of office of the persons elected Directors in Class III at this year’s Annual Meeting will expire at the time of the Annual Meeting held in 2017. Each Director in Class III will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Directors’ nominees for election as Directors in Class III are Frederick R. Nance, Charles A. Ratner, William B. Summers, Jr. and Dr. Jerry Sue Thornton. Each of Messrs. Nance, Ratner and Summers and Dr. Thornton currently serves as a Director in Class III.

The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

10

PROPOSAL ONE (CONTINUED)

NOMINEES FOR ELECTION

Frederick R. Nance, age 60 – Director since 2007

Regional Managing Partner of Squire Patton Boggs (US) LLP, Attorneys-at-law, Cleveland, Ohio, since 2007. Mr. Nance has also served on the firm’s worldwide, seven-person Management Committee since 2007. He received his B.A. degree from Harvard University and his J.D. degree from the University of Michigan. Mr. Nance joined Squire Patton Boggs directly from law school, became partner in 1987 and served as the Managing Partner of the firm’s Cleveland office from 2002 until 2007. In addition to his duties at Squire Patton Boggs, Mr. Nance also currently serves as Senior Advisor and Special Counsel of the Cleveland Browns. Mr. Nance serves on the boards of Greater Cleveland Partnership, The Cleveland Foundation, and the Cleveland Clinic.

The Board of Directors has determined that Mr. Nance should serve as a Director primarily due to his significant legal background and management experience. Mr. Nance’s background allows him to provide valuable insights to the Board of Directors, particularly in regard to corporate governance and risk issues that confront the Company. Mr. Nance also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

Shares of Common Stock beneficially owned: 15,219	Nominee to Class III (term expiring in 2017)

Charles A. Ratner, age 73 – Director since 2005

Chairman of Forest City Enterprises, Inc. (FCE), a diversified real estate development corporation, since 2011. Prior to becoming Chairman in 2011, Mr. Ratner served as President and Chief Executive Officer of FCE since 1993 and 1995, respectively. Mr. Ratner serves on the Board of Directors for FCE, Greater Cleveland Partnership, University Hospitals of Cleveland, United Way of Greater Cleveland, the Cleveland Foundation, and the United Jewish Communities. Mr. Ratner also serves on the Board of Trustees for the Musical Arts Association, Mandel Associated Foundations, the Jewish Federation of Cleveland, and the David and Inez Myers Foundation. Mr. Ratner previously served as a director for American Greetings Corporation from 2001 to 2013.

The Board of Directors has determined that Mr. Ratner should serve as a Director because of his extensive executive management experience, with a particular emphasis in real estate development, along with particular strengths with respect to leadership, management and corporate governance skills gained from more than 41 years of senior management experience at FCE, as well as his experience on other boards of directors. Mr. Ratner also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

Shares of Common Stock beneficially owned: 26,068*	Nominee to Class III (term expiring in 2017)

*	Mr. Ratner previously participated in the Company’s Deferred Compensation Program, and deferred a portion of his Directors’ fees in the form of stock equivalent units. As of May 31, 2014, Mr. Ratner had approximately 7,722 stock equivalent units in the Deferred Compensation Program.

11

PROPOSAL  ONE (CONTINUED)

William B. Summers, Jr., age 64 – Director since 2004

Retired Chairman and Chief Executive Officer of McDonald Investments Inc., an investment banking and securities firm and a part of KeyBanc Capital Markets. Prior to his retirement, Mr. Summers served as Chairman of McDonald Investments Inc. from 2000 to 2006, and as its Chief Executive Officer from 1994 to 2000. From 1998 until 2000, Mr. Summers served as the Chairman of Key Capital Partners and an Executive Vice President of KeyCorp. Mr. Summers is a director of Greatbatch, Inc., and a member of the Advisory Boards of Molded Fiber Glass Companies, IQWare Solutions and MAI Wealth Advisors. From 2004 until May 2011, Mr. Summers was a director of Developers Diversified Realty Corporation.

The Board of Directors has determined that Mr. Summers should serve as a Director because of his extensive executive management experience, including over 15 years of experience as Chairman and Chief Executive Officer of McDonald Investments Inc., service on the boards of both the New York Stock Exchange and National Association of Securities Dealers, and his experience serving as a director of other private and public companies. His experience enables Mr. Summers to provide keen insight and diverse perspectives on several critical areas impacting the Company, including capital markets, financial and external reporting, long-term strategic planning and business modeling. With his extensive financial background, Mr. Summers serves as the chairman of, and a financial expert for, the Company’s Audit Committee. Mr. Summers also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

Shares of Common Stock beneficially owned: 32,530	Nominee to Class III (term expiring in 2017)

Dr. Jerry Sue Thornton, age 67 – Director since 1999

Retired President of Cuyahoga Community College. Prior to her retirement, Dr. Thornton served as President of Cuyahoga Community College from 1992 to 2013. From 1985 to 1992, Dr. Thornton served as President of Lakewood Community College in White Bear Lake, Minnesota. She received her Ph.D. degree from the University of Texas at Austin and her M.A. and B.A. degrees from Murray State University. Dr. Thornton is also a director of Applied Industrial Technologies, Inc. Dr. Thornton is also a board member of United Way of Greater Cleveland, Greater Cleveland Partnership, the Rock and Roll Hall of Fame and Museum – Cleveland and New York, University Hospitals of Cleveland, the Cleveland Museum of Art, and Playhouse Square Foundation. From 2004 until 2011, Dr. Thornton was a director of American Family Insurance, and from 2001 until 2008, Dr. Thornton was a director of National City Corporation. Dr. Thornton previously served as a director for American Greetings Corporation from 2000 to 2013.

The Board of Directors has determined that Dr. Thornton should serve as a Director because of her extensive executive management experience and her experience serving on boards of directors of public companies. In addition, as the president of Cuyahoga Community College, Dr. Thornton demonstrated management expertise. She also is a recognized leader in the local community. Dr. Thornton, because of this experience, among other things, provides the Board of Directors a valuable perspective on engagement with the public sector and the communities in which the Company operates. Dr. Thornton also provides the Board of Directors a valuable perspective as a member of the boards of several local non-profit organizations.

Shares of Common Stock beneficially owned: 33,407**	Nominee to Class III (term expiring in 2017)

**	Dr. Thornton previously participated in the Company’s Deferred Compensation Program, and deferred a portion of her Directors’ fees in the form of stock equivalent units. As of May 31, 2014, Dr. Thornton had approximately 18,132 stock equivalent units in the Deferred Compensation Program.

12

PROPOSAL ONE (CONTINUED)

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

David A. Daberko, age 69 – Director since 2007

Retired Chairman of the Board and Chief Executive Officer, National City Corporation, now a part of PNC Financial Services Group, Inc. Mr. Daberko earned a bachelor’s degree from Denison University and a M.B.A. degree from the Weatherhead School of Management at Case Western Reserve University. He joined National City Bank in 1968. Mr. Daberko was elected Deputy Chairman of National City Corporation and President of National City Bank in Cleveland in 1987. He served as President and Chief Operating Officer of National City Corporation from 1993 until 1995. From 1995 until his retirement in 2007, Mr. Daberko served as Chairman and Chief Executive Officer of National City Corporation. Mr. Daberko is also a director of Marathon Petroleum Corporation, MPLX L.P. and Access Midstream Partners, L.P., where he serves as Chairman. He is a trustee of Case Western Reserve University, University Hospitals of Cleveland and Hawken School.

The Board of Directors has determined that Mr. Daberko should serve as a Director because of his extensive executive management experience, including 12 years as Chairman and Chief Executive Officer of National City Corporation. In that position, Mr. Daberko dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today. His service on other boards of directors has given him exposure to different industries and approaches to governance and other key issues. Mr. Daberko also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

Shares of Common Stock beneficially owned: 20,925	Director in Class I (term expiring in 2016)

Craig S. Morford, age 55 – Director since 2013

Chief Legal and Compliance Officer of Cardinal Health, Inc. (CAH). Mr. Morford joined Cardinal Health in 2008 as Chief Compliance Officer, and became Chief Legal and Compliance Officer in 2009. Before joining Cardinal Health, Mr. Morford spent 20 years with the U.S. Department of Justice, which included an appointment by President George W. Bush as acting U.S. deputy attorney general. Mr. Morford is a member of The Association of General Counsel. He also serves on the audit and compliance committee of the board of trustees of The Ohio State University. Mr. Morford earned his bachelor degree in economics from Hope College, and a juris doctorate from Valparaiso University.

The Board of Directors has determined that Mr. Morford should serve as a Director primarily due to his significant experience in legal affairs, regulatory compliance, corporate governance, corporate ethics and enterprise risk management at Cardinal Health and his service with the U.S. Department of Justice. Mr. Morford’s background allows him to provide valuable insights to the Board of Directors, particularly in regard to corporate governance and risk issues that confront the Company. Mr. Morford also provides the Board of Directors a valuable perspective as a member of the boards of prominent non-profit organizations.

Shares of Common Stock beneficially owned: 2,500	Director in Class I (term expiring in 2016)

13

PROPOSAL ONE (CONTINUED)

Frank C. Sullivan, age 53 – Director since 1995

Chairman and Chief Executive Officer, RPM International Inc. Frank C. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987, Frank C. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as Regional Sales Manager from 1987 to 1989 at RPM’s AGR Company joint venture. In 1989, he became RPM’s Director of Corporate Development. He became a Vice President in 1991, Chief Financial Officer in 1993, Executive Vice President in 1995, President in 1999, Chief Operating Officer in 2001, Chief Executive Officer in 2002, and was elected Chairman of the Board in 2008. Frank C. Sullivan serves on the boards of The Timken Company, The Cleveland Foundation, the American Coatings Association, the Cleveland Rock and Roll Hall of Fame and Museum, Greater Cleveland Partnership, the Ohio Business Roundtable, the Army War College Foundation, Inc., the Chamber of Commerce of the United States, and the Medina County Bluecoats. Frank C. Sullivan is the son of Thomas C. Sullivan.

The Board of Directors has determined that Frank C. Sullivan should serve as a Director because of his role as the Company’s Chief Executive Officer, his intimate knowledge of the Company, and his experience serving as a director of other public companies and non-profit organizations. The Board of Directors believes that Frank C. Sullivan’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management is essential to the Board of Directors’ oversight of the Company and its business operations. The Board of Directors also believes that continuing participation by qualified members of the Sullivan family on the Board of Directors is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

Shares of Common Stock beneficially owned: 1,536,591	Director in Class I (term expiring in 2016)

Thomas C. Sullivan, age 77 – Director since 1963

Chairman Emeritus, RPM International Inc. Thomas C. Sullivan received his B.S. degree in Business Administration from Miami University (Ohio). He joined RPM as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive Vice President in 1969, and in 1971 Thomas C. Sullivan was elected Chairman of the Board. He also served as President from 1970 to 1978 and Chief Executive Officer from 1971 to 2002. In October 2008, Thomas C. Sullivan retired after 37 years of serving as Chairman, and now serves on the Board of Directors as Chairman Emeritus. From 1998 until May 2010, Thomas C. Sullivan was a director of Kaydon Corporation, and from 1984 until 2007, Thomas C. Sullivan was a director of Agilysys, Inc.

The Board of Directors has determined that Thomas C. Sullivan should serve as a Director because of his prior service as the Company’s Chairman and Chief Executive Officer, his intimate knowledge of the Company, and his experience serving as a director of other private and public companies. The Board of Directors believes that Thomas C. Sullivan’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management, including 51 years of service on the Board of Directors, is essential to the Board of Directors’ oversight of the Company and its business operations. The Board of Directors also believes that continuing participation by qualified members of the Sullivan family on the Board of Directors is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

Shares of Common Stock beneficially owned: 102,161	Director in Class I (term expiring in 2016)

14

PROPOSAL  ONE (CONTINUED)

General John P. Abizaid, age 63 – Director since 2008

Senior Partner, JPA Partners LLC, a Nevada-based strategic and analytic consulting firm. Gen. Abizaid retired from the U.S. Army in 2007 after 34 years of service, during which he rose from an infantry platoon leader to become a four-star general and the longest-serving commander of U.S. Central Command. During his distinguished career, his command assignments ranged from infantry combat to delicate international negotiations. Gen. Abizaid graduated from the U.S. Military Academy with a bachelor of science degree in 1973. His civilian studies include an Olmsted Scholarship at the University of Jordan, Amman, and a master of arts degree in Middle Eastern studies at Harvard University. Gen. Abizaid is a highly decorated officer who has been awarded the Defense Distinguished Service Medal, the Army Distinguished Service Medal, Legion of Merit and the Bronze Star.

The Board of Directors has determined that Gen. Abizaid should serve as a Director because of the extensive leadership and management experience he gained during his distinguished military career in which he ultimately became a four-star general in the U.S. Army. As commander of U.S. Central Command, Gen. Abizaid was responsible for military operations in 27 countries and commanded over 500,000 U.S. and allied air, naval and land forces for over three years. Furthermore, as director of strategic plans and policies for the United States Armed Forces Joint Staff, Gen. Abizaid led numerous delegations to foreign nations and conducted extensive negotiations on a number of sensitive subjects. His experience also enables him to assist the Company with leadership development and also provide a unique strategic perspective to the Company.

Shares of Common Stock beneficially owned: 20,277	Director in Class II (term expiring in 2015)

Bruce A. Carbonari, age 58 – Director since 2002

Retired Chairman and Chief Executive Officer, Fortune Brands, Inc., a diversified consumer products company. Prior to his retirement, Mr. Carbonari served as the Chairman and Chief Executive Officer of Fortune Brands from 2008 to 2011, and as its President and Chief Executive Officer from 2007 to 2008. Previously, he held positions with Fortune Brands business unit, Fortune Brands Home & Hardware LLC, as Chairman and Chief Executive Officer from 2005 until 2007 and as President and Chief Executive Officer from 2001 to 2005. Mr. Carbonari was the President and Chief Executive Officer of Fortune Brands Kitchen and Bath Group from 1998 to 2001, and was previously the President and Chief Executive Officer of Moen, Inc. from 1990 to 1998. Prior to joining Moen in 1990, Mr. Carbonari was Executive Vice President and Chief Financial Officer of Stanadyne, Inc., Moen’s parent company at that time. He began his career at PricewaterhouseCoopers prior to joining Stanadyne in 1981.

The Board of Directors has determined that Mr. Carbonari should serve as a Director because of his extensive executive management experience, including his service as Chairman and Chief Executive Officer of Fortune Brands, Inc. In that position, Mr. Carbonari dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today. Also, with his extensive financial background, Mr. Carbonari is a financial expert for the Company’s Audit Committee.

Shares of Common Stock beneficially owned: 24,823	Director in Class II (term expiring in 2015)

15

PROPOSAL ONE (CONTINUED)

Salvatore D. Fazzolari, age 61 – Director since 2013

Former Chairman, President and Chief Executive Officer of Harsco Corporation (HSC), a diversified global industrial company. Mr. Fazzolari served as Chairman and Chief Executive Officer of Harsco Corporation from 2008 until February 2012, in addition to serving as its President from 2010 until February 2012. During the course of his over 30 years of service to Harsco Corporation, Mr. Fazzolari held various other positions, including President (2006 – 2007), Chief Financial Officer (1998 – 2007) and Treasurer and Corporate Controller. Mr. Fazzolari is a certified public accountant (inactive) and a certified information systems auditor (inactive). He serves on the board of directors of Gannett Fleming Affiliates, Inc. and Bollman Hat Company. He is also an advisory board member of Current Capital LLC, and is a trustee of Susquehanna University. He earned his bachelor of business administration degree in accounting from Pennsylvania State University.

The Board of Directors has determined that Mr. Fazzolari should serve as a Director because of his extensive executive management experience, including his service as Chairman, President and Chief Executive Officer of Harsco Corporation. In that position, Mr. Fazzolari dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today. Also, Mr. Fazzolari has extensive global experience, and because of his considerable financial background, he is a financial expert for the Company’s Audit Committee.

Shares of Common Stock beneficially owned: 3,500	Director in Class II (term expiring in 2015)

Thomas S. Gross, age 59 – Director since 2012

Vice Chairman and Chief Operating Officer for the Electrical Sector of Eaton Corporation plc, a global diversified power management company, since January 2009. Mr. Gross joined Eaton in 2003 as Vice President, Eaton Business Systems, and from June 2004 to December 2009 served as President of Eaton’s power quality and controls business. Prior to joining Eaton, Mr. Gross held executive leadership positions with Danaher Corporation, Xycom Automation and Rockwell Automation. Mr. Gross currently serves on the board of governors of the National Electrical Manufacturers Association. Mr. Gross received his B.S. degree in electrical and computer engineering from the University of Wisconsin and his M.B.A. degree from the University of Michigan.

The Board of Directors has determined that Mr. Gross should serve as a Director because of his extensive executive management experience at Eaton Corporation plc. At Eaton, Mr. Gross deals with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions and capital allocation, that the Company deals with today.

Shares of Common Stock beneficially owned: 5,650	Director in Class II (term expiring in 2015)

16

PROPOSAL ONE (CONTINUED)

Joseph P. Viviano, age 76 – Director since 2001

Retired Vice Chairman of Hershey Foods Corporation, a manufacturer, distributor and marketer of consumer food products. Prior to his retirement, Mr. Viviano served as the Vice Chairman of Hershey Foods from 1999 to 2000, and as its President and Chief Operating Officer from 1994 to 1999. From 2004 until 2009, Mr. Viviano was a director of Reynolds American Inc. (a successor corporation to R.J. Reynolds Tobacco Company, where he served as a director from 2000 until 2004), from 1999 until 2008, Mr. Viviano was a director of Harsco Corporation, and from 1988 until 2008, Mr. Viviano was a director of Chesapeake Corporation (now Canal Corporation).

The Board of Directors has determined that Mr. Viviano should serve as a Director because of his extensive executive management experience at Hershey Foods Corporation. At Hershey Foods, Mr. Viviano dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today. Furthermore, his service on other boards of directors has given him exposure to different industries and approaches to governance and other key issues.

Shares of Common Stock beneficially owned: 32,250***	Director in Class II (term expiring in 2015)

***	Mr. Viviano previously participated in the Company’s Deferred Compensation Program, and deferred a portion of his Directors’ fees in the form of stock equivalent units. As of May 31, 2014, Mr. Viviano had approximately 15,430 stock equivalent units in the Deferred Compensation Program.

17

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Executive Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The functions of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are governed by charters that have been adopted by the Board of Directors. The Board of Directors also has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities, and a code of business conduct and ethics (“The Values & Expectations of 168”) that applies to the Company’s Directors, officers, and employees.

The charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee and the Corporate Governance Guidelines and The Values & Expectations of 168 are available on the Company’s website at www.rpminc.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Manager of Investor Relations, RPM International Inc., P.O. Box 777, Medina, Ohio 44258. The Company intends to disclose any amendments to The Values & Expectations of 168, and any waiver of The Values & Expectations of 168 granted to any Director or executive officer of the Company, on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.

Board Independence

The Company’s Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Commission, and any other applicable laws, rules and regulations. The Board of Directors adopted categorical standards (the “Categorical Standards”) to assist it in making independence determinations. The Categorical Standards specify the criteria by which the independence of the Directors will be determined and meet or exceed the independence requirements set forth in the NYSE listing standards and the rules of the Commission. The Categorical Standards are available on the Company’s website at www.rpminc.com.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM. The

Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM’s senior management.

In July 2014, the Board of Directors performed its annual director independence review for fiscal 2014. As a result of this review, the Board of Directors determined that 11 out of 13 current Directors are independent, and that all members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent. The Board of Directors determined that Dr. Thornton and Messrs. Abizaid, Carbonari, Daberko, Fazzolari, Gross, Morford, Nance, Ratner, Summers and Viviano meet the Categorical Standards and are independent and, in addition, satisfy the independence requirements of the NYSE. Frank C. Sullivan is not considered to be independent because of his position as Chairman and Chief Executive Officer of RPM. Thomas C. Sullivan is not considered to be independent because he is the father of Frank C. Sullivan.

As part of this review, the Board of Directors considered common private and charitable board memberships among our executive officers and Directors, including Dr. Thornton and Messrs. Daberko, Nance, Ratner and Summers. The Board of Directors does not believe that any of these common board memberships impairs the independence of the Directors.

In determining the independence of Mr. Gross, the Board of Directors considered that he is the Vice Chairman and Chief Operating Officer for the Electrical Sector of Eaton Corporation plc, a global diversified power management company from which the Company has purchased products from time to time in the ordinary course of the Company’s business. For the Company’s fiscal year ended May 31, 2014, the Company purchased approximately $141,000 of products and services of a transactional nature from Eaton, representing less than 0.0007% of Eaton’s $22.0 billion in net sales on an annual basis. The Board of Directors does not believe that this relationship impairs Mr. Gross’ independence.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor, and prepares the report of the Audit Committee. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.

18

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has also determined that each of Messrs. Carbonari, Fazzolari and Summers qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. Each of Messrs. Carbonari, Fazzolari and Summers also satisfies the NYSE accounting and financial management expertise requirements.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and producing the Compensation Committee Report. The Compensation Committee administers the Company’s Stock Option Plans, Incentive Compensation Plan, Restricted Stock Plan, Restricted Stock Plan for Directors, and Omnibus Equity and Incentive Plan. The Compensation Committee reviews and determines the salary and bonus compensation of the Chief Executive Officer, as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company. The Compensation Committee may delegate its authority to a subcommittee or subcommittees. Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Our Chief Executive Officer and our President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. Our Chief Executive Officer and our President and Chief Operating Officer make recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made. The Compensation Committee has the sole authority to retain and terminate any compensation and benefits consultant, independent legal counsel or other adviser, to assess the independence of such compensation and benefits consultant, independent legal counsel or other adviser and any potential conflicts of interest prior to engagement, and to approve the related fees and other retention terms of such compensation and benefits consultant, independent legal counsel or other adviser.

Before selecting any compensation and benefits consultant, independent legal counsel or other adviser, the Compensation

Committee takes into account all factors relevant to that adviser’s independence from management, including the following six factors:

•	the provision of other services to the Company by the adviser’s employer;

•	the amount of fees received from the Company by the adviser’s employer, as a percentage of total revenues of the employer;

•	the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Compensation Committee;

•	any Common Stock of the Company owned by the adviser; and

•	any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

Governance and Nominating Committee

The Governance and Nominating Committee reports to the Board of Directors on all matters relating to corporate governance of the Company, including the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company, selection, qualification and nomination of the members of the Board of Directors and nominees to the Board of Directors, and administration of the Board’s evaluation process. Each of the members of the Governance and Nominating Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Governance and Nominating Committee, after consultation with the Board and the Chief Executive Officer, will consider all relevant factors and will be guided by the following principles: (1) each Director should be an individual of the highest character and integrity; (2) each Director shall have demonstrated exceptional ability and judgment and should have substantial experience which is of particular relevance to the Company; (3) each Director should have sufficient time available to devote to the affairs of the Company; and (4) each Director should represent the best interests of the stockholders as a whole rather than special interest groups. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set and other characteristics would most complement those of the current Directors.

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INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

The Governance and Nominating Committee and the Board of Directors consider a diverse group of experiences, characteristics, attributes, and skills, including diversity in gender, ethnicity, race, cultural background, and age, in determining whether an individual is qualified to serve as a Director of the Company. While the Board of Directors does not maintain a formal policy regarding diversity, pursuant to its Charter the Governance and Nominating Committee does consider the diversity of the Board of Directors when considering Director nominees for recommendation to the Board of Directors. The Governance and Nominating Committee and the Board of Directors also consider the composition of the Board of Directors as a whole in evaluating whether a particular individual should serve on the Board of Directors, as the Board of Directors seeks to comprise itself of members which, collectively, possess a range of relevant skills, experience, and expertise.

The Governance and Nominating Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Governance and Nominating Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Secretary of the Company at P.O. Box 777, Medina, Ohio 44258, and they will be forwarded to the Governance and Nominating Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Governance and Nominating Committee to evaluate the qualifications and experience of the potential candidates. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are beneficially owned by such candidate;
•

a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	a written agreement of the proposed nominee(s) to comply with the provisions of the Company’s majority voting policy;

•	the name and record address of the stockholder who is submitting the notice; and

•

the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity.

Stockholders who desire to nominate a proposed nominee for Director at an Annual Meeting must also comply with the requirements set forth in the By-Laws concerning such nominations.

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INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

Committee Membership

Set forth below is the current membership of each of the Committees, with the number of meetings held during the fiscal year ended May 31, 2014 in parentheses:

Executive Committee(0)	Audit Committee(4)	Compensation Committee(3)	Governance and Nominating Committee(3)
Frank C. Sullivan	William B. Summers, Jr.	Charles A. Ratner	Bruce A. Carbonari
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Bruce A. Carbonari	Bruce A. Carbonari	John P. Abizaid	Craig S. Morford
Charles A. Ratner	Salvatore D. Fazzolari	David A. Daberko	Frederick R. Nance
Thomas C. Sullivan	Thomas S. Gross	Dr. Jerry Sue Thornton	Joseph P. Viviano
William B. Summers, Jr.

Board Meetings

The Board of Directors held four meetings during the fiscal year ended May 31, 2014. No Director, during the fiscal year ended May 31, 2014, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the Director served and (ii) the total number of meetings held by Committees of the Board of Directors on which the Director served, during the period that the Director served.

Independent Directors Meetings

Each of the Directors, other than Frank C. Sullivan, is a non-management Director. Each of the non-management Directors, other than Thomas C. Sullivan, was independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines during fiscal 2014. The Company’s independent Directors generally meet in executive sessions each year in January, April and July. Bruce A. Carbonari served as the Lead Director for the January, April and July meetings of the Company’s independent Directors in 2014. The Company’s Corporate Governance Guidelines define such Lead Director’s role and responsibilities. Bruce A. Carbonari currently serves as Lead Director.

Structure of the Board of Directors

The By-Laws provide that one person may hold the position of Chairman of the Board of Directors and Chief Executive Officer. The Chief Executive Officer of the Company currently serves as the Chairman of the Board of Directors. The Board of Directors believes that the Chief Executive Officer is best situated to serve as Chairman because he is one of the Directors most familiar with the Company’s business and industry. The Board of Directors believes that combining the roles of Chief Executive Officer and Chairman of the Board of Directors provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The independent Directors bring experience, oversight, and expertise from outside the Company and its industry, while the Chief Executive Officer brings Company and industry-specific experience and expertise. One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of management’s strategy once it is developed.

The Corporate Governance Guidelines provide for a Lead Director, and define such Lead Director’s role and responsibilities. The Lead Director:

•	presides at all executive sessions of the independent Directors or other meetings at which the Chairman of the Board is not present;

•	is authorized to call meetings of the independent Directors;

•	works with the Chairman of the Board to call Board meetings;

•	serves as a liaison between the Chairman of the Board and the independent Directors as required (each Director is free, however, to communicate directly with the Chairman of the Board);

•	works with the Chairman of the Board to set and approve the Board schedule and agenda to assure sufficient time for discussion of all agenda items;

•	approves the materials to be provided to the Board;

•	consults with other Directors and facilitates communication between the Board and the Chief Executive Officer;

•	serves as focal point for stockholder communications and requests for consultation addressed to the independent Directors;

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INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

•	has the ability to retain outside professionals on behalf of the Board as the Board may determine is necessary or appropriate; and

•	performs such other functions either specified in the Corporate Governance Guidelines or assigned from time to time by the Board.

The Board of Directors believes the combined role of Chief Executive Officer and Chairman of the Board of Directors, together with independent Directors having the duties described above, is in the best interests of stockholders because it strikes an appropriate balance for the Company. With the Chief Executive Officer also serving as Chairman of the Board of Directors, there is unified leadership and a focus on strategic development and execution, while the independent Directors help assure independent oversight of management.

Role in Risk Oversight

Risk is inherent in any business and the Company’s management is responsible for the day-to-day management of risks that the Company faces. The Board of Directors, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Senior management, which includes the Chief Compliance Officer, attends quarterly meetings of the Board of Directors, as well as certain committee meetings, in order to address any questions or concerns raised by the Board of Directors on risk management and any other matters. Each quarter, the Board of Directors receives presentations from senior management on business operations, financial results, and strategic issues. In addition, senior management holds an annual strategic planning retreat attended by members of the Board of Directors, as well as periodic strategic planning sessions, to discuss strategies, key challenges, and risks and opportunities for the Company. Senior management then reviews the results of each strategic planning session with the Board of Directors.

The Board Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. Risk assessment reports are regularly provided by management and the Company’s internal auditors to the Audit Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs, including overseeing the Company’s compensation-related risk assessment described further below in this Proxy Statement. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization of the Board of Directors and its membership and structure, succession planning for Directors and executive officers, and corporate governance, including the annual monitoring of corporate governance issues, administering regular self-evaluations of the Board and its committees, and reviewing potential conflicts of interest.

All of these Board Committees report back to the full Board of Directors at meetings of the Board of Directors as to the Board Committees’ activities and matters discussed and reviewed at the Board Committees’ meetings. In addition, the Board of Directors is encouraged to participate in external Director education courses to keep apprised of current issues, including areas of risk.

Succession Planning

The Company actively engages in succession planning in order to assure that it has sufficient depth and breadth of executive talent. While effective succession planning is a fluid process, there are certain annual processes in which the Company engages to determine appropriate candidates and leadership potential. Information is gathered and analyzed to assess the staffing of the Company’s key positions to identify and develop employees for such positions. To further this process, an offsite leadership development program is conducted each year for purposes of recognizing the Company’s emerging leaders and uniting them in a three-day formal program with peers and representatives from the Board of Directors. In addition, after completing this leadership development program, certain employees are selected to work with a top-ranked global provider of executive education to enhance senior level personal leadership development and leadership team strategy development.

Communications with the Board of Directors

Stockholders and other persons may communicate with the non-management Directors as a group or any chair of a Board Committee. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to Board of Directors Communications c/o General Counsel,

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INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

RPM International Inc., P.O. Box 777, Medina, Ohio 44258 or by email to directors@rpminc.com. Unless specifically directed to one of the Committee chairs, communications will be forwarded to the Lead Director for the next scheduled meeting of independent Directors.

All communications received in accordance with these procedures will be reviewed initially by the Company’s General Counsel, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he determines that such communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its Committees; or
•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected accounting or financial misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.rpminc.com.

Attendance at Annual Meetings of Stockholders

It is a policy of the Board of Directors that all its members attend the Annual Meeting absent exceptional cause. All of the Directors who were at that time members of the Board of Directors were present at the October 2013 Annual Meeting.

23

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Commission rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this Proxy Statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that RPM International Inc.’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

We are focused on delivering operating results with the ultimate goal of creating and maximizing value for our stockholders on a long-term basis. Our compensation programs and practices have been designed to drive those results, and they have served our Company well. For fiscal 2014, 52% of the amounts of the principal compensation components for our named executive officers in the aggregate was variable and tied to our performance. Our compensation programs and practices have been integral to our success in attracting and retaining an experienced and effective management team.

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PROPOSAL TWO (CONTINUED)

Consistent with our focus on delivering sustained long-term operating results, over the past 10 years our sales grew at a compound annual growth rate of 6.6%. Our stockholders have been rewarded for this performance over this 10-year period, enjoying a compound annual growth rate in cumulative total return, including the reinvestment of dividends, of 15.5%, compared to the compound annual growth rate in cumulative total return for the S&P 500 of 7.8%. In addition, 2014 marked our 40th consecutive year of increased dividends. The following table shows the cumulative total stockholder return, including the reinvestment of dividends, of shares of our Common Stock compared to the S&P 500 and a peer group over the past 10 years.

25

PROPOSAL TWO (CONTINUED)

This advisory vote on executive compensation is not binding on us. However, the Board and the Compensation Committee highly value the opinions of our stockholders. To the extent there is a significant vote against this proposal, we will seek to determine the reasons for our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns when making future executive compensation decisions.

Proposal Two will be decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for Proposal Two, votes may be cast in favor, against or abstained. Abstentions will count as present and will have the effect of a vote against Proposal Two. Broker non-votes, however, are not counted as present for purposes of determining whether Proposal Two has been approved, and will have no effect on the outcome of Proposal Two.

Our Board of Directors unanimously recommends a vote FOR Proposal Two relating to the advisory vote on executive compensation.

26

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In this section, we describe the material components of our executive compensation program for our named executive officers whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.

•	Frank C. Sullivan, our Chairman and Chief Executive Officer;

•	Ronald A. Rice, our President and Chief Operating Officer;

•	Paul G. P. Hoogenboom, our Senior Vice President – Manufacturing and Operations, and our Chief Information Officer until May 31, 2014;

•	Russell L. Gordon, our Vice President and Chief Financial Officer; and

•	Edward W. Moore, our Senior Vice President, General Counsel and Chief Compliance Officer.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee arrives at specific compensation policies and decisions involving the named executive officers.

Our Business

RPM International Inc., a holding company, owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services serving both industrial and consumer markets. The Company’s industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. Industrial brands include Stonhard, Tremco, illbruck, Carboline, Flowcrete, Universal Sealants, Fibergrate and Euco. The Company’s consumer products are used by professionals and do-it-yourselfers for home maintenance and improvement and by hobbyists. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane and Testors.

For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Commission on August 14, 2014.

Fiscal 2014 Business Highlights

The Company achieved strong business results for the fiscal year ended May 31, 2014, including:

•	Net sales increased 7.3% to a record $4.38 billion in fiscal 2014 from $4.08 billion in fiscal 2013 (net sales for fiscal
2014 increased 7.2% compared to adjusted fiscal 2013 net sales*);

•

Net income increased 195.8% to a record $291.7 million in fiscal 2014 from $98.6 million in fiscal 2013 (net income for fiscal 2014 increased 20.9% compared to adjusted fiscal 2013 net income of $241.3 million*); and

•

Diluted earnings per share increased 194.6% to a record $2.18 in fiscal 2014 from $0.74 in fiscal 2013 (diluted earnings per share for fiscal 2014 increased 19.8% compared to adjusted fiscal 2013 diluted earnings per share of $1.82*).

*	For a description of our fiscal 2013 adjustments, and for a reconciliation of our “as reported” fiscal 2013 results to our “as adjusted” fiscal 2013 results, see the notes to the consolidated financial statements included in our Annual Report to Stockholders, which can be found on our website at www.rpminc.com.

Achievement of another year of strong financial performance was driven by the Company’s success on a broad range of initiatives that are intended to position the Company for future growth.

In fiscal 2014, we also continued to benefit from effective capital management, which remains a significant priority. Maintaining robust capital and liquidity positions provides us with a protective cushion during difficult periods, as well as the ability to pursue new opportunities.

Fiscal 2014 Executive Compensation Highlights

For fiscal 2014, the Compensation Committee:

•

Increased the base salaries of Frank C. Sullivan by 2.8% and Mr. Rice by 3.0%; increased the base salary of Mr. Hoogenboom by 10.4% in conjunction with his new role as President of Tremco Incorporated; increased the base salary of Mr. Gordon by 10% to bring his base salary in line with market rates; increased the base salary of Mr. Moore by a total of 7.0% in conjunction with his promotion to Senior Vice President;

•

Awarded performance earned restricted stock and stock appreciation rights consistent with fiscal 2013 awards; however, performance earned restricted stock awards were adjusted slightly to bring their value in line with market compensation rates; furthermore, performance earned restricted stock awards were reduced in light of the significant increase in the price of our shares of Common Stock throughout fiscal 2014 and the effect of that increase on the value of the performance earned restricted stock awards; and

•	Increased cash awards under the Incentive Plan for fiscal 2014 compared to fiscal 2013 by $585,000 for Frank C.

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EXECUTIVE COMPENSATION (CONTINUED)

Sullivan, $295,000 for Mr. Rice, $60,000 for Mr. Hoogenboom, $100,000 for Mr. Gordon and $100,000 for Mr. Moore to reflect their role in the Company’s results for fiscal 2014.

As a result, total fiscal 2014 compensation, as set forth in the Summary Compensation Table, increased compared to total fiscal 2013 compensation for our named executive officers.

Fiscal 2014 Corporate Governance Highlights

We place a high priority on maintaining good governance standards, including the oversight of our executive compensation policies and practices. The following policies and practices were in effect during fiscal 2014:

•

The leadership structure of our Board consists of a Chairman (who is also our Chief Executive Officer), a Lead Director (who leads the meetings of our independent Directors held in January, April and July of each year), and strong Board committee chairs.

•	We maintain a majority voting policy for the election of Directors in uncontested elections, and require an offer to resign by any incumbent Director who is not re-elected.

•	The Compensation Committee is composed solely of independent Directors who have established methods to communicate with stockholders regarding their executive compensation ideas and concerns.

•

The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•

We maintain stock ownership guidelines for our executive officers and Directors, each of whom either satisfied the applicable ownership guidelines as of May 31, 2014 or is within the grace period for achieving such ownership thresholds.

•	Our insider trading policy prohibits short sales and hedging transactions of shares of our Common Stock by Directors, officers and employees.

•	Performance-based compensation arrangements that use a variety of performance measures, including performance-based equity awards.

•	We maintain a clawback of executive compensation policy, which applies to the Company’s executive officers.

•	Our 2004 Omnibus Plan prohibits the repricing of stock options or stock appreciation rights without stockholder approval.

Consideration of Last Year’s “Say on Pay” Vote

Following our Annual Meeting of Stockholders in October 2013, the Compensation Committee reviewed the results of the stockholder advisory vote on executive compensation that was held at the meeting with respect to the fiscal 2013 compensation actions and decisions for Frank C. Sullivan and the other named executive officers. Seventy-five percent (75%) of the votes cast on the “say-on-pay” proposal last year were voted in support of the compensation of our named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narratives in last year’s Proxy Statement. In connection with last year’s say-on-pay vote, we reached out to 20 of our largest stockholders representing approximately 44.0% of our shares of Common Stock outstanding. In response to those conversations, for fiscal 2014 the Compensation Committee took steps to help ensure we are providing compensation to the named executive officers and Directors that is competitive with the market median by engaging Towers Watson to conduct compensation benchmark studies, as more fully described in this Proxy Statement. The Compensation Committee will continue to consider results from future stockholder advisory votes, which will be held annually until the next stockholder advisory vote on the frequency of future votes on executive compensation, as well as input from its stockholders between meetings, in its ongoing evaluation of the Company’s executive compensation programs and practices.

Opportunity for Stockholder Feedback

The Compensation Committee carefully considers feedback from our stockholders regarding our executive compensation program. Stockholders are invited to express their views to the Compensation Committee as described under the heading “Communications with the Board of Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the named executive officers provides stockholders with an opportunity to communicate their views on our executive compensation program.

You should read this Compensation Discussion and Analysis in conjunction with the advisory vote that we are conducting on the compensation of the named executive officers (see “Proposal Two – Advisory Vote on Executive Compensation”). This Compensation Discussion and Analysis, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

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EXECUTIVE COMPENSATION (CONTINUED)

Overview

RPM’s compensation programs are designed to support our founder’s philosophy:

•	Hire the best people you can find.

•	Create an atmosphere that will keep them.

•	Then let them do their jobs.

Our general compensation philosophy is performance-based in that our executive officers should be well compensated for achieving strong operating and financial results that contribute to enhanced stockholder value. We engage in a rigorous process intended to provide our executive officers a fair level of compensation that reflects RPM’s operating and financial results, the relative skills and experience of the individuals involved, peer group compensation levels and other similar benchmarks.

The Compensation Committee has designed compensation policies and programs for our executive officers which are intended to compensate the executive officers at about the market median for a relevant group of similarly-sized companies and competitors within RPM’s industry, with the potential for higher than average compensation when our performance levels exceed our annual business plan. Our primary compensation goals are to retain key leaders, reward good past performance, incentivize strong future performance and align executives’ long-term interests with those of our stockholders.

Role of the Compensation Committee

The Compensation Committee Charter provides for the Compensation Committee to oversee RPM’s compensation programs and, in consultation with the Chief Executive Officer, develop and recommend to the Board of Directors an appropriate compensation and benefits philosophy and strategy for RPM. The Compensation Committee consists of four independent Directors who are appointed to the Compensation Committee by, and report to, the entire Board of Directors. Each member of the Compensation Committee, as well as the alternate member, qualifies as a “non-employee director” within the definition of Rule 16b-3 under the Exchange Act, as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and as an “independent” director under the rules of the NYSE. The Compensation Committee Charter is available on our website at www.rpminc.com.

Role of Executives in Determining Compensation

Our Chief Executive Officer and our President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. These assessments involve the gathering of compensation data, such as base salary, cash incentive and equity awards for similarly situated officers at companies in the diversified chemicals and specialty chemicals industries which fall within a reasonable size range (in terms of sales) and operate businesses similar to that of the Company. See “Comparative Framework” for more information about this review. With this information in hand, and as stated on the previous page under the heading “Overview,” our Chief Executive Officer and our President and Chief Operating Officer recommend to the Compensation Committee levels of compensation for themselves and for the other named executive officers that are “at about the market median for a relevant group of similarly-sized companies and competitors within RPM’s industry” and aligned with our intended pay philosophy. After receiving the recommendations of our Chief Executive Officer and our President and Chief Operating Officer, the Compensation Committee meets without our Chief Executive Officer and our President and Chief Operating Officer present to consider their recommendations. The Compensation Committee must approve any recommended changes before they can be made.

Comparative Framework

We periodically evaluate the competitiveness of our executive compensation programs. In 2014, the Compensation Committee retained the professional compensation consulting firm of Towers Watson to conduct a compensation benchmark study. Towers Watson reviewed and evaluated our compensation packages for our key officers in light of the levels of compensation being offered by companies in the specialty chemicals industry and other related industries which fall within a reasonable size range (in terms of revenues) and operate businesses similar to that of the Company. These companies included:

A. Schulman, Inc.	Albemarle Corporation	Cytec Industries Inc.
Eastman Chemical Company	Ecolab Inc.	Ferro Corporation
FMC Corporation	PolyOne Corporation	PPG Industries Inc.
Rockwood Holdings, Inc.	The Sherwin-Williams Company	The Valspar Corporation

Towers Watson reviewed both published survey and peer group proxy statement data to determine competitive pay levels for the executives for the following elements of compensation: base salary, bonuses (including actual and target annual bonuses, but excluding bonus payments to executives for one-time, non performance-based awards), long-term incentive opportunity, actual total direct compensation (the sum of base salary, actual annual bonuses and long-term incentive opportunity) and target total direct compensation (the sum of base salary, target annual bonuses

29

EXECUTIVE COMPENSATION (CONTINUED)

and long-term incentive opportunity). In its analysis, Towers Watson compiled competitive data from the 2013 Towers Watson CDB General Industry Executive Compensation Survey Report. Based on its analysis and findings, Towers Watson concluded that our Chief Executive Officer’s actual total direct compensation was competitive with the market median, and that his compensation was weighted more toward long-term incentive opportunity than is typical in the market. Overall, Towers Watson concluded that our executive officers’ salaries are competitive with the market median, the mix of the elements of our executive officers’ compensation was weighted more toward variable compensation (consisting of bonuses and long-term incentive opportunity) than is typical in the market, and that their long-term incentive opportunity is above the market median. Towers Watson also found that our Vice President and Chief Financial Officer’s salary was well below the market median.

Specifically with regard to our Chief Executive Officer, Towers Watson found that his base salary was 10% below the market median, and that his target bonus opportunity was 18% below the market median. Long-term incentive opportunity for our Chief Executive Officer was 9% above the market median. Overall, our Chief Executive Officer’s actual total direct compensation was 13% below the market median, and his target total direct compensation was 2% below the market median.

For services performed by Towers Watson relating to work performed for, and at the direction of, the Compensation Committee, including conducting an executive compensation benchmarking study, a Director compensation benchmarking study, and an analysis of our proposed 2014 Omnibus Equity and Incentive Plan, Towers Watson was paid $76,577 by the Company.

Elements of Compensation

Our named executive officer compensation program for fiscal 2014 included three main elements:

•	Base salary;

•	Annual cash incentive compensation; and

•	Performance-based equity incentives, including restricted stock and stock appreciation rights.

Pay Mix

We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a competitive base salary while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and provide the executive with additional compensation through short- and long-term incentives.

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EXECUTIVE COMPENSATION (CONTINUED)

The mix of compensation for our named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). In October 2010, our Compensation Committee granted long-term incentive awards in order to continue to weight the mix of compensation for our named executive officers toward at-risk pay. Maintaining this pay mix is intended to result in a pay-for-performance orientation, which aligns to our compensation philosophy of paying total direct compensation that is competitive with peer group levels based on relative company performance.

Elements of Our Named Executive Officer Compensation Program

Compensation Component	Key Characteristics	Purpose
Base Salary	Fixed compensation, reviewed and adjusted annually if and when appropriate	Compensate named executive officers fairly for the responsibility level of the position held
Annual Cash Incentive Compensation	Variable, performance-based compensation, awarded under the Incentive Compensation Plan	Motivate and reward named executive officers for achieving annual business objectives based on Company performance and individual achievements
Equity Compensation — Performance Earned Restricted Stock (PERS)	Variable, performance-based compensation, awarded under the 2004 Omnibus Equity and Incentive Plan	Motivate and reward named executive
officers for achieving long-term business
objectives; the threshold and maximum
number of and performance goals for the
award of PERS for a given fiscal year are
set in July of that year; PERS are single-
year performance awards
Equity Compensation — Performance Contingent Restricted Stock (PCRS)	Variable, performance-based compensation, awarded under the 2004 Omnibus Equity and Incentive Plan	Motivate and reward named executive officers for achieving long-term, multi-year business objectives
Equity Compensation — Stock Appreciation Rights (SARs)	Variable, performance-based compensation, awarded under the 2004 Omnibus Equity and Incentive Plan	Motivate and reward named executive officers for achieving long-term business objectives by tying incentives to the performance of our Common Stock
Equity Compensation — Supplemental Executive Retirement Plan (SERP) Restricted Stock	Fixed compensation awarded under the 2007 Restricted Stock Plan	Provides stock-based supplemental retirement and death benefits to officers and other key employees whose retirement plan benefits may be limited under applicable law
Health and Retirement Plans	Fixed compensation	Intended to provide benefits that promote employee health and support employees in attaining financial security
Perks and other Personal Benefits	Fixed compensation	Intended to provide a business-related benefit to the Company, and to assist in attracting and retaining executive officers
Post-Employment Compensation and Change in Control	Fixed compensation	Intended to provide temporary income following a named executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management

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EXECUTIVE COMPENSATION (CONTINUED)

Base Salary

Base salary represents amounts paid during the fiscal year to named executive officers as direct compensation for their services to us. Base salary and increases to base salary recognize the overall experience, position and responsibilities within RPM and expected contributions to RPM of each named executive officer. Adjustments to salaries are used to reward superior individual performance of our named executive officers on a day-to-day basis during the year and to encourage them to perform at their highest levels. We also use our base salary to retain top quality executives and attract management employees from other companies.

In July 2014, our Chief Executive Officer and our President and Chief Operating Officer recommended to the Compensation Committee an increase in the base salary for themselves and for each of the other named executive officers for fiscal 2015. As in the past, this recommendation was based upon an analysis of:

•	RPM’s fiscal 2014 operating results;

•	A comparison of the Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and

•	Base salary and bonus compensation information for 2013 and 2014 and proposed amounts for 2015.

	NAMED EXECUTIVE OFFICER BASE SALARY AMOUNTS
	Fiscal 2015	Fiscal 2014		Fiscal 2013
Frank C. Sullivan	$940,000	$920,000		$895,000
Ronald A. Rice	$700,000	$685,000		$665,000
Paul G.P. Hoogenboom	$440,000	$425,000		$385,000
Russell L. Gordon	$450,000	$330,000		$300,000
Edward W. Moore	$330,000	$294,375	(1)	$275,000

(1)	Mr. Moore’s base salary was increased from $285,000 to $300,000 upon his becoming Senior Vice President in October 2013.

Annual Cash Incentive Compensation

For fiscal 2014, we provided annual cash incentive compensation under the Amended and Restated 1995 Incentive Compensation Plan, which was designed to motivate participants to achieve our financial objectives and reward executives for their achievements when those objectives are met. All named executive officers who are Covered Employees under Section 162(m) of the Internal Revenue Code, namely the Chief Executive Officer and the next three highest paid executive officers, excluding the Chief Financial Officer, participated in the fiscal 2014 incentives. In addition, although the Chief Financial Officer is not a Covered Employee by definition, the Compensation Committee evaluated Mr. Gordon under similar performance criteria in awarding incentive compensation as used to determine the cash incentive compensation of the other named executive officers. The amount of cash incentive compensation earned by our named executive officers in fiscal 2014 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. We paid these amounts in July 2014.

In July 2013, the Compensation Committee determined, on a percentage basis, the portion of the aggregate cash incentive compensation award pool under the Incentive Compensation Plan, or the Incentive Plan, to be awarded to each of the Covered Employees in respect of the Company’s performance for the fiscal year ending May 31, 2014 as follows: Frank C. Sullivan, 40%; Mr. Rice, 30%; Mr. Hoogenboom, 15%; and Mr. Moore, 15%. The Compensation Committee determined that cash incentives paid would range from zero to 150% of salary with a target of 100% for all direct reports of the Chief Executive Officer, regardless of title, namely, Messrs. Rice, Hoogenboom, Gordon and Moore. The Compensation Committee may reduce or eliminate the amount of a named executive officer’s annual cash incentive award, at the Compensation Committee’s sole discretion, based solely on individual performance.

The Incentive Plan in place for fiscal 2014 provided for an aggregate cash incentive compensation award pool of 1.5% of our pre-tax income for fiscal 2014. In July 2014, the Compensation Committee calculated the aggregate non-equity compensation award pool based on our audited pre-tax income and each individual’s cash incentive payout amount. For fiscal 2014, the Company’s pre-tax income as defined in the Incentive Plan was $424.0 million, providing a cash incentive compensation award pool under the Incentive Plan for the Covered Employees of approximately $6.3 million. Upon the recommendation of our Chief Executive Officer, and after a review of a variety of factors described below, the Compensation Committee awarded cash incentives totaling $3,240,000 to the Covered Employees, which was significantly below the aggregate amount authorized to be paid pursuant to the award pool formula. The cash incentive compensation paid to the Covered Employees equaled approximately 140% of their salary for fiscal 2014.

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EXECUTIVE COMPENSATION (CONTINUED)

In July 2014, the Compensation Committee determined, on a percentage basis, the portion of the aggregate cash incentive award pool under the Incentive Plan to be awarded to each of the Covered Employees under Section 162(m) of the Internal Revenue Code in respect of the Company’s performance for the fiscal year ending May 31, 2015 as follows: Frank C. Sullivan, 40%; Mr. Rice, 30%; Mr. Moore, 15%; and the fourth Covered Employee for fiscal 2015, 15%. Mr. Gordon, the Chief Financial Officer of the Company, although not a Covered Employee under the Section 162(m) definition, is eligible to receive cash incentive compensation for fiscal 2015 based on the same performance criteria as the Covered Employees listed above. The Compensation Committee also determined that for fiscal 2015 the cash incentive compensation paid would range from zero to 150% of salary with a target of 100% of salary for each of the Covered Employees and Mr. Gordon.

As disclosed above, the Incentive Plan in place for fiscal 2014 provided for an aggregate cash incentive compensation award pool of approximately $6.3 million. The maximum portion of the award pool that each Covered Employee could be awarded was: Frank C. Sullivan – 40% or $2,520,000; Mr. Rice – 30% or $1,890,000; Mr. Hoogenboom – 15% or $945,000; and Mr. Moore – 15% or $945,000. However, the Compensation Committee had set a maximum award of 150% of the Covered Employee’s base salary as a limit, with a target award of 100% of the Covered Employee’s base salary. As a result, the maximum award that could be earned by the Covered Employee was: Frank C. Sullivan – $1,380,000; Mr. Rice – $1,027,500; Mr. Hoogenboom – $637,500; and Mr Moore – $450,000. The actual awards were as follows: Frank C. Sullivan, $1,335,000; Mr. Rice, $995,000; Mr. Hoogenboom, $510,000; and Mr. Moore, $400,000.

Fiscal 2014 Incentive Compensation Plan Awards

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EXECUTIVE COMPENSATION (CONTINUED)

In determining the actual incentive compensation awards for fiscal 2014, the named executive would receive a portion of his award equal to:

•

50% of his base salary, if the Company achieved an 11.6% increase in adjusted earnings before interest and taxes (“EBIT”)*. The Company achieved a 14.5% increase in adjusted EBIT, so each named executive earned this portion of his award;

•

30% of his base salary, if the Company achieved revenue growth of 8.0% or above. The Company achieved revenue growth of 8.0%, as adjusted, taking into account foreign exchange rates, so each named executive earned this portion of his award;

•

30% of his base salary, if the Company achieved growth in other financially measured objectives, which for fiscal 2014 were improvement in (i) gross profit margin and (ii) capital adjusted net earnings. For fiscal 2014, gross profit margin improved to 42.9% of net sales versus 41.7% of net sales in fiscal 2013, and capital adjusted net earnings for fiscal 2014 increased compared to fiscal 2013. Based on the gross profit margin and capital adjusted net earnings improvement, the Compensation Committee determined that each named executive earned this portion of his award; and

•

40% of his base salary, in the discretion of the Chief Executive Officer, based upon the achievement of non-financially measured management objectives, which were such named executive’s involvement in the Company’s merger and acquisition transactions in fiscal 2014, the Company’s overall return to stockholders versus both the market and the Company’s peers, and the Company’s free cash flow as adjusted for the settlement with the General Services Administration. Each named executive earned a portion of his award based upon achievement of applicable individual objectives.

*	For a description of EBIT, including why we consider EBIT and a reconciliation of EBIT to income (loss) before income taxes, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report to Stockholders, which can be found on our website at www.rpminc.com.

As a result, Messrs. Frank C. Sullivan and Rice each were awarded incentive compensation equal to approximately 145% of their base salaries, and Mr. Gordon and Mr. Moore were awarded approximately 136% and 133% of their respective base salaries. Mr. Hoogenboom was awarded incentive compensation equal to approximately 120% of his base salary, in part based on his service as President of Tremco Incorporated, a role he assumed full-time as of May 31, 2014.

Equity Compensation

We use equity compensation to align our named executive officers’ interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. Under our 2004 Omnibus Equity and Incentive Plan, or 2004 Omnibus Plan, we can grant a variety of stock-based awards, including awards of performance-based restricted stock and stock appreciation rights. After reviewing executive compensation practices against our defined comparative framework, including reviewing equity awards for similarly situated officers at companies in the diversified chemicals and specialty chemicals industries which fall within a reasonable size range (in terms of sales) and operate businesses similar to that of the Company, our Chief Executive Officer and our President and Chief Operating Officer make annual recommendations to the Compensation Committee of the type and amount of equity awards for the Chief Executive Officer, the President and Chief Operating Officer, and the other executive officers. In determining the equity incentive compensation component of Chief Executive Officer compensation, the Compensation Committee considers, in addition to the factors used to determine salary and cash incentive compensation:

•	the value of similar incentive awards to chief executive officers in our peer group and other similar companies, and

•	awards given to the Chief Executive Officer in past years.

In determining the equity incentive compensation of the other executive officers, the Compensation Committee reviews and approves a mix of business plan goals, with a significant amount of emphasis placed on the compensation recommendations of our Chief Executive Officer and our President and Chief Operating Officer. After receiving the recommendations of our Chief Executive Officer and our President and Chief Operating Officer, the Compensation Committee meets without our Chief Executive Officer and our President and Chief Operating Officer present to consider their recommendations. The Compensation Committee must approve any recommended equity grants before they can be made.

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EXECUTIVE COMPENSATION (CONTINUED)

The Compensation Committee uses the various equity incentive awards available to it under the 2004 Omnibus Plan to retain executives and other key employees and achieve the following additional goals:

•	to reward past performance;

•	to incentivize future performance (both short-term and long-term);

•	to align executives’ long-term interest with that of the stockholders; and

•	to enhance the longer-term performance and profitability of the Company.

The Compensation Committee’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of performance-based restricted stock and stock-settled stock appreciation rights.

Performance Earned Restricted Stock (PERS). The Compensation Committee awards Performance Earned Restricted Stock, or PERS, under the 2004 Omnibus Plan. The threshold and maximum number of and performance goals for the award of PERS for a given fiscal year are set in July of that year. The determination of whether and to what extent the PERS have been achieved for a fiscal year is made at the July meeting of the Compensation Committee following the close of that fiscal year. Based on that determination, the actual grants, if any, with respect to a fiscal year are made at that same meeting. With respect to fiscal 2014, the maximum number and performance goals were set in July 2013 and the Compensation Committee determined whether and to what extent the PERS were achieved at its meeting in July 2014.

The percentage of shares with respect to which the performance goal has been achieved is determined by reference to the percentage increase of planned EBIT which is attained. In making the determination of whether the planned increase has been attained, the actual fiscal year results are adjusted for the exclusion of restructuring, asbestos and other similar charges or credits that are not central to the Company’s operations as shown on the Company’s financial statements as certified by the Company’s independent registered public accounting firm. If less than 75% of the planned increase is attained, then the performance goal will not be achieved with respect to any shares. If 75% to 100% of the planned increase is attained, then the performance goal will be achieved with respect to an equivalent percentage of shares. For example, if 91% of the planned increase is attained, then the performance goal will be achieved with respect to a maximum amount of 91% of the shares. The percentage of the planned increase attained will be rounded down to the closest whole number (e.g., 85.5% would be rounded down to 85%). If more than 100% of the planned increase is attained, then the performance goal will be achieved with respect to 100% of the shares.

In July 2013, pursuant to the 2004 Omnibus Plan, the Compensation Committee approved a contingent award of PERS to the Covered Employees of up to 125,000 shares (including 60,000 shares for the Chief Executive Officer) to be based on the level of attainment of fiscal 2014 performance goals related to an increase in planned EBIT. In July 2013, the Compensation Committee established a 11.6% increase in adjusted EBIT over fiscal 2013 levels as the target for purposes of determining the amount of PERS awards earned by the named executive officers with respect to fiscal 2014. The actual increase in adjusted EBIT for fiscal 2014 over fiscal 2013 was 14.5%. As a result, the maximum amount of PERS could have been granted. However, the Compensation Committee elected to reduce the number of PERS awarded to the Covered Employees and Mr. Gordon in light of the significant increase in the price of our shares of Common Stock throughout fiscal 2014 and the effect of that increase on the value of the PERS awards. The PERS granted to each of the named executive officers are set forth below in the Grants of Plan-Based Awards for Fiscal 2014 table.

Stock Appreciation Rights (SARs). In July 2014, pursuant to the 2004 Omnibus Plan, the Compensation Committee awarded SARs totaling 390,000 shares to the executive officers. The SARs awards granted to the named executive officers in July 2014 are set forth below in the Grants of Plan-Based Awards for Fiscal 2014 table. The value of SARs is one component of the named executive officers’ long term incentive compensation intended to maintain such compensation competitive with the market median.

Supplemental Executive Retirement Plan (SERP) Restricted Stock. The RPM International Inc. 2007 Restricted Stock Plan was established to provide for supplemental retirement and death benefits to officers and other key employees of the Company designated by the Board of Directors whose retirement plan benefits may be limited under applicable law and the Internal Revenue Code. In July 2013, the Compensation Committee awarded 33,949 shares of restricted stock to the executive officers under the 2007 Restricted Stock Plan.

Performance Contingent Restricted Stock (PCRS). In October 2010, the Compensation Committee approved contingent awards of Performance Contingent Restricted Stock, or PCRS, to Messrs. Frank C. Sullivan, Rice, Hoogenboom, Gordon and Moore, of up to 450,000 shares (subject to a grant limit for

35

EXECUTIVE COMPENSATION (CONTINUED)

each individual of no more than 175,000 shares of PCRS and PERS, in the aggregate, during any one fiscal year). As a result of the application of the annual grant limit, portions of Frank C. Sullivan’s October 2010 contingent award equal to 115,000 PCRS and 50,000 PCRS were deferred to fiscal 2012 and fiscal 2013, respectively. Awarded pursuant to the 2004 Omnibus Plan, the purpose of the 2010 PCRS awards is to provide an added incentive to key officers to improve the long-term performance of the Company.

The 2010 PCRS awards were made contingent upon the level of attainment of performance goals for (i) the three-year performance period from June 1, 2010 ended May 31, 2013 and (ii) the five-year performance period from June 1, 2010 ending May 31, 2015. For each such performance period, the percentage of PCRS with respect to which the performance goals are achieved relates to the increase in EBIT for the period. Actual results are adjusted for the exclusion of restructuring, asbestos and other similar unusual charges or credits that are not central to the operations of the Company as shown on the Company’s consolidated financial statements as audited by the Company’s independent registered public accounting firm. If the increase in EBIT is less than 75% of the planned increase in EBIT for the performance period, then the performance goals are not achieved with respect to any PCRS for the period. If the increase in EBIT is 75% to 100% of the planned increase in EBIT for the performance period, then the performance goals are achieved with respect to an equivalent percentage of PCRS for the period. The percentage of EBIT attained is rounded down to the closest whole number. If the increase in EBIT is more than 100% of the planned increase in EBIT for the performance period, then the performance goals are achieved with respect to 100% of the PCRS for the period. The Compensation Committee set the performance goals related to the 2010 PCRS awards at levels it believed to be achievable but would require the Company to meaningfully grow earnings.

For the three-year performance period from June 1, 2010 ended May 31, 2013, up to one-half of an individual’s aggregate PCRS grant could have been earned if the Company achieved EBIT of $420.0 million, after adjustments. In July 2013, the Compensation Committee determined that adjusted EBIT for the three-year performance period from June 1, 2010 ended May 31, 2013 was $421.7 million. Accordingly, one-half of the 2010 PCRS grants (representing 100% of the PCRS that could have been earned for the three-year performance period) were earned at the end of the three-year performance period.

The balance of an individual’s aggregate PCRS grant may be earned at the end of the five-year performance period from June 1, 2010 ending May 31, 2015, if the performance goals for such period are achieved, multiplied by the percentages set forth above. The percentage of PCRS with respect to which the performance goals are not achieved for the five-year performance period will be forfeited. The determination of whether and to what extent the 2010 PCRS awards are achieved for the five-year performance period will be made following the close of fiscal 2015.

Timing of Equity Grants

Equity grants to the named executive officers are made in July at regularly scheduled meetings of the Compensation Committee. Board and Compensation Committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Minimum Stock Ownership Guidelines

The Company adopted minimum stock ownership guidelines for its executive officers and Directors in July 2012. Under the stock ownership guidelines certain executive officers are required to maintain the following minimum equity stakes in the Company:

•	for the Company’s Chief Executive Officer, Common Stock equivalent to five times annual base salary;

•	for the Company’s President and Chief Operating Officer, Common Stock equivalent to four times annual base salary; and

•	for those other executive officers of the Company who report directly to the Chief Executive Officer, Common Stock equivalent to three times annual base salary.

Executives are expected to achieve targets within five years of the later of the date of the adoption of the minimum stock ownership guidelines or the date of assuming their positions. Each of the Company’s executive officers met the minimum stock ownership guidelines as of May 31, 2014.

Under the Company’s stock ownership guidelines, the following executive officers must own Common Stock in the following amounts: our Chief Executive Officer, five times base salary; our President and Chief Operating Officer, four times base salary; and our other executive officers who report directly to our Chief Executive Officer, three times base salary.

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EXECUTIVE COMPENSATION (CONTINUED)

Employment Agreements and Related Arrangements

We are a party to the following employment agreements with our named executive officers, each of which has been in effect since December 31, 2008:

•

Frank C. Sullivan. Pursuant to an employment agreement whereby Frank C. Sullivan serves as our Chairman and Chief Executive Officer, Frank C. Sullivan is entitled to an annual base salary of not less than $940,000 effective as of June 1, 2014.

•

Ronald A. Rice. Pursuant to an employment agreement whereby Mr. Rice serves as our President and Chief Operating Officer, Mr. Rice is entitled to an annual base salary of not less than $700,000 effective as of June 1, 2014.

•

Paul G. P. Hoogenboom. Pursuant to an employment agreement, Mr. Hoogenboom served as our Senior Vice President – Manufacturing and Operations and Chief Information Officer until May 31, 2014, and was entitled to an annual base salary of not less than $425,000. Mr. Hoogenboom’s employment agreement was amended effective May 31, 2014 to reflect his full-time position as President of Tremco Incorporated, a wholly-owned subsidiary of the Company.

•

Russell L. Gordon. Pursuant to an employment agreement that the Company had entered into with Mr. Gordon prior to his promotion to Chief Financial Officer, Mr. Gordon is entitled to an annual base salary of not less than $450,000 effective as of June 1, 2014.

•

Edward W. Moore. Pursuant to an employment agreement whereby Mr. Moore serves as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Mr. Moore is entitled to an annual base salary of not less than $330,000 effective as of June 1, 2014.

Pursuant to the employment agreements, each of Messrs. Frank C. Sullivan, Rice, Hoogenboom, Gordon and Moore serves for a term ending on May 31, 2014, which is automatically extended for additional one-year periods unless either party gives the other party notice of nonrenewal two months in advance of the annual renewal date. In accordance with these automatic extension provisions, the employment agreement with each of these named executive officers has been extended to May 31, 2015. Each of Messrs. Frank C. Sullivan, Rice, Hoogenboom, Gordon and Moore is also eligible to receive such annual cash incentive compensation or bonuses as our Compensation Committee may determine based upon our results of operations and other relevant factors. Messrs. Frank C. Sullivan, Rice, Hoogenboom, Gordon and Moore are also generally entitled to participate in our employee benefit plans. Under the employment agreements, each of these named executive officers is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of the most recent model of a full-sized automobile.

See “Other Potential Post-Employment Compensation” for a discussion of additional terms of the employment agreements related to restrictive covenants and potential post-employment compensation.

Policy on Clawback of Executive Compensation

In July 2012, the Board of Directors adopted a policy regarding the clawback of executive compensation. If, as the result of the gross negligence or willful misconduct of any executive officer of the Company, the Company is required to restate all or a portion of its financial statements, the Board of Directors will, to the extent permitted by governing law, require reimbursement of any bonus or incentive compensation awarded to such executive officer or effect the cancellation of unvested restricted or deferred stock awards or stock options previously granted to the executive officer if:

•	the amount of the bonus, incentive compensation or stock or option award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement,

•

the amount of the bonus, incentive compensation or stock or option award that would have been awarded to the executive officer had the financial results been properly reported would have been lower than the amount actually awarded, and

•	it is reasonable to do so (e.g., the expense of recovering the compensation does not exceed the amount recovered).

Post-Employment Compensation and Change in Control

Each of the employment agreements with Messrs. Frank C. Sullivan, Rice, Hoogenboom, Gordon and Moore provides for payments and other benefits if the named executive officer’s employment terminates under certain circumstances, such as being terminated without cause within two years of a change in control, which is often referred to as a “double-trigger.” We believe that these payments and other benefits are important to recruiting and retaining our named executive officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Other Potential Post-Employment Compensation.”

Section 162(m) of the Internal Revenue Code

In the course of fulfilling its responsibilities, the Compensation Committee routinely reviews the impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation paid in

37

EXECUTIVE COMPENSATION (CONTINUED)

excess of $1,000,000 to the Chief Executive Officer and the next three highest paid executive officers of the Company, excluding the Chief Financial Officer. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including “performance-based” compensation. The Company’s performance-based Incentive Plan, described above, and the 2004 Omnibus Plan satisfy the requirements of this Section 162(m) exemption. Although the Compensation Committee considers the impact of Section 162(m) when administering the Company’s compensation programs, the Compensation Committee does not make decisions regarding executive compensation solely based on the expected tax treatment of such compensation.

In order to maintain flexibility in designing compensation programs that retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with stockholders, the Compensation Committee may deem it appropriate at times to forgo Section 162(m) qualified awards in favor of awards that may not be fully tax-deductible. This has occurred, for example, when the Company’s operating results were adversely impacted by restructuring, asbestos or other non-operating charges, yet the Company performed significantly better than its business plan notwithstanding the charges.

Perks and Other Benefits

Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance, pension benefits, and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.

In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executive officers. In fiscal 2014, we provided a Company match of up to 4% of the qualified retirement plan compensation limit per employee, which executives also were able to receive. RPM’s company match is fully vested to all employees, including executives, at the time of contribution.

As is the case with all employees, unless they elect to make their contributions on an after-tax basis, named executive officers are not taxed on their contributions to the 401(k) retirement savings plan or earnings on those contributions until they receive distributions from the 401(k) retirement savings plan, and all RPM contributions are tax deductible by us when made.

During fiscal 2014 we provided the use of cars to our named executive officers. Also during fiscal 2014, we provided financial and estate planning to Messrs. Frank C. Sullivan and Rice, and we paid executive life insurance premiums for the benefit of our named executive officers.

We periodically review the perquisites that named executive officers receive.

Other Plans

In addition to the above described plans, the Company offers a tax qualified defined benefit retirement plan. Information about this plan can be found under the heading “Pension Benefits for Fiscal 2014.” The Company also offers a deferred compensation plan. Under this plan, selected management employees, certain highly compensated employees and Directors are eligible to defer a portion of their salary, bonus, incentive plan amounts and Director fees until a future date. A participant’s account will be credited with investment gains or losses as if the amounts credited to the account were invested in selected investment funds. Any compensation deferred under the plan is not included in the $1,000,000 limit provided for under Section 162(m) of the Internal Revenue Code until the year in which the compensation actually is paid. Additional information about this plan can be found under the heading, “Nonqualified Deferred Compensation for Fiscal 2014.”

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2014 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Charles A. Ratner, Chairman

John P. Abizaid

David A. Daberko

Dr. Jerry Sue Thornton

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EXECUTIVE COMPENSATION (CONTINUED)

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Compensation-Related Risk Assessment

The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements affecting executive officers and employees. Our compensation programs reward outstanding performance by our operating companies, and do not encourage excessive risk taking on the part of our executive officers and employees. Further, elements of our compensation programs, including our minimum stock ownership guidelines, our clawback policy, and the three- and five-year performance period structure of our PCRS awards, help mitigate compensation-related risk. After considering the Company’s compensation program as a whole and receiving the input of the Compensation Committee, we have concluded that risks arising from our compensation policies and practices applicable to our employees are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, we considered, among other things, the general performance-based philosophy of our compensation program, the material consistency of our compensation structure throughout all key employee levels of the Company, the balance of long and short term components of compensation, and the Company’s risk profile generally.

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EXECUTIVE COMPENSATION (CONTINUED)

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three highest paid executive officers for fiscal 2014 and, where required, for fiscal 2013 and fiscal 2012.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($) (2)(3) (e)	Option Awards ($)(2)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($) (6) (i)	Total ($) (j)
Frank C. Sullivan	2014	920,000	0	2,793,990	2,126,000	1,335,000	63,338	120,834	7,359,162
Chairman and Chief Executive Officer	2013	895,000	0	3,680,213	1,476,000	750,000	26,492	118,633	6,946,338
	2012	875,000	0	4,469,608	992,000	1,100,000	117,936	109,320	7,663,864
Ronald A. Rice	2014	685,000	0	1,714,001	1,063,000	995,000	53,693	115,227	4,625,921
President and Chief Operating Officer	2013	665,000	0	1,463,353	738,000	700,000	23,140	104,075	3,693,568
	2012	650,000	0	1,185,685	496,000	800,000	95,597	96,108	3,323,390
Paul G. P. Hoogenboom	2014	425,000	0	740,748	318,900	510,000	53,409	52,673	2,100,730
Senior Vice President – Manufacturing and Operations, Chief Information Officer(7)	2013	385,000	0	631,305	221,400	450,000	27,579	55,377	1,770,661
	2012	370,000	0	514,451	148,800	475,000	84,354	51,975	1,644,580
Russell L. Gordon	2014	330,000	0	701,337	318,900	450,000	44,414	41,340	1,885,991
Vice President and Chief Financial Officer(8)	2013 2012	300,000 235,000	0 0	573,589 310,222	221,400 99,200	350,000 175,000	24,359 75,264	37,180 35,540	1,506,528 930,226
Edward W. Moore	2014	294,375	0	647,933	318,900	400,000	41,867	60,728	1,763,803
Senior Vice President, General Counsel and Chief Compliance Officer	2013 2012	275,000 260,000	0 0	548,133 296,173	221,400 99,200	300,000 175,000	27,955 48,210	56,497 54,374	1,428,985 932,957

(1)	Amounts earned under the Incentive Plan are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The dollar value of restricted stock, SARs and stock options set forth in these columns is equal to the fair market value as of the date of the respective grant.

(3)	Information regarding the shares of PERS and SARs granted to our named executive officers in July 2014 is set forth in the Grants of Plan-Based Awards for Fiscal 2014 table. The Grants of Plan-Based Awards for Fiscal 2014 table also sets forth the aggregate grant date fair value of the restricted stock and SARs granted during fiscal 2013 computed in accordance with ASC 718. Shares of restricted stock and SARs are subject to risk of forfeiture.

(4)	The amounts set forth in this column were earned during fiscal 2014 and paid in July 2014, earned during fiscal 2013 and paid in July 2013 and earned during fiscal 2012 and paid in July 2012 for 2014, 2013 and 2012, respectively, under our Incentive Plan.

(5)	The amounts set forth in this column reflect the change in present value of the executive officer’s accumulated benefits under the RPM International Inc. Retirement Plan (the “Retirement Plan”). During 2014, 2013 and 2012, there were no above-market or preferential earnings on nonqualified deferred compensation.

(6)	All Other Compensation includes Company contributions to the 401(k) plan, life insurance premiums, automobile allowances, financial/estate planning, periodic executive physical examinations and charitable matching programs. For each named executive officer for whom the total value of all personal benefits exceed $10,000 in fiscal 2014, the amount of incremental cost to the Company for each personal benefit listed below, if applicable and to the extent such cost exceeded the greater of $25,000 or 10% of the total personal benefits for such named executive officer is as follows: automobile allowance: Frank C. Sullivan $31,799 and Mr. Rice $37,759; life insurance premiums: Frank C. Sullivan $78,153, Mr. Rice $60,318, Mr. Hoogenboom $26,815 and Mr. Moore $29,329. The value of the automobile allowance is determined by adding all of the costs of the program, including lease costs and costs of maintenance, fuel, license and taxes and includes personal and business use.

(7)	Effective May 31, 2014, Mr. Hoogenboom resigned as Senior Vice President — Manufacturing and Operations and Chief Information Officer of the Company to devote all of his time and efforts to his duties as President of Tremco Incorporated, a wholly-owned subsidiary of the Company.

(8)	Mr. Gordon was elected Vice President and Chief Financial Officer effective April 10, 2012.

40

EXECUTIVE COMPENSATION (CONTINUED)

Grants of Plan-Based Awards For Fiscal 2014

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)				Grant Date Fair Value of Stock and Option Awards ($)(2) (I)
Frank C. Sullivan	7/18/13
	SERP
	Restricted Stock(3)							11,408			385,590
	Incentive Plan Award	920,000		1,380,000
	7/21/14 PERS(4)				45,000		60,000	54,000			2,408,400
	7/21/14 SARs(5)								200,000	44.60	2,126,000
Ronald A. Rice	7/18/13
	SERP
	Restricted Stock(3)							9,145			309,101
	Incentive Plan Award	685,000		1,027,500
	7/21/14 PERS(4)				26,250		35,000	31,500			1,404,900
	7/21/14 SARs(5)								100,000	44.60	1,063,000
Paul G. P. Hoogenboom	7/18/13
	SERP
	Restricted Stock(3)							4,102			138,648
	Incentive Plan Award	425,000		637,500
	7/21/14 PERS(4)				11,250		15,000	13,500			602,100
	7/21/14 SARs(5)								30,000	44.60	318,900

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EXECUTIVE COMPENSATION (CONTINUED)

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)				Grant Date Fair Value of Stock and Option Awards ($)(2) (I)
Russell L. Gordon	7/18/13
	SERP
	Restricted Stock(3)							2,936			99,237
	Incentive Plan Award	330,000		495,000
	7/21/14 PERS(4)(6)					15,000		13,500			602,100
	7/21/14 SARs(5)								30,000	44.60	318,900
Edward W. Moore	7/18/13
	SERP
	Restricted Stock(3)							1,356			45,833
	Incentive Plan Award	285,000		427,500
	7/21/14 PERS(4)				11,250		15,000	13,500			602,100
	7/21/14 SARs(5)								30,000	44.60	318,900

(1)	These columns show the possible payouts for each named executive officer under the Incentive Plan for fiscal 2014 based on the goals set in July 2013. Detail regarding actual awards under the Incentive Plan is reported in the Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(2)	The values included in this column represent the grant date fair value of restricted stock computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the compensation cost is set forth in Note I of the Notes to Consolidated Financial Statements of our 2014 Annual Report to Stockholders.

(3)	Shares of SERP restricted stock awarded under the 2007 Restricted Stock Plan. These shares vest on the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded, (b) the retirement of the employee on or after the attainment of age 65 or (c) a change in control with respect to the Company.

(4)	PERS for which the threshold and maximum number of shares and performance goals with respect to fiscal 2014 were determined in July 2013 and are disclosed herein pursuant to Commission rules. The performance goals for such PERS were achieved in fiscal 2014, and therefore the maximum amount of PERS could have been granted. However, the Compensation Committee elected to reduce the number of PERS awarded to the Covered Employees and Mr. Gordon in light of the significant increase in the price of our shares of Common Stock throughout fiscal 2014 and the effect of that increase on the value of the PERS awards.

(5)	SARs granted pursuant to the 2004 Omnibus Plan. These SARs vest in four equal installments, beginning July 21, 2015.

(6)	As Chief Financial Officer, Mr. Gordon is not a Covered Employee under Section 162(m) of the Internal Revenue Code, and as such, threshold and maximum amounts do not apply to his PERS award.

42

EXECUTIVE COMPENSATION (CONTINUED)

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salary. Salaries paid to our named executive officers pursuant to their employment arrangements with us are set forth in the Summary Compensation Table. For fiscal 2014, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Frank C. Sullivan (13%), Mr. Rice (15%), Mr. Hoogenboom (20%), Mr. Gordon (17%), and Mr. Moore (17%). For fiscal 2013, salaries paid to our current named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Frank C. Sullivan (13%), Mr. Rice (18%), Mr. Hoogenboom (22%), Mr. Gordon (20%), and Mr. Moore (19%). For fiscal 2012, salaries paid to our current named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Frank C. Sullivan (11%), Mr. Rice (20%), Mr. Hoogenboom (22%), Mr. Gordon (25%), and Mr. Moore (28%).

Bonus. No bonuses were awarded to our named executive officers during fiscal 2014, fiscal 2013 or fiscal 2012, although the named executive officers did receive cash awards under our Incentive Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below.

Stock Awards. The amounts in the “Stock Awards” column of the “Grants of Plan-Based Awards for Fiscal 2014” table consist of restricted stock and performance earned restricted stock grants. Each of these grants is described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation.”

•

SERP Restricted Stock. We granted restricted stock under our 2007 Restricted Stock Plan. The SERP restricted stock awards granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2014.” The vesting of SERP restricted stock upon either the death or disability of the named executive officer or upon a change in control of our Company is described under the heading “Other Potential Post-Employment Compensation.”

•

PCRS. Pursuant to our 2004 Omnibus Plan, we awarded performance contingent restricted stock grants, or PCRS, to our named executive officers. The PCRS awards are contingent upon the level of attainment of performance goals for the three-year and five-year periods from June 1, 2010 ended May 31, 2013, and from June 1, 2010 ending May 31, 2015, respectively. The performance goals were attained for the three-year performance period, and accordingly one-half of the PCRS awards have been earned. The determination of whether and to what extent the balance of the PCRS awards are achieved for the five-year performance period will be made following the close of fiscal 2015.

•

PERS. Pursuant to our 2004 Omnibus Plan, we awarded performance earned restricted stock grants, or PERS, to our named executive officers. The PERS granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2014.”

The amounts included in the “Stock Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Option Awards. Pursuant to our 2004 Omnibus Plan, we awarded stock appreciation rights, or SARs, to our named executive officers. The SARs granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2014.” These grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation – Stock Appreciation Rights (SARs).” The amounts included in the “Option Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Non-Equity Incentive Plan Compensation. The non-equity incentive plan compensation set forth in the Summary Compensation Table reflects annual cash incentive compensation under our Incentive Plan. Annual cash incentive compensation is earned based upon the achievement of performance objectives as described under the heading “Compensation Discussion and Analysis – Annual Cash Incentive Compensation.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The change in the present value from May 31, 2013 to May 31, 2014, from May 31, 2012 to May 31, 2013 and from May 31, 2011 to May 31, 2012 of each of our named executive officer’s accrued pension benefits under our Retirement Plan was based upon the RP2000 generational mortality table for males and females, projected using scale AA, blended 50% blue collar and 50% white collar. The interest rate used to determine the present values was 4.25% as of May 31, 2012, 4.45% as of May 31, 2013, and 4.30% as of May 31, 2014. The present values were determined assuming that such amounts were payable to each of our named executive officers at their earliest unreduced retirement age in our Retirement Plan – 65 years with five years of participation in our Retirement Plan. The present values for 2012, 2013 and 2014 also assumed that 35% of our named executive officers will be paid a life annuity and 65% will be paid a lump sum.

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EXECUTIVE COMPENSATION (CONTINUED)

The lump sums were determined using a 4.25% interest rate for May 31, 2012, a 4.45% interest rate for May 31, 2013, and a 4.30% interest rate for May 31, 2014, and the applicable mortality table outlined in IRC Section 417(e) projected to 2022 for 2012 and 2013 calculations, and projected to 2023 for 2014 calculations. No pre-retirement decrements, including mortality, were assumed in these calculations.

All Other Compensation. All other compensation of our named executive officers is set forth in the Summary Compensation Table and described in detail in footnote (6) of the table. These benefits are discussed in further detail under the heading “Compensation Discussion and Analysis – Perks and Other Benefits.”

Employment Agreements and Related Arrangements. Each named executive officer is employed under an employment agreement. The terms of the employment agreements are described under the headings “Compensation Discussion and Analysis –Employment Agreements and Related Arrangements” and “Other Potential Post-Employment Compensation.”

Additional Information. We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”

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EXECUTIVE COMPENSATION (CONTINUED)

Outstanding Equity Awards at Fiscal Year-End for 2014

The following table provides information on the holdings of stock options, SARs and restricted stock by the named executive officers at May 31, 2014.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Frank C. Sullivan
SERP
Restricted Stock							204,282	(4)	8,798,426
PERS							180,000	(5)	7,752,600
PERS										60,000	(6)	2,584,200	(6)
PCRS										240,000	(7)	10,336,800	(7)
SARs	300,000	0			22.8800	10/04/2017
	200,000	0			14.0500	10/10/2018
	200,000	0			18.9600	10/08/2019
	150,000	50,000	(8)		20.7300	10/07/2020
	100,000	100,000	(9)		22.1600	7/18/2021
	50,000	150,000	(10)		25.8700	7/16/2022
	0	200,000	(11)		33.8000	7/18/2023
Ronald A. Rice
SERP
Restricted Stock							101,411	(12)	4,367,772
PERS							105,000	(13)	4,522,350
PERS										35,000	(6)	1,507,450	(6)
PCRS										120,000	(7)	5,168,400	(7)
SARs	10,000	0			18.9600	10/08/2019
	75,000	25,000	(8)		20.7300	10/07/2020
	50,000	50,000	(9)		22.1600	7/18/2021
	25,000	75,000	(10)		25.8700	7/16/2022
	0	100,000	(11)		33.8000	7/18/2023
Paul G. P. Hoogenboom
SERP
Restricted Stock							54,429	(14)	2,344,257
PERS							45,000	(15)	1,938,150
PERS										15,000	(6)	646,050	(6)
PCRS										60,000	(7)	2,584,200	(7)
SARs	25,000	0			18.8000	10/05/2016
	25,000	0			22.8800	10/04/2017
	25,000	0			14.0500	10/10/2018
	30,000	0			18.9600	10/08/2019
	22,500	7,500	(8)		20.7300	10/07/2020
	15,000	15,000	(9)		22.1600	7/18/2021
	7,500	22,500	(10)		25.8700	7/16/2022
	0	30,000	(11)		33.8000	7/18/2023

45

EXECUTIVE COMPENSATION (CONTINUED)

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Russell L. Gordon
SERP
Restricted Stock							15,708	(16)	676,544
PERS							31,000	(17)	1,335,170
PERS										15,000	(6)	646,050	(6)
PCRS										15,000	(7)	646,050	(7)
SARs	5,000	0			17.6500	10/05/2015
	5,000	15,000	(10)		25.8700	7/16/2022
	0	30,000	(11)		33.8000	7/18/2023
Edward W. Moore
SERP
Restricted Stock							6,297	(18)	271,212
PERS							31,000	(19)	1,335,170
PERS										15,000	(6)	646,050	(6)
PCRS										15,000	(7)	646,050	(7)
SARs	0	5,000	(8)		20.7300	10/07/2020
	0	10,000	(9)		22.1600	7/18/2021
	0	15,000	(10)		25.8700	7/16/2022
	0	30,000	(11)		33.8000	7/18/2023

(1)	Market value of Common Stock reported in column (h) was calculated by multiplying $43.07, the closing market price of the Company’s Common Stock on May 30, 2014, the last business day of fiscal 2014, by the number of shares.

(2)	Represents the maximum number of shares that could be paid out.

(3)	Market value of equity incentive awards of stock reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 30, 2014, the last business day of fiscal 2014, by the maximum number of shares that could be paid out.

(4)	These shares of SERP restricted stock vest on December 15, 2015, except for the 2011, 2012 and 2013 grants which will vest according to schedule on May 31, 2016, May 31, 2017 and May 31, 2018, respectively. These shares could vest earlier upon the death or disability of Frank C. Sullivan or upon a change in control of the Company prior to those dates.

(5)	These PERS vest according to the following schedule: 60,000 shares on July 18, 2014, 60,000 shares on July 16, 2015, and 60,000 shares on July 18, 2016.

(6)	In July 2013, the Compensation Committee determined the maximum number of and performance goals for the award of PERS with respect to fiscal 2014. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 30, 2014 by the estimated number of shares in column (i). The performance goals for such PERS were achieved in fiscal 2014, and therefore the maximum amount of PERS could have been granted. However, the Compensation Committee elected to reduce the number of PERS awarded to the Covered Employees and Mr. Gordon in light of the significant increase in the price of our shares of Common Stock throughout fiscal 2014 and the effect of that increase on the value of the PERS awards.

(7)	The PCRS awards were made pursuant to the 2004 Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year and five-year periods from June 1, 2010 ended May 31, 2013, and from June 1, 2010 ending May 31, 2015, respectively. For the three-year performance period from June 1, 2010 ended May 31, 2013, up to one-half of an individual’s aggregate PCRS grant could have been earned. In July 2013, the Compensation Committee determined that the performance goals were attained for such period. Accordingly, one-half of the 2010 PCRS grants were earned at the end of the three-year performance period. The determination of whether and to what extent the balance of the PCRS awards are achieved for the five-year performance period from June 1, 2010 ending May 31, 2015 will be made following the close of fiscal 2015. The amounts set forth in columns (i) and (j) assume the maximum amount of PCRS are awarded. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 30, 2014, the last business day of fiscal 2014, by the maximum number of shares in column (i).

46

EXECUTIVE COMPENSATION (CONTINUED)

(8)	These SARs become exercisable on October 7, 2014.

(9)	These SARs become exercisable in two equal installments on July 18, 2014 and July 18, 2015.

(10)	These SARs become exercisable in three equal installments on July 16, 2014, July 16, 2015 and July 16, 2016.

(11)	These SARs become exercisable in four equal installments on July 18, 2014, July 18, 2015, July 18, 2016 and July 18, 2017.

(12)	These shares of SERP restricted stock vest on November 7, 2017, except for the 2013 grant which will vest according to schedule on May 31, 2018, or earlier upon the death or disability of Mr. Rice or upon a change in control of the Company prior to that date.

(13)	These PERS vest according to the following schedule: 35,000 shares on July 18, 2014, 35,000 shares on July 16, 2015 and 35,000 shares on July 18, 2016.

(14)	These shares of SERP restricted stock vest on March 17, 2015, except for the 2010, 2011, 2012 and 2013 grants which will vest according to schedule on May 31, 2015, May 31, 2016, May 31, 2017 and May 31, 2018, respectively. The shares could vest earlier upon the death or disability of Mr. Hoogenboom or upon a change in control of the Company prior to those dates.

(15)	These PERS vest according to the following schedule: 15,000 shares on July 18, 2014, 15,000 shares on July 16, 2015 and 15,000 shares on July 18, 2016.

(16)	These shares of SERP restricted stock vest on January 26, 2021 or earlier upon the death or disability of Mr. Gordon or upon a change in control of the Company prior to that date.

(17)	There PERS vest according to the following schedule: 6,000 shares on July 18, 2014, 10,000 shares on July 16, 2015 and 15,000 shares on July 18, 2016.

(18)	These shares of SERP restricted stock vest on the fifth anniversary of the May 31st immediately preceding the date on which each grant of restricted stock was made. These shares could vest earlier upon the death or disability of Mr. Moore or upon a change in control of the Company prior to those dates.

(19)	These PERS vest according to the following schedule: 6,000 shares vest on July 18, 2014, 10,000 shares vest on July 16, 2015 and 15,000 shares on July 18, 2016.

47

EXECUTIVE COMPENSATION (CONTINUED)

Option Exercises and Stock Vested During Fiscal 2014

This table provides information for the named executive officers on stock option and SAR exercises and restricted stock vesting during fiscal 2014, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Frank C. Sullivan	375,000	7,798,051	100,000	3,412,000
Ronald A. Rice	80,000	1,610,400	50,000	1,706,000
Paul G. P. Hoogenboom	0	0	25,000	853,000
Russell L. Gordon	5,000	86,702	6,000	204,720
Edward W. Moore	35,000	552,700	13,678	499,611

Pension Benefits for Fiscal 2014

Name (a)	Plan Name (b)	Number of Years Credited Service at 5/31/14 (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Frank C. Sullivan	RPM International Inc. Retirement Plan	25.3	495,593	0
Ronald A. Rice	RPM International Inc. Retirement Plan	19.3	380,937	0
Paul G. P. Hoogenboom	RPM International Inc. Retirement Plan	15.0	352,552	0
Russell L. Gordon	RPM International Inc. Retirement Plan	19.3	307,879	0
Edward W. Moore	RPM International Inc. Retirement Plan	7.6	201,200	0

The preceding table shows the present value of accumulated benefits payable to each named executive officer, including each such named executive officer’s number of years of credited service, under our Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

The Retirement Plan is a funded and tax qualified retirement plan. The monthly benefit provided by the Retirement Plan’s formula on a single life annuity basis is equal to the sum of 22.5% of a participant’s average monthly compensation, reduced pro rata for years of benefit service (as defined in the Retirement Plan) less than 30 years, plus 22.5% of a participant’s average monthly compensation in excess of his monthly Social Security covered compensation, reduced pro rata for years of benefit service less than 35 years. Average monthly compensation is the average monthly compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable determination date. The compensation used to determine benefits under the Retirement Plan is generally a participant’s W-2 compensation, adjusted for certain amounts, but may not exceed the limit under the Internal Revenue Code which is applicable to tax qualified plans ($255,000 for 2013). Compensation for each of the named executive officers during 2013 only includes $255,000 of the amount shown for 2013 in column (c) of the Summary Compensation Table. A participant’s Social Security covered compensation is based on the average of the Social Security taxable wage bases in effect during the 35-year period ending with his attainment of the Social Security retirement age assuming his compensation is and has always been at least equal to the taxable wage base.

Benefits are payable as an annuity or in a single lump sum payment and are actuarially adjusted to reflect payment in a form other than a life annuity. Life annuity benefits are

48

EXECUTIVE COMPENSATION (CONTINUED)

unreduced if paid on account of normal retirement or completion of 40 years of vesting service (as defined in the Retirement Plan). Normal retirement age is when a participant attains age 65 and, in general, has completed 5 years of service. Benefits are reduced for early commencement by multiplying the accrued benefit by an early retirement factor. Participants vest in the Retirement Plan after 5 years of vesting service.

Nonqualified Deferred Compensation for Fiscal 2014

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Frank C. Sullivan	0	0	0	0	0
Ronald A. Rice	0	0	0	0	0
Paul G. P. Hoogenboom	0	0	7,021	0	28,178
Russell L. Gordon	0	0	0	0	0
Edward W. Moore	0	0	0	0	0

(1)	None of the earnings in this column is included in the Summary Compensation Table because they were not preferential or above market.

The preceding table provides information on the non-qualified deferred compensation of the named executive officers in 2014. Participants in the RPM International Inc. Deferred Compensation Plan (“Deferred Compensation Plan”), including the named executive officers, may defer up to 90% of their base salary and non-equity incentive plan compensation.

A participant’s deferrals and any matching contributions are credited to a bookkeeping account under the Deferred Compensation Plan. A participant may direct that his or her account be deemed to be invested in Company stock or in mutual funds that are selected by the administrative committee of the Deferred Compensation Plan. The participant’s account is credited with phantom earnings or losses based on the investment performance of the deemed investment. A participant may change the investment funds used to calculate the investment performance of his or her account on a daily basis. Deferrals of equity awards that would have been paid in Company stock before the deferral are not subject to investment direction by participants and are deemed to be invested in Company stock.

Deferrals of base salary, annual bonus amounts and deferred equity grants, earnings on such amounts and stock dividends credited to a participant’s account are 100% vested.

Distribution from a participant’s account is payable in a lump sum at a specified time, or upon retirement, death, termination of employment or disability prior to retirement. In the case of retirement, a participant may also elect annual installments for up to 10 years. Upon approval of the

Compensation Committee, amounts can also be distributed as a result of an unforeseeable financial emergency. Earlier withdrawal of deferred compensation earned and vested as of December 31, 2004 is available but is subject to a 10% penalty.

Other Potential Post-Employment Compensation

The following table reflects the amount of compensation payable to each of the named executive officers (a) in the event of termination of the executive’s employment due to retirement, death, disability, voluntary termination, termination for cause, involuntary termination without cause and not within two years of a change in control and involuntary termination without cause or resignation with good reason within two years of a change in control, and (b) upon a change in control. The amounts shown assume that the termination was effective as of May 30, 2014 (the last business day of fiscal 2014). Consequently, the table reflects amounts earned as of May 30, 2014 (the last business day of fiscal 2014) and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of the event. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such event and the amount of future non-equity incentive compensation. Please see “Forward-Looking Statements.”

49

EXECUTIVE COMPENSATION (CONTINUED)

Estimated Payments on Termination or Change in Control

Event	Frank C. Sullivan	Ronald A. Rice	Paul G. P. Hoogenboom	Russell L. Gordon	Edward W. Moore
Retirement
Accelerated SARs	$0	$0	$0	$0	$856,900
Accelerated PERS	0	0	0	0	1,335,170
Accelerated SERP restricted stock	0	0	0	0	271,212
Accelerated stock options	0	0	0	0	0
Total	$0	$0	$0	$0	$2,463,282
Death
Earned incentive compensation	$1,335,000	$995,000	$510,000	$325,000	$291,667
Accelerated SARs	7,642,000	3,821,000	1,146,300	536,100	856,900
Accelerated PERS	7,752,600	4,522,350	1,938,150	1,335,170	1,335,170
Accelerated SERP restricted stock	8,798,426	4,367,772	2,344,257	676,544	271,212
Accelerated stock options	0	0	0	0	0
Total	$25,528,026	$13,706,122	$5,938,707	$2,872,814	$2,754,949
Disability
Earned incentive compensation	$1,335,000	$995,000	$510,000	$325,000	$291,667
Accelerated SARs	7,642,000	3,821,000	1,146,300	536,100	856,900
Accelerated PERS	7,752,600	4,522,350	1,938,150	1,335,170	1,335,170
Accelerated SERP restricted stock	8,798,426	4,367,772	2,344,257	676,544	271,212
Total	$25,528,026	$13,706,122	$5,938,707	$2,872,814	$2,754,949
Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A	N/A
Total	$0	$0	$0	$0	$0
Involuntary Termination Without Cause and not within Two Years of a Change in Control
Lump sum	$6,765,000	$3,360,000	$1,870,000	$982,500	$1,183,334
Health and welfare benefits	58,536	39,024	36,624	29,268	39,024
Estate and financial planning	5,000	5,000	5,000	5,000	5,000
Executive life insurance coverage	282,134	138,350	61,520	20,945	102,791
Cash value of benefits under restricted stock plan	1,474,028	787,750	353,346	189,680	116,805
Accelerated SERP restricted stock	8,798,426	4,367,772	2,344,257	676,544	271,212
Total	$17,383,124	$8,697,896	$4,670,747	$1,903,937	$1,718,166
Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control
Lump sum	$6,765,000	$5,040,000	$2,805,000	$982,500	$1,775,001
Health and welfare benefits	58,536	58,536	54,936	29,268	58,536
Estate and financial planning	10,000	10,000	10,000	5,000	10,000
Executive life insurance coverage	541,212	417,380	185,615	40,177	309,217
Cash value of benefits under restricted stock plan	1,474,028	1,181,625	530,019	189,680	175,209
Accelerated SERP restricted stock	8,798,426	4,367,772	2,344,257	676,544	271,212
Accelerated PCRS, PERS and SARs	25,731,400	13,511,750	5,668,650	2,517,320	2,838,120
Accelerated stock options	0	0	0	0	0
Outplacement assistance	26,000	26,000	26,000	26,000	26,000
Excise taxes	11,196,922	7,192,583	3,269,965	1,375,171	1,609,953
Total	$54,601,524	$31,805,646	$14,894,442	$5,841,660	$7,073,248
Change in Control Only
Accelerated SERP restricted stock	$8,798,426	$4,367,772	$2,344,257	$676,544	$271,212
Accelerated PCRS, PERS and SARs	25,731,400	13,511,750	5,668,650	2,517,320	2,838,120
Accelerated stock options	0	0	0	0	0
Excise taxes	6,060,229	0	0	0	0
Total	$40,590,055	$17,879,522	$8,012,907	$3,193,864	$3,109,332

50

EXECUTIVE COMPENSATION (CONTINUED)

Payments upon Retirement

Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s voluntary retirement after attaining age 55 and completing five years of consecutive service with the Company the executive will be entitled to immediately exercise all unvested SARs. None of the named executive officers were eligible for retirement as of May 31, 2014, with the exception of Mr. Moore.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, in the event of the executive’s voluntary retirement after attaining age 55 and completing at least five years of consecutive service with the Company, the restrictions on unvested PERS will lapse. None of the named executive officers were eligible for retirement as of May 31, 2014, with the exception of Mr. Moore.

Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, upon (a) the later of the executive’s attainment of age 55 or the fifth anniversary of the May 31 immediately before the date of the SERP restricted stock grant or (b) the executive’s retirement on or after the age of 65, the restrictions on SERP restricted stock will lapse. None of the named executive officers were eligible for retirement as of May 31, 2014, with the exception of Mr. Moore.

Treatment of Stock Options. Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s voluntary retirement after attaining the age of 55 and completing at least five years of consecutive service with the Company, unvested stock options will become immediately exercisable. None of the named executive officers were eligible for retirement as of May 31, 2014, with the exception of Mr. Moore. None of the named executive officers currently hold options.

Payments upon Death

Non-Equity Incentive Compensation. Under the terms of the employment agreements with Messrs. Frank C. Sullivan, Rice, Hoogenboom, Gordon and Moore, in the event of the executive’s death, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) a pro rata portion of (i) for Messrs. Frank C. Sullivan, Rice and Hoogenboom, the annual incentive compensation for the most recently completed fiscal year and (ii) for Messrs. Gordon and Moore, the average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the annual or average incentive compensation, as the case may be, by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs. Under the terms of the stock appreciation rights agreement under which SARs were granted, in the event of the executive’s death all unvested SARs will become immediately exercisable. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 30, 2014, the last business day of fiscal year 2014, and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, PERS awards vest automatically in the event of the executive’s death, and vesting for such PERS is reflected in the foregoing table.

Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s death, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 30, 2014, the last business day of fiscal year 2014.

Treatment of Stock Options. Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s death unvested stock options will become immediately exercisable. As all options held by the named executive officers were already vested as of October 29, 2008, the table reflects no value to the named executive officers under this provision at the end of fiscal 2014.

Payments upon Disability

Non-Equity Incentive Compensation. Under the terms of the employment agreements with Messrs. Frank C. Sullivan, Rice, Hoogenboom, Gordon and Moore, in the event of the executive’s disability, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) a pro rata portion of (i) for Messrs. Frank C. Sullivan, Rice and Hoogenboom, the annual incentive compensation for the most recently completed fiscal year and (ii) for

51

EXECUTIVE COMPENSATION (CONTINUED)

Messrs. Gordon and Moore, the average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the annual or average incentive compensation, as the case may be, by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s disability, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 30, 2014, the last business day of fiscal year 2014, and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, PERS awards vest automatically in the event of the executive’s total disability, and vesting for such PERS is reflected in the foregoing table.

Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s disability, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 30, 2014, the last business day of fiscal year 2014.

Payments upon Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with RPM prior to being eligible for retirement or upon termination for cause.

Payments upon Involuntary Termination Without Cause and not within Two Years of a Change in Control

Under the terms of the employment agreements with Messrs. Frank C. Sullivan, Rice, Hoogenboom, Gordon and Moore, in the event that the executive is terminated without cause and the termination does not occur during a two-year period following a change in control, the executive would be entitled to the following:

•

for Messrs. Frank C. Sullivan, Rice and Hoogenboom, a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus, for Frank C. Sullivan, three times the sum of, and for

Messrs. Rice and Hoogenboom, two times the sum of: (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) for Messrs. Frank C. Sullivan, Rice and Hoogenboom, the highest annual incentive compensation received by the executive in the five years prior to the termination date. Messrs. Gordon and Moore would be entitled to receive a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid), plus the sum of (x) for Mr. Moore, two times, and for Mr. Gordon, one and one-half times the executive’s annual base salary in effect on the date of termination, and (y) a pro rata portion of the executive’s average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the average incentive compensation by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365;

•	continuation of health and welfare benefits for three years for Frank C. Sullivan, for two years for Messrs. Rice, Hoogenboom and Moore, and for 18 months for Mr. Gordon;

•	estate and financial planning services for a period of six months;

•

a lump sum payment equal to three times, for Frank C. Sullivan, two times, for Messrs. Rice, Hoogenboom and Moore, and one and one-half times for Mr. Gordon, the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination (or, if greater, the next scheduled annual premium shown on the then current schedule of coverage);

•

a lump sum amount equal to the cash value of three years for Frank C. Sullivan, two years for Messrs. Rice, Hoogenboom and Moore, and 18 months for Mr. Gordon, of benefits that the executive would have received had he continued to participate and receive awards under the Restricted Stock Plan (as determined in accordance with the Company’s past practice); and

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 and 2007 Restricted Stock Plans.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide

52

EXECUTIVE COMPENSATION (CONTINUED)

the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods.

Payments upon Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control

Under the terms of each named executive officer’s employment agreement, in the event that the executive is terminated without cause or resigns for good reason within two years following a change in control, the executive would be entitled to the following:

•

for Messrs. Frank C. Sullivan, Rice and Hoogenboom, a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the change in control, and (ii) the highest annual incentive compensation received by the executive in the five years prior to the change in control. Messrs. Gordon and Moore would be entitled to receive a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid), plus the sum of (x) for Mr. Moore, three times and for Mr. Gordon, one and one-half times the executive’s annual base salary in effect on the date of termination, and (y) a pro rata portion of the executive’s average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the average incentive compensation by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365;

•	continuation of health and welfare benefits for a period of three years for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, and for a period of 18 months for Mr. Gordon;

•	estate and financial planning services for a period of one year for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, and for a period of 6 months for Mr. Gordon;

•

a lump sum payment equal to, for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, three times and for Mr. Gordon, one and one-half times the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination, grossed up to compensate for the tax impact of the payment (or, if greater, the next scheduled annual premium payment shown on the then-current schedule of coverage);

•

a lump sum amount equal to the cash value of, for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, three years, and for Mr. Gordon, 18 months of benefits that the executive would have received had he continued to participate and received awards under the Restricted Stock Plan (as determined in accordance with the Company’s past practice);

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 and 2007 Restricted Stock Plans;

•	the lapse of transfer restrictions on any awards under the 2004 Omnibus Plan;

•	outplacement assistance for two years following the change in control;

•

a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto;

•	interest on certain of the above payments if not made in a timely manner in accordance with the employment agreement or change in control agreement; and

•

up to an amount of $250,000 in legal fees incurred by the executive in each of the two calendar years following termination of employment in the event that, following a change in control, he may be caused to institute or defend legal proceedings to enforce his rights under the employment agreement or change in control agreement.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods. In the table above, we have assumed that the Company timely made all payments and the executive did not incur legal fees.

Restrictive Covenants that Apply During and After Termination of Employment

Pursuant to the terms of the employment agreements, each of our named executive officers is subject to certain restrictive covenants that apply during and after their termination of employment. Each named executive officer is subject to a covenant not to disclose our confidential information during

53

EXECUTIVE COMPENSATION (CONTINUED)

their term of employment with us and at all times thereafter. During their employment with us and for a period of two years thereafter our named executive officers are also subject to covenants not to (i) compete with us (or any of our subsidiaries) or (ii) solicit our employees or customers.

Payments upon a Change in Control Only

Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of a change in control, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 30, 2014, the last business day of fiscal year 2014, and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements under which PERS were granted, in the event of a change in control, the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 30, 2014, the last business day of fiscal year 2014.

Treatment of PCRS Awards. Under the terms of the Performance Contingent Restricted Stock (PCRS) and escrow agreements under which PCRS were granted, in the event of a change in control, the restrictions on unvested PCRS will lapse. The amounts set forth in the table for PCRS reflect the number of PCRS for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 30, 2014, the last business day of fiscal year 2014.

Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of a change in control, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 30, 2014, the last business day of fiscal year 2014.

Treatment of Stock Options. Under the terms of the stock option agreements under which stock options were awarded, in the event of a change in control, unvested stock options will become immediately exercisable. As options held by the named executive officers were already vested as of October 29, 2008, the table reflects no value to the named executive officers under this provision at the end of fiscal 2014.

Excise Taxes. The employment agreements provide that to the extent that any payment or distribution by the Company for the benefit of the executive would be subject to any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, the executive will be entitled to a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto.

54

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2014

The following table sets forth information regarding the compensation of our non-employee Directors for fiscal 2014. Frank C. Sullivan, our Chairman and Chief Executive Officer, does not receive any additional compensation for his service as a Director.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)		Total ($) (h)
John P. Abizaid	80,000	91,575	0	0	0	0		171,575
Bruce A. Carbonari	100,000	91,575	0	0	0	0		191,575
David A. Daberko	80,000	91,575	0	0	0	2,500	(3)	174,075
Salvatore D. Fazzolari	80,000	91,575	0	0	0	0		171,575
Thomas S. Gross	80,000	91,575	0	0	0	0		171,575
Craig S. Morford	80,000	91,575	0	0	0	0		171,575
Frederick R. Nance	80,000	91,575	0	0	0	2,500	(3)	174,075
William A. Papenbrock(4)	40,000	0	0	0	0	2,500	(3)	42,500
Charles A. Ratner(5)	95,000	91,575	0	0	0	0		186,575
Thomas C. Sullivan	80,000	91,575	0	0	0	0		171,575
William B. Summers, Jr.	95,000	91,575	0	0	0	0		186,575
Dr. Jerry Sue Thornton(5)	80,000	91,575	0	0	0	0		171,575
Joseph P. Viviano(5)	80,000	91,575	0	0	0	2,500	(3)	174,075

(1)	Cash fees include fees for attending Board and Committee meetings in fiscal 2014 as well as the quarterly retainer amount for serving on the Board of Directors and as the chair for a committee during fiscal 2014. These cash fee amounts have not been reduced to reflect a Director’s election to defer receipt of cash fees pursuant to the Deferred Compensation Plan. These deferrals are indicated in note (7) below.

(2)	The amounts set forth in this column reflect the fair market value of shares of restricted stock granted during fiscal 2014 under the 2003 Restricted Stock Plan for Directors.

The unvested number of shares of restricted stock held by Directors under the 2003 Restricted Stock Plan for Directors at May 31, 2014 was as follows: Mr. Abizaid (9,650), Mr. Carbonari (9,650), Mr. Daberko (9,650), Mr. Fazzolari (2,500), Mr. Gross (5,650), Mr. Morford (2,500), Mr. Nance (9,650), Mr. Ratner (9,650), Thomas C. Sullivan (9,650), Mr. Summers (9,650), Dr. Thornton (9,650) and Mr. Viviano (9,650). Dividends are paid on shares of restricted stock at the same rate as paid on our Common Stock that is not restricted. On October 31, 2013, shares of restricted stock awarded in 2010 vested and were delivered to the Directors.

(3)	These amounts represent the dollar value that RPM matches of the Director’s charitable contributions made in accordance with our employee charitable contributions matching program. RPM matches a Director’s charitable contributions by up to $2,500 per year under this program, which is also available to RPM International Inc. employees. These amounts are not taxable to the Directors.

(4)	Mr. Papenbrock retired from the Board of Directors effective October 10, 2013.

(5)	During fiscal 2014, Dr. Thornton, Mr. Morford and Mr. Viviano elected to defer specified payments of their Director fees paid under our Deferred Compensation Plan. Cash amounts deferred related to fiscal 2014 were as follows: Dr. Thornton ($40,000), Mr. Morford ($40,000) and Mr. Viviano ($20,000). These amounts were credited to equivalent unit accounts under the Deferred Compensation Plan. The number of RPM stock equivalent units (which includes accrued dividends thereon) held by Directors under the Deferred Compensation Plan at May 31, 2014 were as follows: Mr. Ratner (7,722), Dr. Thornton (18,132) and Mr. Viviano (15,430). The cash value of the these stock equivalent units that are related to fiscal 2014 is included within the “Fees Earned or Paid in Cash” column and is excluded from the calculations in the Stock Awards column.

55

DIRECTOR COMPENSATION (CONTINUED)

For fiscal 2014, Directors who were not employees of or consultants to the Company received a quarterly fee of $20,000. In addition, each of the Audit Committee Chair, the Compensation Committee Chair, and the Chair of the Governance and Nominating Committee received a quarterly fee of $3,750. The Lead Director also received an additional quarterly fee of $1,250. With respect to equity compensation, Directors who were eligible to participate in the Restricted Stock Plan for Directors were granted a number of shares of restricted stock under the Restricted Stock Plan for Directors in an amount approximately equal to $85,000.

In 2014, the Compensation Committee retained the professional compensation consulting firm of Towers Watson to conduct a compensation benchmark study focused on Director compensation. Towers Watson found that both total cash compensation and equity compensation for our Directors was at the 25th percentile of both (i) the average director compensation for the Company’s peer group and (ii) the average director compensation for a group of 120 similarly-situated companies. To bring total cash compensation and equity compensation more in line with the market median, for fiscal 2015, Directors who are not employees of or consultants to the Company will receive a quarterly fee of $22,500. In addition, each of the Compensation Committee Chair and the Chair of the Governance and Nominating Committee will receive a quarterly fee of $3,750, and the Audit Committee Chair will receive a quarterly fee of $5,000. The Lead Director will also receive a quarterly fee of $3,750, unless he or she is also the Chair of one of the other Committees of the Board of Directors, in which case the Lead Director will receive a quarterly fee of $1,250 in addition to the quarterly fee he or she receives as Committee Chair. With respect to equity compensation, Directors eligible to participate in the Restricted Stock Plan for Directors will be granted a number of shares of restricted stock under the Restricted Stock Plan for Directors in an amount approximately equal to $110,000.

In July 2012, the Company adopted minimum stock ownership guidelines for its executive officers and Directors under which each Director who had served on the Board of Directors for at least five years was expected to own Common Stock with a value of at least four times the annual cash retainer for Directors. In July 2014, the Company increased the minimum stock ownership guidelines for its Directors from four times to five times the annual cash retainer for Directors. Directors are expected to achieve targets within five years of the later of the date of initial adoption of the minimum stock ownership guidelines or the date of such Director’s initial appointment as a Director. Each of the Company’s Directors met the guidelines in effect as of May 31, 2014 (and would have met the new guidelines had they been in effect as of that date), except for the Company’s three newest Directors, Messrs. Gross, Fazzolari and Morford. Mr. Gross joined the Board of Directors in April 2012, and is expected to achieve compliance with the minimum stock ownership guidelines before July 2017. Mr. Fazzolari joined the Board of Directors in January 2013, and is expected to achieve compliance with the minimum stock ownership guidelines before January 2018. Mr. Morford joined the Board of Directors in April 2013, and is expected to achieve compliance with the minimum stock ownership guidelines before April 2018.

Under the Company’s newly increased stock ownership guidelines for Directors, each Director who has served on the Board of Directors for at least five years is expected to own Common Stock with a value of at least five times the annual cash retainer for Directors.

56

RELATED PERSON TRANSACTIONS

The Related Person Transaction Policy of the Board of Directors ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, Directors, and five percent stockholders of the Company, and any immediate family member of such a person. Under the Related Person Transaction Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Directors and Officers Questionnaire to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Exchange Act. If Company management identifies a Related Person Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

Thomas C. Sullivan, Jr., the brother of Frank C. Sullivan and son of Thomas C. Sullivan, is Vice President – Corporate Development for the Company and earned $415,000 in salary and annual bonus in fiscal 2014. His compensation is commensurate with his peers. He has also received equity awards in the past. Thomas C. Sullivan, Jr., has been employed by the Company or its subsidiaries for more than 28 years, including at Republic Powdered Metals, Inc. from 1987 to 1993, Consolidated Coatings Corporation from 1993 to 1995, ESPAN Corporation PTE LTD. and RPM Asia PTE LTD. from 1995 to 1998, Tremco Incorporated from 1998 to 2002, and the Company’s corporate offices since 2002.

57

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive and director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at May 31, 2014 of awards, the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our Common Stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

58

PROPOSAL THREE – APPROVAL OF RPM INTERNATIONAL INC. 2014 OMNIBUS EQUITY AND INCENTIVE PLAN

APPROVAL AND ADOPTION OF THE

RPM INTERNATIONAL INC.

2014 OMNIBUS EQUITY AND INCENTIVE PLAN

The description of the RPM International Inc. 2014 Omnibus Equity and Incentive Plan, as proposed (the “2014 Omnibus Plan”), in this Proxy Statement is qualified in its entirety by reference to the 2014 Omnibus Plan, which is attached as Appendix A to this Proxy Statement.

BACKGROUND AND SUMMARY

Q: WHAT IS THE 2014 OMNIBUS PLAN AND HOW DOES IT RELATE TO THE COMPANY’S OTHER EXISTING COMPENSATION PLANS?

A: The 2014 Omnibus Plan would be the primary stock-based award program for covered employees. The 2014 Omnibus Plan would provide the Company with the flexibility to grant a wide variety of stock and stock-based awards, as well as dollar-denominated performance-based awards. The 2014 Omnibus Plan would replace the Company’s current equity compensation plan, the RPM International Inc. 2004 Omnibus Equity and Incentive Plan (the “2004 Omnibus Plan”), which expires under its own terms on October 7, 2014.

The Company’s other existing equity compensation plans also will remain in effect, and shares available for future issuance under such plans may be awarded from time to time. (See “WHAT IMPACT WILL THE 2014 OMNIBUS PLAN HAVE ON THE COMPANY’S DILUTION OR OVERHANG FROM EQUITY COMPENSATION PLANS?” below for more information regarding shares available for grant).

Q: WHAT AM I VOTING ON?

A: A proposal to approve and adopt the 2014 Omnibus Plan. The 2014 Omnibus Plan would allow the Company to issue up to 6,000,000 shares of Common Stock in the form of equity and equity-based compensation to certain eligible employees. In addition, any shares of Common Stock that are subject to awards that were granted under the 2004 Omnibus Plan and are forfeited or cancelled will be available for new awards under the 2014 Omnibus Plan.

By approving the 2014 Omnibus Plan, stockholders will also be approving, as required by Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (“the “Code”), the performance measures for performance-based awards that may be granted under the 2014 Omnibus Plan (such performance measures are discussed below under “WHAT CRITERIA MAY THE COMPENSATION COMMITTEE USE TO SPECIFY PERFORMANCE GOALS FOR AWARDS MADE UNDER THE 2014 OMNIBUS PLAN?”).

The 2014 Omnibus Plan is designed to enable the Company to make awards that may qualify for tax-deductibility under Section 162(m). For compensation in excess of $1 million paid in any year to certain executive officers to be deductible by the Company, Section 162(m) requires that such compensation qualify as “performance-based.” Generally, these executive officers are the Chief Executive Officer and the three named executive officers (other than the Chief Financial Officer) who are named in the Summary Compensation Table of the Company’s Proxy Statement each year (the “covered employees”). For compensation to be eligible to qualify as “performance-based” under Section 162(m), stockholders must approve the performance measures for stock-based awards at least every five years.

Because the performance-based compensation exception under Section 162(m) requires a review of individual facts, and there is limited binding guidance under 162(m), the Company cannot guarantee that the awards under the 2014 Omnibus Plan to covered employees will qualify for exemption under Section 162(m). However, the Company’s intention is to have the ability to deduct performance-based awards under the 2014 Omnibus Plan in compliance with Section 162(m).

Q: HAS THE 2014 OMNIBUS PLAN BEEN APPROVED AND ADOPTED BY THE COMPANY’S BOARD OF DIRECTORS?

A: Yes, but subject to stockholder approval. The 2014 Omnibus Plan was approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) and further approved and adopted by the Board of Directors on July 22, 2014, subject to stockholder approval. Under Commission and NYSE rules, the Company is required to submit the 2014 Omnibus Plan to a vote of the stockholders.

59

PROPOSAL THREE (CONTINUED)

Q: WHY DID THE BOARD OF DIRECTORS APPROVE THE 2014 OMNIBUS PLAN?

A: The Board of Directors believes that stock-based and performance-based awards are an important component of the Company’s compensation programs. The 2014 Omnibus Plan will give the Compensation Committee, which administers the 2014 Omnibus Plan, the flexibility to grant a wide variety of either service-based or performance-based awards. Furthermore, the 2004 Omnibus Plan expires under its own terms on October 7, 2014. Therefore, the Board of Directors and the Compensation Committee approved the 2014 Omnibus Plan in order to provide access to a new pool of equity awards. The goal of the 2014 Omnibus Plan continues to be to make the most appropriate award depending upon various factors and to promote the interests of the Company and its stockholders by attracting, retaining, motivating and rewarding employees who render services that benefit the Company, its subsidiaries and allied business enterprises and aligning the interests of these employees with the Company’s stockholders. An allied business enterprise is a business in which the Company or its subsidiaries have an ownership interest.

Q: WHAT CRITERIA MAY THE COMPENSATION COMMITTEE USE TO SPECIFY PERFORMANCE GOALS FOR AWARDS MADE UNDER THE 2014 OMNIBUS PLAN?

A: The Compensation Committee may use performance objectives based on one or more measures. Specific performance goals may be based on:

•

Profits (e.g., operating income; earnings; earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before taxes; net income; earnings per share; residual or economic earnings; economic profit; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital));

•

Cash Flow (e.g., free cash flow; free cash flow with or without specific capital expenditure target or range; including or excluding divestments and/or acquisitions; total cash flow; cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and stockholders’ equity);

•	Working Capital (e.g., working capital divided by sales; days’ sales outstanding; days’ sales inventory; and days’ sales in payables);

•	Profit Margins (e.g., Profits divided by revenues; gross margins and material margins divided by revenues; and material margin divided by sales pounds);

•	Liquidity Measures (e.g., debt-to-capital; debt-to-EBITDA; total debt ratio);

•

Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth; revenue growth outside the United States; gross margin and gross margin growth; material margin and material margin growth; stock price appreciation; total return to shareholders; sales and administrative costs divided by sales; and sales and administrative costs divided by profits); and

•

Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development; strategic partnering; research and development; vitality index; market penetration; geographic business expansion goals, cost targets; customer satisfaction; employee satisfaction; management of employment practices and employee benefits; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries; affiliates and joint ventures.

If more than one performance measure is selected by the Committee for a plan year, the performance measures will be weighted by the Committee to reflect their relative importance to the Company in the applicable plan year. Performance measures may differ from participant to participant and from award to award.

Performance measures may be (i) based on a corporate-wide or business-unit basis, (ii) include or exclude one or more affiliates or subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance.

60

PROPOSAL THREE (CONTINUED)

In establishing performance goals, the Compensation Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items, subject to any requirements under Section 162(m). The Committee may grant awards subject to performance measures that are either intended or not intended to qualify as “performance-based compensation” under Section 162(m).

Q: WHAT IMPACT WILL THE 2014 OMNIBUS PLAN HAVE ON THE COMPANY’S EQUITY COMPENSATION PLAN RUN RATE?

A: Run rate, a means of measuring annual stock dilution, shows how rapidly a company is deploying its shares reserved for issuance under its equity compensation plans. Run rate is calculated as the number of shares of Common Stock subject to awards granted in a given year divided by the number of shares of Common Stock outstanding. The higher the run rate, the greater the dilution of stock. In the last three fiscal years, the Company’s average annual run rate has been 0.9%, which the Company estimates is consistent with its peer group median of 0.9% determined by its compensation consultant, Towers Watson. The Company also manages its run rate to take into account proxy advisor-developed industry run rate caps. If the stockholders approve and adopt the 2014 Omnibus Plan, the Company estimates its future run rates will be similar to the current rate.

Q: WHAT IMPACT WILL THE 2014 OMNIBUS PLAN HAVE ON THE COMPANY’S DILUTION OR OVERHANG FROM EQUITY COMPENSATION PLANS?

A: Overhang is an analysis of potential dilution to stockholders from the equity being transferred to employees via equity incentive plans. Overhang is calculated by dividing (a) the number of shares of Common Stock issued and options granted but unexercised under the Company’s equity compensation plans plus the number of shares of Common Stock available for future grant under the Company’s equity compensation plans by (b) the number of shares described in clause (a) above plus the total number of shares of Common Stock outstanding. As of August 15, 2014, the Company’s overhang was approximately 5.6%. Based on the Company’s equity plans in effect and outstanding awards as of August 15, 2014, if the stockholders approve the 2014 Omnibus Plan, the total number of shares of Common Stock available for future issuance under all continuing equity compensation plans would be:

	Outstanding Unexercised Options/SARs	Weighted Average Exercise Price	Weighted Average Remaining Term	Outstanding Full Value Awards	Shares Available for Grant
RPM International Inc. Amended and Restated 2004 Omnibus Equity and Incentive Plan	3,759,500	$27.24	4.73	2,246,912	883,927	*
RPM International Inc. 1997 Restricted Stock Plan	—	—	—	97,483	—
RPM International Inc. 2007 Restricted Stock Plan	—	—	—	696,955	97,413
RPM International Inc. Restricted Stock Plan for Directors	—	—	—	97,500	162,750
TOTAL	3,759,500	$27.24	4.73	3,138,850	1,144,090

*373,927 of the shares available for grant under the 2004 Omnibus Plan may be subject to “full-value” awards. “Full-value” awards are restricted stock, restricted stock unit, performance stock and performance stock unit awards.

Consequently, if the stockholders approve and adopt the 2014 Omnibus Plan, the Company estimates its overhang will be approximately 9.5% as calculated below:

Shares Outstanding on August 15, 2014	133,509,649
Outstanding Unexercised Options/Unvested Shares and Shares Available for Grant	14,042,440
Overhang from Equity Compensation Plans	9.5	%**

** Although 883,927 shares of Common Stock remain available for grant under the 2004 Omnibus Plan, the Company estimates that approximately 655,427 of those shares will expire without being granted under the terms of the 2004 Omnibus Plan. Excluding those 655,427 shares from the calculation above, the Company’s overhang from equity compensation plans if the stockholders approve and adopt the 2014 Omnibus Plan would be 9.1%.

61

PROPOSAL THREE (CONTINUED)

Additional information on the total number of shares of Common Stock available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented elsewhere in this Proxy Statement.

On August 15, 2014, the closing price of the Common Stock on the NYSE was $45.82 per share.

Q: DOES THE 2014 OMNIBUS PLAN PROVIDE FOR THE REPRICING OF OPTIONS?

A: The Company has never repriced options or granted options at less than fair market value. The 2014 Omnibus Plan does not provide for repricing without stockholder approval whether directly, by lowering the exercise price of an outstanding option, or indirectly, by canceling an outstanding option and granting a replacement option at a lower exercise price or any other replacement award or cash-out.

Q: WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT THE 2014 OMNIBUS PLAN?

A: The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote on the proposal to approve and adopt the 2014 Omnibus Plan and either present in person or by proxy, is required for the approval and adoption of the plan. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

Q: WHERE CAN I FIND THE TEXT OF THE 2014 OMNIBUS PLAN?

A: A copy of the 2014 Omnibus Plan is attached to this prospectus as Appendix A.

HIGHLIGHTS OF CERTAIN PROVISIONS OF THE 2014 OMNIBUS PLAN

ADMINISTRATION, ELIGIBILITY AND PARTICIPATION

Q: WHO ADMINISTERS THE 2014 OMNIBUS PLAN?

A: The 2014 Omnibus Plan is administered by the Compensation Committee. The Board of Directors has discretion and authority to assume the administration of the 2014 Omnibus Plan. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee’s authority under the 2014 Omnibus Plan includes, but is not limited to, the authority to: (i) select the employees who shall participate in the 2014 Omnibus Plan; (ii) determine the amounts and types of awards; (iii) determine the terms and conditions of awards in a manner consistent with the 2014 Omnibus Plan; (iv) construe and interpret the 2014 Omnibus Plan, all award agreements, and any other agreements or instruments entered into under the plan; (v) establish, amend, or waive rules and regulations for the 2014 Omnibus Plan’s administration; and (vi) amend the terms and conditions of any outstanding award and applicable award agreement to the extent that such terms and conditions are within the discretion of the Committee, subject to the provisions of the 2014 Omnibus Plan and any applicable law. Further, the Committee may make all other determinations that may be necessary or advisable for the administration of the 2014 Omnibus Plan.

The Company’s Vice President – Corporate Benefits and Risk Management supervises routine plan administration.

Q: WHO IS ELIGIBLE TO PARTICIPATE IN THE 2014 OMNIBUS PLAN?

A: The Compensation Committee, from time to time and in its sole and exclusive discretion, determines those employees of the Company, its subsidiaries and affiliates who are eligible for awards. Approximately 150 employees would be eligible to receive awards under the 2014 Omnibus Plan.

Q: HOW LONG MAY AWARDS BE MADE UNDER THE 2014 OMNIBUS PLAN?

A: The 2014 Omnibus Plan will become effective on October 10, 2014, if it is approved by the Company’s stockholders. Subject to the Board of Directors’ discretion to terminate the 2014 Omnibus Plan at an earlier date, awards may be made through October 10, 2024.

SHARE AND AWARD LIMITATIONS

Q: WHAT IS THE SOURCE OF THE COMMON STOCK THAT MAY BE AWARDED UNDER THE 2014 OMNIBUS PLAN?

A: The Company awards authorized and unissued or treasury shares of Common Stock under the 2014 Omnibus Plan.

62

PROPOSAL THREE (CONTINUED)

Q: HOW MANY SHARES OF COMMON STOCK MAY BE ISSUED UNDER THE 2014 OMNIBUS PLAN?

A: 6,000,000 shares of Common Stock may be issued with respect to awards under the 2014 Omnibus Plan. In addition, any shares covered by an award under the 2014 Omnibus Plan or the 2004 Omnibus Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award may be reissued under the 2014 Omnibus Plan.

Q: HOW MANY SHARES OF COMMON STOCK MAY BE SUBJECT TO “FULL-VALUE” AWARDS?

A: No more than 3,000,000 shares of Common Stock may be subject to “full-value” awards under the 2014 Omnibus Plan. “Full-value” awards are restricted stock, restricted stock units, performance shares and unrestricted shares. This limitation relates solely to Common Stock issuable under the 2014 Omnibus Plan.

Q: ARE THERE LIMITS ON GRANTS TO INDIVIDUAL PARTICIPANTS?

A: Yes. The Board of Directors believes that annual participant limitations on specific types of awards are appropriate. In addition, Section 162(m) requires an equity plan to set a limit on the number of shares or cash amounts that a covered person may receive in a calendar year. The maximum number of shares of Common Stock subject to option or stock appreciation rights awards that may be granted to any participant during any plan year is 500,000. The maximum number of shares of Common Stock subject to any full value awards (whether payable in cash or stock) that may be granted to any participant during any plan year is 500,000. Stock options and stock appreciation rights have an exercise price that is at least the fair market value of the shares of Common Stock subject to the award on the date of grant. Finally, the maximum dollar-denominated award that may be granted to any participant during any plan year is $2,500,000. Dollar-denominated awards provide for payment of an amount not determined by reference to the fair market value of shares of Common Stock. Each of these limitations apply solely to awards under the 2014 Omnibus Plan.

Q: ARE SHARES THAT ARE SUBJECT TO FORFEITED OR CANCELLED AWARDS CHARGED AGAINST THE 2014 OMNIBUS PLAN’S SHARE LIMIT?

A: No. Shares covered by an award that is forfeited or shares that remain unpurchased or undistributed upon termination or expiration of an award may be used for further awards to the same or other participants.

Q: DOES THE 2014 OMNIBUS PLAN PROHIBIT LIBERAL SHARE COUNTING METHODS?

A. Yes. If shares are tendered or otherwise used in payment of the exercise price of a stock option, the total number of shares covered by the stock option being exercised will count against the number of shares available under the 2014 Omnibus Plan. Likewise, any shares withheld or used for payment by the Company to satisfy a tax withholding obligation on any award will count against the maximum number of shares available. The number of shares covered by a stock appreciation right, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the appreciation right, will be considered issued or transferred pursuant to the 2014 Omnibus Plan and will count against the number of shares available. In addition, in the event that the Company repurchases shares with proceeds from the exercise of a stock option, those shares will not be added to the number of shares available under the plan.

TYPES OF AWARDS

Q: WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE 2014 OMNIBUS PLAN?

A: The 2014 Omnibus Plan provides for several types of cash and stock-based awards. These are stock options and stock appreciation rights, shares of restricted stock, restricted stock units, performance shares, performance units and shares of unrestricted stock. In addition, dividend equivalents may also be awarded with respect to restricted stock units and performance shares. Awards may be linked to other awards (e.g., stock appreciation rights linked to options). Each award is contingent upon a participant’s execution of an award agreement prescribed by the Compensation Committee.

Q: WHAT ARE PERFORMANCE SHARES?

A: Performance shares are a right to receive a specified number of shares of Common Stock and/or a cash amount determined by reference to the fair market value of a specified number of shares of Common Stock in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Compensation Committee may determine. At the time of grant of a performance shares award, the Compensation Committee must specify the

63

PROPOSAL THREE (CONTINUED)

performance objectives which, depending on the extent to which they are met, will determine the value of the distribution to the participant. The Compensation Committee will also specify the time period or periods during which the performance objectives must be met (the “Performance Period”). The Compensation Committee may use performance objectives described above in the section entitled “WHAT CRITERIA MAY THE COMPENSATION COMMITTEE USE TO SPECIFY PERFORMANCE GOALS FOR AWARDS MADE UNDER THE 2014 OMNIBUS PLAN?”.

Q: WHAT ARE PERFORMANCE UNITS?

A: Performance units are rights to receive a specified cash amount (not determined by reference to the fair market value of a specified number of shares of Common Stock) or a number of shares with a fair market value equal to the dollar amount earned if specified performance goals and any other terms and conditions specified in the applicable award agreement are satisfied.

Q: WHAT IS THE DIFFERENCE BETWEEN PERFORMANCE STOCK AND PERFORMANCE UNITS?

A: The value of performance shares awards is directly related to the value of shares of Common Stock, which will fluctuate over the life of the awards. The value of performance units is established at the time of grant and is not directly related to the value of shares of Common Stock.

Q: WHAT IS RESTRICTED STOCK?

A: Restricted stock is an award of shares of Common Stock that are currently issued to a participant subject to forfeiture, transfer or other restrictions that will cease to apply at a future date or dates when specified conditions provided in the award agreement have been satisfied. Grants of restricted stock may be performance-based or have their restrictions lapse by the passage of time. The Compensation Committee may provide that restrictions lapse upon death, disability or retirement. Restricted stock may be issued to a participant for no consideration or for a purchase price which may be below the underlying shares’ fair market value.

Q: WHAT ARE RESTRICTED STOCK UNITS?

A: Restricted stock units represent a promise to issue shares of Common Stock or pay the cash equivalent to a participant in the future when specified conditions provided in the award agreement have been satisfied. The Compensation Committee may provide that restricted stock unit awards vest upon death, disability or retirement.

Q: WHAT IS THE DIFFERENCE BETWEEN RESTRICTED STOCK AND RESTRICTED STOCK UNITS?

A: Unlike restricted stock, restricted stock units do not provide the participant-holder with the rights of a stockholder prior to lapse of the restrictions. Thus, recipients of restricted stock awards have stockholder rights while recipients of restricted stock unit awards do not. However, if a grant of restricted stock is performance-based, any dividends issued with respect to the shares will be deferred and paid contingently upon the achievement of the underlying performance goals.

Q: WHAT ARE DIVIDEND EQUIVALENTS?

A: Dividend equivalents are rights to be paid an amount equal to the dividends paid on a specified number of shares of Common Stock. Dividend equivalents are based on the number of shares of Common Stock subject to an award (other than stock options or stock appreciation rights) under the 2014 Omnibus Plan. For any awards that are performance-based, any dividend equivalents associated with the award will be deferred and paid contingently upon achievement of the award’s underlying performance goals. Dividend equivalents may not be awarded with respect to stock options or stock appreciation rights.

Q: WHAT TYPES OF STOCK OPTIONS MAY BE AWARDED?

A: Incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”). ISOs are intended to meet the requirements for favorable tax treatment under Section 422 of the Code. NQSOs are stock options that do not meet those requirements.

Q: DO ANY SPECIAL RESTRICTIONS APPLY TO INCENTIVE STOCK OPTIONS?

A: Yes. An ISO may only be granted to employees (including officers and directors who are also employees) of the Company or a “subsidiary corporation” as defined in the Code. No ISO may be exercisable on or after the 10th anniversary of the date of grant, nor may any ISO be granted on or after the tenth anniversary of the effective date of the 2014 Omnibus Plan (such anniversary will be October 10, 2024, if the plan is approved by the Company’s stockholders). The exercise price of an ISO cannot be less than the fair market value of the underlying stock on the date of grant, which generally means the last closing price of the stock as reported on the NYSE on the date of grant. If an ISO is granted to a participant who owns, at the time of grant, in excess of

64

PROPOSAL THREE (CONTINUED)

10% of the total outstanding shares of Common Stock of the Company, the exercise price of the ISO must be at least 110% of the fair market value of the underlying stock on the date of grant and the term of the ISO cannot be longer than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year (under any plan of the Company and related companies) cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such option will no longer qualify as an ISO and will therefore be treated as an NQSO. ISOs are also non-transferable in accordance with the provisions of the Code.

Q: HOW IS THE EXERCISE PRICE OF STOCK OPTIONS DETERMINED?

A: For ISOs and NQSOs, the exercise price will not be less than the fair market value of a share of Common Stock on the date the option is granted multiplied by the number of shares subject to the option. The exercise price of ISOs granted to individuals with at least a 10% voting interest in the Company or related companies will be 110% of such exercise price.

Q: WHEN ARE STOCK OPTIONS EXERCISABLE?

A: Stock options are exercisable at such time or times provided in the applicable award agreement but, in any event, before their expiration or termination. A performance-based stock option may provide that it will become exercisable, if at all, only upon achievement of one or more performance goals. The Compensation Committee may provide that a stock option becomes exercisable upon death, disability or retirement.

Q: WHEN DOES AN OPTION TERMINATE?

A: The 2014 Omnibus Plan provides that options shall not have a term of more than ten years (five years for ISOs granted to individuals with at least a 10% voting interest in the Company or related companies). The Compensation Committee may impose a shorter term under the applicable award agreement.

Q: WHAT IS A STOCK APPRECIATION RIGHT?

A: A Stock Appreciation Right (“SAR”) may be free-standing or supplemental to a stock option. Upon exercise, the holder of a SAR is entitled to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the exercise price multiplied by the number of SARs exercised. The exercise price of a SAR is the fair market value of a share of common stock on the date of grant unless the Compensation Committee specified a higher exercise price when the SARs were granted. If a supplemental SAR is granted, the holder of the SAR is entitled to an amount under the SAR in addition to the proceeds of the stock option provided that the holder purchases shares under the stock option.

Q: WHEN ARE STOCK APPRECIATION RIGHTS EXERCISABLE?

A: Stock appreciation rights are exercisable at such time or times provided in the applicable award agreement but, in any event, before their expiration or termination. A performance-based stock appreciation right may provide that it will become exercisable, if at all, only upon achievement of one or more performance goals. The Compensation Committee may provide that a stock appreciation right becomes exercisable upon death, disability or retirement.

Q: WHAT FORM OF PAYMENT IS REQUIRED WHEN A SAR IS EXERCISED?

A: Upon exercise, interests in SARs may be distributed in cash, shares of Common Stock or a combination of the two, as the Compensation Committee may determine.

PARTICIPANT RIGHTS

Q: DO PARTICIPANTS HAVE STOCKHOLDER RIGHTS?

A: Recipients of restricted stock will ordinarily have stockholder rights, including dividend and voting rights, except, with respect to performance-based restricted stock, any dividends for such shares will be deferred and paid contingently upon the achievement of the underlying performance measures. Recipients of restricted stock unit awards, performance shares, performance unit awards, SARs and options ordinarily will not have stockholder rights unless and until shares of Common Stock are distributed to the recipient pursuant to those awards.

65

PROPOSAL THREE (CONTINUED)

Q: MAY PARTICIPANTS TRANSFER THEIR 2014 OMNIBUS PLAN INTERESTS?

A: Generally, no. All awards are non-transferable and may be exercised only by the grantee and may not be transferred other than by will, by the laws of descent and distribution or by beneficiary designation. Non-transferable awards are exercisable during a participant’s lifetime only by the participant or, as permitted by applicable law, the participant’s guardian or other legal representative. Other than pursuant to a permitted transfer, no award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so will be null and void.

Q: WHAT HAPPENS TO AWARDS UPON TERMINATION OF EMPLOYMENT?

A: Generally, awards are forfeited upon a participant’s termination of employment. However, the Compensation Committee has discretion to provide otherwise that: (1) awards become non-forfeitable, fully-earned and payable; and (2) stock options and SARs become exercisable, on the date of termination of employment or as a result of a specific event of termination of employment such as retirement, death or disability. However, if the award was intended to be performance-based compensation within the meaning of Section 162(m) of the Code, additional restrictions apply.

IMPACT OF MAJOR CORPORATE EVENTS

Q: WHAT HAPPENS IF THERE IS A CHANGE IN THE COMPANY’S CAPITAL STRUCTURE?

A: The 2014 Omnibus Plan provides that in the event of any change in the shares of Common Stock by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, extraordinary dividend, or similar transaction, the Compensation Committee will, as it deems appropriate, adjust (i) the aggregate number and kind of shares available for awards, (ii) the number and kind of shares subject to an award, (iii) the number of shares available for certain awards under the individual and plan limits set forth in the plan and (iv) the terms of the award, including its exercise price, to prevent the dilution of shares or the diminution of the awards. Moreover, in the event of any such transaction or event or in the event of a change in control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the 2014 Omnibus Plan such alternative consideration (including cash) that it may determine to be equitable in the circumstances and may require the surrender of the replaced awards in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price greater than the consideration offered in connection with any change in control event, the Compensation Committee may elect to cancel such stock option or stock appreciation right without any payment to the award’s holder.

Q: WHAT HAPPENS IF THERE IS A CHANGE IN CONTROL OF THE COMPANY?

A: The treatment of outstanding awards upon a change in control would depend on whether or not the Company remains the surviving entity following the change in control. In general, a change in control will be deemed to have occurred under the 2014 Omnibus Plan if: (i) the Company consummates a reorganization, merger or consolidation resulting in a substantial change in ownership of 50% or more of the voting power of the Company; (ii) the Company consummates a sale of all or substantially all of its assets; (iii) a person or group acquires 25% or more of the voting power of the Company in the election of directors (excluding certain purchases by the Company, its affiliates or its benefit plans); or (iv) the Company experiences a turn-over (not approved by at least two-thirds of the Company’s directors) of a majority of its directors during a two-year period.

Upon the occurrence of a change in control, if the Company is the surviving entity, any awards made to a participant under the 2014 Omnibus Plan will continue to vest and become exercisable in accordance with the terms of the original grant unless, during the two-year period commencing on the date of the change in control, the participant’s employment is involuntarily terminated by the Company for reasons other than for “cause” (as defined in the 2014 Omnibus Plan) or the participant terminates his or her employment for “good reason” (as defined in the 2014 Omnibus Plan) (a so-called “double trigger”). If a participant’s employment is terminated under such circumstances, any outstanding stock options and stock appreciation rights will become fully vested and exercisable, any restrictions that apply to awards made pursuant to the 2014 Omnibus Plan will lapse, and any awards that are subject to performance goals will immediately be earned or vested and will become immediately payable (unless prohibited by Section 409A of the Code) in accordance with their terms as if all of the performance goals have been achieved at their target levels as of the date of termination.

Upon the occurrence of a change in control, if the Company is not the surviving entity, any awards made under the 2014 Omnibus Plan will become fully vested and exercisable on the date of the change in control or will immediately vest and

66

PROPOSAL THREE (CONTINUED)

become immediately payable (unless prohibited by Section 409A of the Code) in accordance with their terms as if all of the applicable performance goals have been achieved at their target levels, and any restrictions that apply to such awards will lapse.

If the Company is not the surviving entity following a change in control, for each outstanding stock option and stock appreciation right, the holder will receive a payment equal to the difference between the consideration received by holders of shares of Common Stock in the change in control transaction and the exercise price of the applicable stock option or stock appreciation right, if such difference is positive. Any stock options or stock appreciation rights with an exercise price that is higher than the per share consideration received by holders of shares of Common Stock in connection with the change in control transaction will be canceled for no additional consideration.

If the Company is not the surviving entity following a change in control, for each outstanding award of restricted stock, restricted stock units, performance shares or performance units, the holder of those awards will receive the consideration that he or she would have received in the change in control transaction had he or she been a holder of the number of shares of Common Stock equal to the number of restricted stock units and/or shares of restricted stock covered by the award and the number of shares of Common Stock payable for awards subject to performance goals (as if achieved at target levels).

If the payment or benefit underlying an award constitutes a deferral of compensation under Section 409A of the Code, then the payment or delivery will be made on the date of payment or delivery originally provided for such payment or benefit in the applicable award agreement.

FEDERAL TAXATION

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS FOR THE PARTICIPANTS AND THE COMPANY?

A: The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to participants and the Company should generally be as set forth in the following summary. This summary only addresses income tax consequences for participants and the Company.

Tax withholding requirements may be satisfied on a mandatory or elective basis, as determined by the Compensation Committee. With respect to cash distributions, the Company will withhold up to the minimum required federal, state and local withholding taxes, including payroll taxes. With respect to stock distributions, the Company will sell the fewest number of shares necessary for the proceeds to equal the minimum required federal, state and local income tax liability arising from the distributions.

There are no federal income tax consequences to a participant or the Company upon the grant of stock options and SARs. When an NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for an NQSO, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for an SAR, the aggregate amount of cash and fair market value of any shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon the exercise of an NQSO or SAR, the 2014 Omnibus Plan requires the participant to pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements. The participant’s tax treatment upon a disposition of shares acquired through the exercise of an NQSO is dependent upon the length of time the shares have been held. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant’s alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of. The gain realized upon the participant’s disposition of shares acquired under an ISO will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an ISO is exercised and the participant is eligible for capital gain tax treatment. If the minimum holding period is not met for capital gain tax treatment, the participant will realize ordinary income and the Company will be entitled to a deduction as described above for NQSOs.

Generally, no taxes are due upon a grant of restricted stock, restricted stock units, performance shares or performance units. An award of restricted stock or performance shares becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary income rates on the value of the restricted stock or

67

PROPOSAL THREE (CONTINUED)

performance shares when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the shares are sold. In the case of restricted stock units and performance units, the participant has taxable ordinary income upon receipt of payment. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions. The taxation of restricted stock may be accelerated by an “83(b) election” under Section 83 of the Code, if permitted by the applicable agreement. At the present time, it is the Company’s practice not to allow 83(b) elections and it is currently anticipated that the applicable grant documents will preclude grantees from making an 83(b) election.

The 2014 Omnibus Plan is designed to permit compliance with Section 162(m) relating to the deductibility of performance-based compensation. It is intended that stock options and awards under the 2014 Omnibus Plan with a performance component may satisfy the requirements for performance-based compensation under Section 162(m) while providing the Compensation Committee the authority to grant non-performance-based awards or performance-based awards that do not satisfy the requirements of Section 162(m) where it deems appropriate. Section 162(m) generally places a $1 million limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Chief Executive Officer and the three named executive officers (other than the Chief Financial Officer) during a tax year unless the compensation meets certain requirements. To be eligible to qualify for favorable tax treatment, grants must be made by a committee consisting solely of two or more “outside directors” (as defined under Section 162(m)’s regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for grants other than options to qualify, the granting, issuance, vesting or retention of the grant must be contingent upon satisfying one or more performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.” Because the performance-based compensation exception under Section 162(m) requires a review of individual facts, and there is limited binding guidance under Section 162(m), the Company cannot guarantee that the awards under the 2014 Omnibus Plan to covered employees will qualify for exemption under Section 162(m). However, the Company’s intention is generally to have the ability to deduct performance-based awards under the 2014 Omnibus Plan in compliance with Section 162(m).

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m). In the case of grants of incentive stock options, the Company does not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period.

REGISTRATION WITH THE SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2014 Omnibus Plan with the Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2014 Omnibus Plan by the Company’s stockholders.

NEW PLAN BENEFITS

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2014 Omnibus Plan because the grant and actual pay-out of awards under such plans are discretionary.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE

RPM INTERNATIONAL INC. 2014 OMNIBUS EQUITY AND INCENTIVE PLAN.

68

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of Common Stock authorized or available for issuance under the Company’s equity compensation plans as of May 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by stockholders	59,450	(2)	$17.62	2,073,720
Equity compensation plans not approved by stockholders(3)	—		—	—
Total	59,450		$17.62	2,073,720

(1)	Includes 1,749,819 shares available for future issuance under the 2004 Omnibus Plan of which 639,819 shares may be subject to full value awards such as restricted stock, and 162,750 shares available for future issuance under the Company’s 2003 Restricted Stock Plan for Directors.

(2)	At May 31, 2014, 195,000 SARs were outstanding at a weighted-average grant price of $23.29. The number of shares to be issued upon exercise will be determined at vesting based on the difference between the grant price and the market price at the date of exercise. No such shares have been included in this total.

(3)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 2014, except for Frank C. Sullivan’s Statement of Changes in Beneficial Ownership Report on Form 4 (“Form 4”), due July 25, 2013, which was not timely filed due to technical difficulties encountered with the Commission’s Electronic Data Gathering, Analysis and Retrieval system on the Form 4’s due date. The Form 4 was filed the following day, July 26, 2013, after those technical difficulties had been resolved.

69

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended May 31, 2014.

Our Board of Directors unanimously recommends a vote FOR Proposal Four to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015.

The decision to engage Ernst & Young LLP was made by the Company’s Audit Committee.

Independent Registered Public Accounting Firm Services and Related Fee Arrangements

During the fiscal years ended May 31, 2014 and 2013, various audit services and non-audit services were provided to the Company by Ernst & Young LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

	May 31,
	2014	2013
Audit Fees	$4,928,000	$5,088,000
Audit-Related Fees	112,000	93,000
Tax Services	1,894,000	1,185,000
All Other Fees	—	—
Total Fees	$6,934,000	$6,366,000

Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended May 31, 2014 and 2013 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2014 and 2013 were $4,928,000 and $5,088,000, respectively.

Audit-Related Fees: The aggregate fees relating primarily to attention to comfort letter and Commission investigation procedures, employee benefit plan audits and other review services billed by Ernst & Young LLP were $112,000 and $93,000 for the fiscal years ended May 31, 2014 and 2013, respectively.

Tax Fees: The aggregate fees relating to tax compliance, advice and planning billed by Ernst & Young LLP were $1,894,000 and $1,185,000 for the fiscal years ended May 31, 2014 and 2013, respectively.

All Other Fees: No other fees were billed by Ernst & Young LLP for fiscal years 2014 and 2013.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2014 Annual Report on Commission Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2014.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter from Ernst & Young LLP pursuant to the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Commission Form 10-K for the fiscal year ended May 31, 2014, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the auditor’s independence.

As described above under the heading “Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors as of August 12, 2014.

William B. Summers, Jr., Chairman

Bruce A. Carbonari

Salvatore D. Fazzolari

Thomas S. Gross

71

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Any stockholder proposal intended to be presented at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) must be received by the Company’s Secretary at its principal executive offices no later than April 28, 2015 for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to the 2015 Annual Meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

In addition, in accordance with the By-Laws, if a stockholder intends to present a proposal (including with respect to Director nominations) at the 2015 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials for the 2015 Annual Meeting, that stockholder must deliver the proposal, along with all information relating to the proposal required by the By-Laws, to the Company’s Secretary so that it is received no earlier than June 11, 2015 and no later than July 11, 2015. If not submitted within this timeframe and containing the required information in accordance with the By-Laws, the notice would be considered untimely.

If, however, the date of the 2015 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered no earlier than the close of business on the 120th day prior to the date of the 2015 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2015 Annual Meeting or, if the first public announcement of the date of the 2015 Annual Meeting is less than 100 days prior to the date of the 2015 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting is first made by the Company.

72

OTHER MATTERS

The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Secretary

RPM International Inc.

P.O. Box 777

Medina, Ohio 44258

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States. You may also vote by the Internet at www.proxyvote.com or by phone at 1-800-690-6903. Please refer to the Proxy for more details about how you may vote.

By Order of the Board of Directors.

Edward W. Moore

Secretary

August 26, 2014

73

Appendix A

RPM INTERNATIONAL INC.

2014 OMNIBUS EQUITY AND INCENTIVE PLAN

ARTICLE I.

PURPOSE AND DURATION

Section 1.01.  Establishment of the Plan.   RPM International Inc., a Delaware corporation, hereby establishes an equity-based compensation plan, to be known as the RPM International Inc. 2014 Omnibus Equity and Incentive Plan (the “Plan”). The Plan was adopted by the Company’s Board on July 22, 2014, contingent upon shareholder approval.

Section 1.02.  Purposes of the Plan.   The purposes of the Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants more closely with the interests of the Company’s shareholders and to provide Participants with an additional incentive to excel in performing services for the Company and its Affiliates. The Plan is further intended to provide flexibility to the Company and its Affiliates in attracting, motivating, and retaining key employees. To achieve these objectives, the Plan provides for the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and unrestricted Shares.

ARTICLE II.

DEFINITIONS AND RULES OF INTERPRETATION

Section 2.01. Definitions.  For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

(a)	“2004 Plan” means the RPM International Inc. Amended and Restated 2004 Omnibus Equity and Incentive Plan.

(b)	“Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c)	“Affiliate” means any corporation or any other entity (including, but not limited to, a partnership, limited liability company, joint venture, or Subsidiary) controlling, controlled by, or under common control with the Company.

(d)	“Affiliated SAR” means an SAR that is granted in connection with a related Option and is deemed to be exercised at the same time as the related Option is exercised.

(e)	“Aggregate Share Limit” has the meaning specified in Section 4.01(a).

(f)	“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or unrestricted Shares.

(g)	“Award Agreement” means the written agreement that sets forth the terms and conditions applicable to an Award.

(h)	“Board” or “Board of Directors” means the Company’s Board of Directors, as constituted from time to time.

(i)	“Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price for Options through a same day sale commitment from the Participant and a FINRA member firm, whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA member firm irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company.

(j)	“Cause” means the occurrence of any of the following events that occurs within the two-year period following a Change in Control: (i) Participant’s commission of a felony or any crime of moral turpitude; (ii) Participant’s willful conduct that is reasonably likely to materially impair the reputation of the Company or its Affiliates; (iii) Participant’s fraud, misappropriation or embezzlement of any business opportunity, funds or property of the Company or its Affiliates (whether attempted or actual); (iv) Participant’s breach of an agreement with the Company or one of its Affiliates, failure to adhere to a written rule or policy of the Company or one of its Affiliates, or failure to carry out, or comply with, in any material respect, any clear and reasonably attainable directive made in good faith; provided, however, that if such breach or failure described in clause (v) is reasonably susceptible to cure, the Company or its Affiliate shall notify Participant in writing of the acts believed to constitute such breach or failure, and if Participant corrects or remedies such acts within fifteen (15) business days after such notice is given, then such breach or failure shall not be deemed to be “Cause” hereunder; or (vi) Participant’s voluntary resignation or other termination of employment effected by Participant under circumstances in which the Company could effect such termination with Cause pursuant to this Plan.

(k)	“Change in Control” has the meaning specified in Section 14.01.

(l)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(m)	“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board that complies with Section 3.01 to administer the Plan.

(n)	“Company” means RPM International Inc., a Delaware corporation, and any successor thereto.

(o)	“Covered Employee” means an Employee who is a “covered employee” as defined in Code Section 162(m)(3).

(p)	“Director” means any individual who is a member of the Board of Directors.

(q)	“Effective Date” means October 9, 2014, which is the date on which the Company’s stockholders initially approved the Plan.

(r)	“Employee” means an officer or key employee of the Company or an Affiliate, a leased employee or an individual who provides services for the Company or any Affiliate that is substantially similar to services an employee would provide.

(s)	“Exercise Price” means, (i) with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the exercise of such Option; and (ii) with respect to a SAR, the base amount of such SAR.

(t)	“Fair Market Value” means, with respect to a Share as of a particular date, the per share closing price for the Shares on such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If the Shares are not traded over the applicable exchange or market on the date as of which the determination of Fair Market Value is made, “Fair Market Value” means the per share closing price for the Shares on the most recent preceding date on which the Shares were traded over such exchange or market. If the Shares are not traded on any national securities exchange or market, the “Fair Market Value” of a Share shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.

(u)	“FINRA” means the Financial Industry Regulatory Authority.

(v)	“Fiscal Year” means the annual accounting period of the Company.

(w)	“Freestanding SAR” means an SAR that is granted independently of any Option.

(x)	“Grant Date” means the date specified by the Committee or the Board, or a delegate of the Committee or the Board, on which a grant of an Award under this Plan will become effective, which date will not be earlier than the date on which the Committee or the Board, or a delegate of the Committee or the Board, takes action with respect thereto.

(y)	“Good Reason” means the occurrence of one or more of the following events within the two-year period following a Change in Control:

(i)	a significant reduction in the nature or scope of the title, authority or responsibilities of the Participant from those held by the Participant immediately prior to the Change in Control or a relocation of the Participant’s primary place of employment to a new location that is greater than twenty-five (25) miles from the location immediately prior to the Change in Control;

(ii)	a reduction in the Participant’s (a) annual base salary from the amount in effect on the date of the Change in Control, or (b) annual cash incentive compensation from the amount of the Participant’s annual cash incentive compensation earned for the fiscal year preceding the fiscal year in which the Participant’s termination of employment occurs, unless such reduction results solely from the Company’s results of operations;

(iii)	the failure by the Company to offer to the Participant an economic value of benefits reasonably comparable to the economic value of benefits under the benefit plans in which the Participant participates at the time of the Change in Control;

(iv)	the failure by the Company to comply with and satisfy Section 15.08 of this Plan, relating to the assumption of this Plan and the Company’s obligations hereunder by any successor entity, or any other action or inaction that constitutes a material breach by the Company of this Plan, any Award Agreement or any other agreement under which the Participant provides his or her services to the Company; or

(v)	the Company materially changes its strategic direction, which shall be deemed to occur in the event of (a) any material change in the Company’s group operating structure from that in place immediately prior to the Change in Control; (b) any sale, liquidation, or other disposition or discontinuation of any business or businesses that represent, individually or in the aggregate, greater than 20% of the Company’s revenue, income from operations or cash flow during the most recent fiscal year completed prior to the Change in Control; or (c) any material change in the principal methods of sourcing raw materials for, manufacturing of, or methods of distribution with respect to, products that represent, individually or in the aggregate, greater than 20% of the Company’s revenue, income from operations or cash flow during the most recent fiscal year completed prior to the Change in Control.

(z)	“Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.

(aa)	“Nonemployee Director” means a Director who is not an Employee.

(bb)	“Nonqualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.

(cc)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(dd)	“Option Period” means the period during which an Option is exercisable in accordance with the applicable Award Agreement and Article VI.

(ee)	“Participant” means an Employee to whom an Award has been granted.

(ff)	“Performance Award” means an Award under which the amount payable to a Participant (if any) is contingent on the achievement of pre-established Performance Targets during the Performance Period.

(gg)	“Performance-Based Compensation” means compensation described in Code Section 162(m)(4)(C) that is excluded from “applicable employee remuneration” under Code Section 162(m).

(hh)	“Performance Measures” means, with respect to a Performance Award, the objective factors used to determine the amount (if any) payable pursuant to the Award. “Performance Measures” shall be based on any of the factors listed below, alone or in combination, as determined by the Committee. Such factors may be applied (i) on a corporate-wide or business-unit basis, (ii) including or excluding one or more Affiliates or Subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance. The factors that may be used as Performance Measures are:

(i)  Profits (e.g., operating income; earnings; earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before taxes; net income; earnings per share; residual or economic earnings; economic profit; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital));

(ii)  Cash Flow (e.g., free cash flow; free cash flow with or without specific capital expenditure target or range; including or excluding divestments and/or acquisitions; total cash flow; cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)  Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and stockholders’ equity);

(iv)  Working Capital (e.g., working capital divided by sales; days’ sales outstanding; days’ sales inventory; and days’ sales in payables);

(v)  Profit Margins (e.g., Profits divided by revenues; gross margins and material margins divided by revenues; and material margin divided by sales pounds);

(vi)  Liquidity Measures (e.g., debt-to-capital; debt-to-EBITDA; total debt ratio);

(vii)  Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth; revenue growth outside the United States; gross margin and gross margin growth; material margin and material margin growth; stock price appreciation; total return to shareholders; sales and administrative costs divided by sales; and sales and administrative costs divided by profits); and

(viii)  Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development; strategic partnering; research and development; vitality index; market penetration; geographic business expansion goals, cost targets; customer satisfaction; employee satisfaction; management of employment practices and employee benefits; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries; affiliates and joint ventures.

If more than one Performance Measure is selected by the Committee for a Plan Year, the Performance Measures will be weighted by the Committee to reflect their relative importance to the Company in the applicable Plan Year. Performance Measures may differ from Participant to Participant and from Award to Award.

In establishing Performance Measures, the Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items. To the extent such exclusions affect Qualified Performance Awards, such exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m).

The Committee may grant Awards that are subject to Performance Measures that are either Qualified Performance Awards or not Qualified Performance Awards.

(ii)	“Performance Period” means the period of time during which Performance Targets must be achieved with respect to an Award, as established by the Committee.

(jj)	“Performance Share” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is equal to the Fair Market Value of a Share on the Grant Date.

(kk)	“Performance Targets” means, with respect to a Performance Award for a Performance Period, the objective performance under the Performance Measures for that Performance Period that will result in payments under the Performance Award. Performance Targets may differ from Participant to Participant and Award to Award.

The Committee may, in its sole discretion, appropriately adjust the Performance Targets or the manner in which performance will be measured against the Performance Targets based upon the occurrence of a qualifying event selected by the Committee in its discretion that occurs during the Performance Period; provided that, with respect to a Qualified Performance Award, such adjustment will be only to the extent permissible for under Section 162(m) of the Code. Such events may include: acquisition-related charges; litigation, claim judgments, settlements or tax settlements; changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; gains or losses from discontinued operations; consolidated operating results attributable to acquisitions; and any extraordinary non-recurring items as described in GAAP and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year.

(ll)	“Performance Unit” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is established by the Committee on or before the Grant Date.

(mm)	“Period of Restriction” means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.

(nn)	“Plan” means the RPM International Inc. 2014 Omnibus Equity and Incentive Plan, as set out in this instrument and as amended from time to time.

(oo)	“Qualified Performance Award” means a Performance Award that is intended to qualify as Performance-Based Compensation under Code Section 162(m).

(pp)	“Restricted Stock” means an Award granted to a Participant pursuant to Section 8.01.

(qq)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9.01 and represents the right of the Participant to receive Shares or cash at the end of the specified period.

(rr)	“Rule 16b-3” means Rule 16b-3 under the 1934 Act and any future rule or regulation amending, supplementing, or superseding such rule.

(ss)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions that involve equity securities of the Company.

(tt)	“Shares” means the whole shares of issued and outstanding regular voting shares of common stock, par value $0.01 per share, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in 4.04, or the stock of any successor to the Company that is so designated for the purposes of the Plan.

(uu)	“Spread” means (i) with respect to a free-standing SAR, the excess of the Fair Market Value per Share on the date when a SAR is exercised over the Exercise Price provided for in the related Award Agreement; or (ii) with respect to a tandem SAR, the excess of the Fair Market Value per Share on the date when the related portion of the Option is surrendered over the Exercise Price provided for in the Award Agreement for the related Option.

(vv)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection or tandem with a related Option, that is designated as an SAR pursuant to Section 7.01, which shall generally be a right of the Participant to receive from the Company an amount determined by the Committee that is expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise of the SAR.

(ww)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (in the election of directors or similar governing body) in one of the other corporations in the chain.

(xx)	“Tandem SAR” means an SAR that is granted in tandem with a related Option, the exercise of which requires forfeiture of the right to exercise the related Option with respect to an equal number of Shares and that is forfeited to the extent that the related Option is exercised.

(yy)	“Termination of Service,” “Terminates Service,” or any variation thereof means a separation from service within the meaning of Treasury Regulation 1.409A-1(h).

Section 2.02.  Rules of Interpretation.   The following rules shall govern in interpreting the Plan:

(a)	Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice or conflict of law provisions, principles, or rules.

(b)	The Plan and all Awards are intended to be exempt from or comply with the requirements of Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan and any Award Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

(c)	Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.

(d)	To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(e)	If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

(f)	The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.

(g)	The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.

ARTICLE III.

ADMINISTRATION

Section 3.01.  The Committee.   The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties.

Section 3.02.  Authority of the Committee.   Except as limited by law or by the Articles of Incorporation or By-Laws of the Company or the Committee’s Charter, and subject to the provisions of the Plan, the Committee shall have full power and discretion to (a) select the Employees who shall participate in the Plan; (b) determine the amounts and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan’s administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee, subject to the provisions of this Plan and any applicable law. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Notwithstanding the preceding provisions, the Committee shall not have any authority to take any action with respect to a Qualified Performance Award that would disqualify it from being such. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan.

Section 3.03.  Delegation by the Committee.   The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons, (ii) in a way that would jeopardize the Plan’s satisfaction of Rule 16b-3, or (iii) with respect to grants of Qualified Performance Awards.

Section 3.04.  Decisions Binding.  All determinations and decisions made by the Committee, the Board, or any delegate of the Committee pursuant to this Article shall be final, conclusive, and binding on all persons, including the Company and Participants.

ARTICLE IV.

SHARES SUBJECT TO THIS PLAN

Section 4.01.  Number of Shares; Plan Limits.

(a)	Subject to adjustment as provided in Section 4.06 and any limitations specified elsewhere in the Plan:

(i)	the maximum aggregate number of Shares which may be issued under this Plan pursuant to Awards is six million (6,000,000) Shares (the “Aggregate Share Limit”);

(ii)	not more than three million (3,000,000) Shares may be issued under this Plan pursuant to grants of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and unrestricted Shares; and

(iii)	notwithstanding the foregoing, any Shares covered by an award under this Plan or the 2004 Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award may be reissued under this Plan.

(b)	Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the Aggregate Share Limit as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. If the Company pays the benefit provided by any Award granted under the Plan to the respective Participant in cash, any Shares that were covered by such Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein:

(i)	if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall count against the Aggregate Share Limit;

(ii)	any Shares used in payment or withheld by the Company to satisfy a tax withholding obligation shall count against the Aggregate Share Limit;

(iii)	the number of Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan and shall count against the Aggregate Share Limit; and

(iv)	in the event that the Company repurchases Shares with proceeds from the exercise of an Option, those Shares will not be added to the Aggregate Share Limit.

(c)	If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on their Fair Market Value, such Shares will not count against the Aggregate Share Limit.

(d)	Shares issued under the Plan may be authorized but unissued Shares, treasury Shares, reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants.

(e)	Subject to adjustment pursuant to Section 4.06 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 6,000,000 Shares.

(f)	The number of shares issued with respect to Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units or unrestricted Shares (after taking into account any forfeitures and cancellations) will not exceed an aggregate of 3,000,000 Shares during the life of the Plan (or until the Company’s stockholders approve additional Shares to be issued under the Plan).

Section 4.02.  Limitation on Shares Issued Pursuant to Awards. Notwithstanding any other provision of this Plan to the contrary, and subject to adjustment as provided in Section 4.06:

(a)	no Participant will be granted Options or SARs for more than 500,000 Shares, in the aggregate, during any calendar year; and

(b)	no Participant will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares that are Qualified Performance Awards for more than 500,000 Shares, in the aggregate, during any calendar year.

Section 4.03.  Limitation on Cash Awards.   Notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Participant will receive any Qualified Performance Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $2,500,000.

Section 4.04.  Restrictions on Shares.   Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions, and restrictions as the Committee may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Shares, cash, or other property before (i) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded) and (ii) the completion of any registration or qualification of such shares under federal, state, local, or other law, or any ruling or regulation of any government body that the Committee determines to be necessary or advisable. The Company may cause any certificate for Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and other person entitled to benefits hereunder are to be provided on the condition that such Participant or other person furnish full, true, and complete data, evidence, or other information, and that he or she promptly sign any document reasonably requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional shares shall be aggregated and then rounded to the next lower whole Share.

Section 4.05.  Shareholder Rights.   Except with respect to Restricted Stock as provided in Article VIII, no person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee, such Shares shall have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company shall have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant shall not be treated as a shareholder for any purpose before such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date on which such Shares are recorded as issued and transferred in the Company’s official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award Agreement.

Section 4.06.  Changes in Stock Subject to the Plan.   In the event of any change in the Shares by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, extraordinary dividend, or similar transaction, the Committee shall, as it deems appropriate, adjust (i) the aggregate number and kind of Shares available for Awards, (ii) the number and kind of Shares subject to an Award, (iii) the number of Shares available for certain Awards under the limits set forth in Sections 4.01(d), 4.01(e), 4.02 and 4.07 of this Plan and (iv) the terms of the Award, including its Exercise Price, to prevent the dilution of Shares or the diminution of the Awards. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or a Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Committee’s determination pursuant to this Section shall be final and conclusive; provided, however, no adjustment pursuant to this Section shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 6.01.

Section 4.07.  Shares Exempt from Minimum Vesting Requirements.   Notwithstanding any provision in the Plan to the contrary, up to 5% of the Aggregate Share Limit, as may be adjusted under Section 4.06 of this Plan, may be used for (i) Awards granted under Articles VIII through X of this Plan that are not subject to the one-year vesting requirements for performance-based Awards set forth in Sections 8.04(a)(i), 9.04(a)(i) and 10.03(a)(i) of this Plan or the three-year vesting requirements for service-based Awards set forth in Sections 8.04(a)(ii) and 9.04(a)(ii) of this Plan and (ii) Awards of unrestricted Shares granted pursuant to Article XI of this Plan.

ARTICLE V.

ELIGIBILITY

Except as herein provided, individuals who are Employees shall be eligible to participate in the Plan and be granted Awards. The Committee may, from time to time and in its sole discretion, select the Employees to be granted Awards and determine the terms and conditions with respect to each Award. In making any such selection and in determining the form of an Award, the Committee may give consideration to the functions and responsibilities of the Employee and the Employee’s contributions to the Company or its Affiliates, the value of the Employee’s services (past, present, and future) to the Company or its Affiliates, and such other factors as it deems relevant.

ARTICLE VI.

STOCK OPTIONS

Section 6.01.  Grant of Options.   Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee in such amounts as the Committee may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The Committee shall determine the number of Shares subject to each Option, subject to the express limitations of the Plan. Furthermore, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.

Section 6.02.  Option Award Agreement.   Each Option shall be evidenced by an Option Award Agreement that shall specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option, and such other terms and conditions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options and related Award Agreements shall comply with the requirements of Code Section 422; provided, however, that, to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Option shall be deemed a Nonqualified Stock Option.

Section 6.03.  Exercise Price.   Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Option.

(a)	Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.

(b)	Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)	Substitute Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 4.06.

Section 6.04.  Duration of Options.   The Option Period with respect to each Option shall commence and expire at such times as the Committee shall provide in the Award Agreement, provided that:

(a)	Options shall not be exercisable more than ten years after their respective Grant Dates;

(b)	Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and

(c)	Subject to the limits of this Article, the Committee may, in its sole discretion, after an Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).

Section 6.05.  Exercisability of Options.  Subject to Article XIV, all Options granted under this Plan shall be exercisable at such times, under such terms, and subject to such restrictions and conditions as the Committee shall determine and specify in the applicable Award Agreement. An Award Agreement for an Option may provide that such Option becomes exercisable upon certain events, such as the Participant’s death, disability or retirement.

Section 6.06.  Method of Exercise.  Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the applicable Option Period by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part also may be made by:

(a)	subject to any conditions or limitations established by the Committee, delivering Shares already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the portion of the Exercise Price paid;

(b)	to the extent permitted by law, the delivery of cash by a broker-dealer pursuant to a Cashless Exercise;

(c)	subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price pursuant to a net exercise arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares so withheld will not be treated as issued and acquired by the Company upon such exercise);

(d)	to the extent permitted by law, in any other manner then permitted by the Committee; or

(e)	a combination of the foregoing.

No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. No Award of an Option shall entitle a Participant to dividend equivalents with respect to the Shares covered by the Option.

Section 6.07.  Restrictions on Share Transferability.   In addition to the restrictions imposed by Section 15.09 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.

Section 6.08.  Prohibition on Repricing of Stock Options.  Except as permitted under Section 4.06 of the Plan, the terms of any outstanding Option may not be amended without shareholder approval to reduce the Exercise Price of such outstanding Option or to cancel such outstanding Option in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original Option.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

Section 7.01.  Grant of SARs.   Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof to any Employee in such amounts as the Committee, in its sole discretion, shall determine. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, the Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and the Exercise Price of a Tandem SAR or an Affiliated SAR shall be equal to the Exercise Price of the Option to which such SAR relates. The number of Shares to which an SAR relates as well as the Exercise Price for an SAR shall be subject to adjustment pursuant to Section 4.06. No Award of a SAR shall entitle a Participant to dividend equivalents with respect to the Shares covered by the SAR.

Section 7.02.  Exercise of Tandem SARs.   Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. The following requirements shall apply to all Tandem SARs: (i) the Tandem SAR shall expire not later than the date on which the related Option expires; (ii) the value of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and one hundred percent (100%) of the Fair Market Value of the Shares subject to the related Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Option to which the Tandem SAR relates exceeds the Exercise Price of such Option.

Section 7.03.  Exercise of Affiliated SARs.  An Affiliated SAR shall be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. Such deemed exercise of an Affiliated SAR shall not reduce the number of Shares subject to the related Option.

Section 7.04.  Exercise of Freestanding SARs.   Subject to Article XIV, Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall specify in the applicable Award Agreement. An Award Agreement for a Freestanding SAR may provide that such Freestanding SAR becomes exercisable upon certain events, such as the Participant’s death, disability or retirement.

Section 7.05.  SAR Award Agreement.  Each SAR shall be evidenced by an Award Agreement that specifies the Exercise Price, the expiration date of the SAR, the number of SARs, any conditions on the exercise of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement shall also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR, or a combination thereof.

Section 7.06.  Expiration of SARs.  Each SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement. Notwithstanding the foregoing, the terms and provisions of Section 6.04 also shall apply to Affiliated and Tandem SARs.

Section 7.07.  Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the SAR’s Spread; by

(b)	the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, such payment may be in cash, in Shares that have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and Shares.

Section 7.08.  Termination of SAR.  An Affiliated SAR or Tandem SAR shall terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR shall terminate at the time provided in the applicable Award Agreement, and under no circumstances more than 10 years from the Grant Date.

Section 7.09.  Prohibition on Repricing SARs.  Except as permitted under Section 4.06 of the Plan, the terms of any outstanding SAR may not be amended without shareholder approval to reduce the Exercise Price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original SAR.

ARTICLE VIII.

RESTRICTED STOCK

Section 8.01.  Grants of Restricted Stock.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee in such amounts as the Committee, in its sole discretion, shall determine.

Section 8.02.  Restricted Stock Award Agreement.   Each Award of Restricted Stock shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock that must be satisfied for the restrictions on some or all of the Shares to be released at the end of the Period of Restriction.

Section 8.03. Restrictions on Transferability.   Except as provided in Section 15.09 or this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.

Section 8.04.  Other Restrictions.   The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Article.

(a)	General Restrictions. The Committee may impose restrictions on Restricted Stock based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Shares of Restricted Stock shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Shares of Restricted Stock shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)	Section 162(m) Performance Restrictions. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets. If the Committee intends for any Share of Restricted Stock to be a Qualified Performance Award, the specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as Performance-Based Compensation. In granting Restricted Stock that is a Qualified Performance Award, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 8.05.  Removal of Restrictions.   Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be released shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Shares are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock upon certain events, such as the Participant’s death, disability or retirement.

Section 8.06.  Dividends.  Any grant of Shares of Restricted Stock may require that any or all dividends or other distributions paid thereon during the applicable Period of Restriction be either paid currently or automatically deferred and reinvested in additional Shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Shares of Restricted Stock with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.

Section 8.07.  Voting Rights.   During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

Section 8.08.  Return of Restricted Stock to Company.   On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.

ARTICLE IX.

RESTRICTED STOCK UNITS

Section 9.01.  Grants of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Employee in such amounts as the Committee, in its sole discretion, shall determine.

Section 9.02.  Restricted Stock Unit Award Agreement.   Each Award of Restricted Stock Units shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Restricted Stock Units (including the number of Shares or cash to be delivered or paid upon the lapse of restrictions), and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock Units that must be satisfied for the restrictions on some or all of the Shares to be delivered or cash to be paid at the end of the Period of Restriction.

Section 9.03.  Restrictions on Transferability.  Except as provided in Section 15.09 or this Article, Restricted Stock Units may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise.

Section 9.04.   Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate in accordance with this Article.

(a)

General Restrictions.   The Committee may impose restrictions on Restricted Stock Units based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Restricted Stock Units shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Restricted Stock Units shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)	Section 162(m) Performance Restrictions. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock Units as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets. If the Committee intends for any Restricted Stock Unit to be a Qualified Performance Award, the specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established by the Committee on or before the latest date permissible to enable the Restricted Stock Unit to qualify as Performance-Based Compensation. In granting Restricted Stock Units that are Qualified Performance Awards, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 9.05.  Removal of Restrictions.  Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares covered by an Award of Restricted Stock Units shall be delivered to the Participant. For Awards of Restricted Stock Units for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be delivered (or cash to be paid) shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Restricted Stock Units are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock Units may provide for the earlier termination of restrictions on such Restricted Stock Units upon certain events, such as the Participant’s death, disability or retirement.

Section 9.06.  Dividends Equivalents.  The Committee may, at the Grant Date of Restricted Stock Units, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on current, deferred or contingent basis; provided, however, that dividends or other distributions on Restricted Stock Units with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.

Section 9.07.  Ownership.  During the Period of Restriction, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.

Section 9.08.  Cancellation of Restricted Stock Units.  On the date set forth in the applicable Award Agreement, all Restricted Stock Units that have not been earned or vested shall be forfeited and thereafter the Shares subject to such forfeited Restricted Stock Units shall be available for the grant of new Awards.

ARTICLE X.

PERFORMANCE UNITS AND PERFORMANCE SHARES

Section 10.01.  Grant of Performance Units/Shares.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to any Employee in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, subject to the express limitations of the Plan.

Section 10.02.  Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

Section 10.03.  Performance Objectives and Other Terms.   The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall specify the number of Performance Units or Performance Shares, the Performance Period, the performance objectives, and such other terms and conditions as the Committee, in its sole discretion, shall determine, subject to Article XIV.

(a)	General Performance Objectives. The Committee may set performance objectives based upon (i) the achievement of Performance Targets; provided that, except as provided in Section 4.07, the Performance Period for any Performance Share or Performance Unit shall be at least one year, (ii) applicable Federal or state securities laws, or (iii) any other basis determined by the Committee in its sole discretion.

(b)	Section 162(m) Performance Objectives. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Performance Units or Performance Shares to Covered Employees as Performance-Based Compensation, the Committee shall establish the specific Performance Targets applicable to Performance Units or Performance Shares. If the Committee intends for any Performance Unit or Performance Share to be a Qualified Performance Award, the Performance Targets for any such Award shall be set by the Committee on or before the latest date permissible to enable the Performance Unit or Performance Share, as the case may be, to qualify as Performance-Based Compensation. In granting Performance Units or Performance Shares to Covered Employees that are Qualified Performance Awards, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 10.04.  Earning of Performance Units/Shares.  After the applicable Period of Restriction has ended, the holder of Performance Units or Performance Shares shall be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Targets have been achieved. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications upon certain events, such as the Participant’s death, disability or retirement.

Section 10.05.  Form and Timing of Payment of Performance Units/Shares.   Each Award Agreement for Performance Shares or Performance Units will specify the time and manner of payment for any such Performance Shares or Performance Units that have been earned. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period), or a combination thereof.

Section 10.06.  Dividend Equivalents. The Committee may, at the Grant Date of Performance Shares, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on a contingent basis, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

Section 10.07.  Cancellation of Performance Units/Shares.   On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares that have not been earned or vested shall be forfeited and thereafter shall be available for the grant of new Awards.

ARTICLE XI.

SHARE GRANTS

Subject to the provisions of the Plan, the Committee may make an Award of unrestricted Shares to any Employee in such amount as the Committee, in its sole discretion, may determine. A grant pursuant to this Section may be evidenced by a Share Award Agreement or such other document as the Committee, in its sole discretion, determines to be appropriate; provided, however, the Shares shall be freely transferable, and the Committee shall not impose Performance Targets, a Period of Restriction, or any other conditions, restrictions, or risks of forfeiture on the Award. Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article XIII.

ARTICLE XII.

AMENDMENT, TERMINATION, AND DURATION

Section 12.01.  Amendment, Suspension, or Termination.

(a)	The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under the Plan or an Award theretofore granted (including, without limitation, a Participant’s rights provided for in Article XIV hereof) without the Participant’s consent, except that any supplement, amendment, alteration, or discontinuation may be made to (i) avoid a material charge or expense to the Company or an Affiliate, (ii) cause this Plan to comply with applicable law, or (iii) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue this Plan without the approval of the Company’s shareholders so long as any such amendment or alteration does not (i) expand the types of awards eligible for grants or materially increase benefits accruing to Participants under the Plan; (ii) materially increase the number of Shares subject to the Plan (other than pursuant to Section 4.06); (iii) materially increase the maximum number of Options, SARs, Shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares that the Committee may award to an individual Participant under the Plan (other than pursuant to Section 4.06); (iv) materially expand the classes of persons eligible or modify the requirements for participation in the Plan; (v) delete or materially limit Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs); or (vi) otherwise require approval by the shareholders of the Company in order to comply with applicable law, the terms of a written agreement or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, subject to any approval or limitations the Board may impose.

(b)

If permitted by Code Section 409A and Code Section 162(m), and the regulations thereunder, without resulting in any adverse tax consequences, but subject Section 12.01(c), in case of termination of employment by reason of death, disability or retirement of a Participant, or in the case of a Change in Control, an unforeseeable emergency or other special circumstances, the Committee may, in its sole discretion, accelerate the exercisability of an Option or SAR, accelerate the time at which any restrictions shall lapse or remove any restrictions with respect to Shares of Restricted Stock and Restricted Stock Units, and reduce or waive any Performance Targets or related business criteria applicable to Performance Shares or Performance Units.

(c)	Subject to Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs), the Committee may amend the terms of any Award granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Targets or the level or levels of achievement with respect to such Award. Except as provided in Section 4.06 of the Plan, no amendment of an Award shall impair the rights of the Participant without his or her consent.

Section 12.02.  Duration of the Plan and Shareholder Approval.   The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement or a duly adopted Plan amendment.

ARTICLE XIII.

TAX WITHHOLDING

Section 13.01.  In General. The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any distributions incident to this Plan.

(a)	Cash Distributions. The Committee shall cause the Company to require any withholding tax obligation arising in connection with a cash distribution (or the cash portion of a distribution), up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Participant or his or her beneficiary.

(b)	Share Distributions. The Committee shall cause the Company to withhold from any distribution of shares (including the portion of a distribution consisting of shares) under this Plan an amount equal to the Participant’s or his or her beneficiary’s minimum tax liability arising from such distribution. The withholding amount shall be obtained pursuant to Section 13.02. The Participant or his or her beneficiary shall provide the Committee with such stock powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section 13.01(b).

Section 13.02.  Withholding from Share Distributions. With respect to a distribution of shares pursuant to the Plan, the Committee shall cause the Company to sell the fewest number of such shares for the proceeds of such sale to equal (or exceed by not more than that actual sale price of a single share) the Participant’s Minimum Withholding Tax Liability (as defined in Section 13.04) resulting from such distribution. The Committee shall withhold the proceeds of such sale for purposes of satisfying the Participant’s Minimum Withholding Tax Liability. Notwithstanding anything contained in this Section 14 to the contrary, the Committee shall have no obligation to withhold amounts from distributions of shares pursuant to the exercise of Incentive Stock Options except as may otherwise be required by law.

Section 13.03.  Delivery of Withholding Proceeds. The Committee shall cause the Company to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority in satisfaction of a Participant’s tax liability arising from a distribution.

Section 13.04.  Minimum Withholding Tax Liability. For purposes of this Article XIII, the term “Minimum Withholding Tax Liability” is the product of: (i) the aggregate minimum applicable federal and applicable state and local income withholding tax rate on the date of a distribution pursuant to the Plan; and (ii) the Fair Market Value of shares distributable to the Participant determined as of the date of distribution.

ARTICLE XIV.

CHANGE IN CONTROL

Section 14.01.  Definition.   For purposes of the Plan, a “Change in Control” shall mean that the conditions or events set forth in any one or more of the following subsections shall have occurred:

(a)	The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity, and as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the “Voting Stock”) immediately prior to such transaction;

(b)	The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

(c)	Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as the term “beneficial owner” is defined under SEC Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty-five percent (25%) or more of the total votes relating to the then-outstanding securities entitled to vote generally in the election of directors (the “Voting Power”); or

(d)	During any period of two (2) consecutive years, individuals who, at the beginning of any such period constitute the Directors, cease, for any reason, to constitute at least a majority thereof, unless the nomination for election by the Company’s stockholders of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then in office who were Directors at the beginning of any such period.

Notwithstanding the foregoing provisions of paragraphs (c) of this definition, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan: (i) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, (ii) solely because any other person or entity either files or becomes obligated to file a report on Schedule 13D or Schedule TO (or any successor schedule, form or report) under the

Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, but only if both (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Company’s Board of Directors and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or (iii) solely because of a change in control of any Subsidiary.

Section 14.02. Treatment of Awards Following a Change in Control If the Company Remains the Surviving Entity.

(a)	Upon the occurrence of a Change in Control in which the Company remains the surviving entity, any Award granted under this Plan prior to the Change in Control shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:

(i)	the Participant’s employment or service is involuntarily Terminated by the Company for reasons other than for Cause; or

(ii)	the Participant Terminates his or her employment or service for Good Reason.

(b)	If a Participant’s employment or service is Terminated as described in Section 14.02(a) above, (i) any outstanding Stock Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Stock Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan shall lapse; and (iii) Awards made to such Participant pursuant to this Plan that are subject to Performance Measures shall immediately be earned or vest and shall, to the extent permitted under Code Section 409A without resulting in adverse tax effects to the Participant, become immediately payable in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of Termination; provided, that any Participant who Terminates his or her employment or service for Good Reason must:

(i)	provide the Company with a written notice of his or her intent to Terminate employment or service for Good Reason within sixty (60) days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

(ii)	allow the Company thirty (30) days to remedy such circumstances to the extent curable.

Section 14.03. Treatment of Awards Following a Change in Control If the Company Does Not Remain the Surviving Entity.

(a)	Upon the occurrence of a Change in Control in which the Company does not remain the surviving entity, any Awards made under this Plan shall become fully vested and exercisable on the date of the Change in Control or shall immediately vest and become immediately payable (subject to Section 14.03(e)) in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of the Change in Control, and any restrictions that apply to such Awards shall lapse, and the following provisions of this Section 14.03 shall apply.

(b)

For each Stock Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Stock Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(c)	The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units and/or Shares of Restricted Stock covered by the Award and the number of Shares payable under Section 14.03(a) for Awards subject to Performance Measures.

(d)	The payments contemplated by Sections 14.03(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control.

(e)	Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.

ARTICLE XV.

MISCELLANEOUS

Section 15.01.  Mistake of Fact.  Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

Section 15.02.  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

Section 15.03.  Notices.  Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at Compensation Committee of the Board of Directors, RPM International Inc., 2628 Pearl Road, P.O. Box 777, Medina, Ohio 22458.

Section 15.04.  No Effect on Employment or Service.  Neither the Plan, the grant of an Award, or the execution of an Award Agreement shall confer upon any Participant any right to continued employment by the Company or an Affiliate or interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without Cause.

Section 15.05.  No Company Obligation.  Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award.

Section 15.06.  Participation.  No Employee shall have the right to be selected to receive an Award, or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has accrued under the express terms of the Plan.

Section 15.07.  Liability and Indemnification.  No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee or the Board or served as an officer of the Company or any of its Affiliates or Subsidiaries shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, unless a court of competent jurisdiction determines in a final, non-appealable order that such act or omission was the result of gross negligence, willful misconduct or intentional wrong-doing, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

Section 15.08.  Successors.  All obligations of the Company hereunder with respect to Awards shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, or agree or consent to a transaction or series of transactions that would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company hereunder.

Section 15.09.  Nontransferability of Awards.  Except as provided in Subsection (a) or (b), no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award shall be subject to execution, attachment, or similar process. In no event may any Award be transferred for value. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement shall be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant shall be exercisable during his or her lifetime only by the Participant.

(a)

Limited Transfers of Nonqualified Stock Options.  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to: (i) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company or other entity in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, that, if the Committee permits the transfer of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke, or restrict, without the prior consent, authorization, or agreement of the Eligible

Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted shall not be transferable pursuant to this Subsection.

(b)	Exercise by Eligible Transferees. If the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Subsection (a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor, administrator or authorized representative only in the same manner, to the same extent, and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his or her death, the Participant’s estate, shall remain liable for all federal, state, local, and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

Section 15.10. No Rights as Shareholder.  Except as expressly provided in Article VIII, no Participant (or any Beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).

Section 15.11. Funding.  Benefits payable under this Plan to any person shall be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

Section 15.12. Compliance with Code Section 409A.

(a)	To the extent applicable, it is intended that the Plan and any grants made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.

(c)	If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the tenth business day of the seventh month after such separation from service.

(d)	Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 15.13.  Recoupment. The Plan will be administered in compliance with Section 10D of the Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted pursuant to such law, rules, or regulations and any Award Agreement may be amended to further such purpose without the consent of the Participant. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, if the Board or any appropriate Board committee has determined that any fraud or intentional misconduct by a Participant was a significant contributing factor to the Company’s having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any incentive compensation paid to the Participant for any fiscal period commencing on or after the Effective Date if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the Participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the Participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the Participant, authorize legal action, or take such other action to enforce the Participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case. This Section 15.13 shall not be the Company’s exclusive remedy with respect to such matters.

Section 15.14.   Use of Proceeds.   The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.

PROXY VOTING ALERT!

New York Stock Exchange Rule 452

eliminates broker discretionary voting on the election of directors.

•	Your broker cannot vote on the election of directors without your specific instructions.

•	It is necessary for you to vote any proxies you receive in order for your vote to be counted.

•

Please sign, date and mail the enclosed voting form to give your broker specific instructions on how to vote your shares. Depending upon your broker, you may be able to vote electronically, either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically.

Regardless of how many shares you own, your vote is very important!

Thank you – The RPM Board of Directors

2628 Pearl Road, P.O. Box 777

Medina, Ohio 44258

(800) 776-4488 (Toll Free)

RPM INTERNATIONAL INC. C/O WELLS FARGO SHAREOWNER SERVICES P.O. BOX 64874 ST. PAUL, MN 55164-0874

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M77917-P55256-Z63858	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RPM INTERNATIONAL INC. THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	ELECTION OF DIRECTORS
	01)	Frederick R. Nance
	02)	Charles A. Ratner
	03)	William B. Summers, Jr.
	04)	Jerry Sue Thornton

THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS:							For	Against	Abstain

2. Approve the Company’s executive compensation.							☐	☐	☐
3. Approve the Company’s 2014 Omnibus Equity and Incentive Plan.							☐	☐	☐
4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.							☐	☐	☐

Note: If any other matters properly come before the Annual Meeting or any adjournment thereof, the Proxy holders will vote the shares represented by this Proxy in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend the Annual Meeting.			☐ Yes	☐ No

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

DIRECTIONS TO THE RPM ANNUAL MEETING THURSDAY, OCTOBER 9, 2014 AT 2:00 P.M. EDT THE HOLIDAY INN STRONGSVILLE
15471 Royalton Road, Strongsville, OH Phone: (440) 238-8800
FROM CLEVELAND AND POINTS NORTH (INCLUDING HOPKINS AIRPORT) I-71 South to the North Royalton exit (#231A). Cross over bridge and the hotel is on the right-hand side.
FROM THE OHIO TURNPIKE EAST AND WEST Ohio Turnpike (I-80) to I-71 South (exit 161). Exit at the North Royalton exit (#231A). Cross over bridge and the hotel is on the right-hand side.
FROM THE EAST I-480 West to I-71 South. Exit at the North Royalton exit (#231A). Cross over bridge and the hotel is on the right-hand side.
FROM THE SOUTH I-71 North to the Strongsville exit (#231). Turn right at end of ramp and hotel is on the right-hand side.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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M77918-P55256-Z63858

RPM INTERNATIONAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE.

The undersigned hereby appoints FRANK C. SULLIVAN and RONALD A. RICE, and each of them, as Proxy holders, with full power of substitution, to appear and vote as designated on the reverse side all the shares of Common Stock of RPM International Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 9, 2014 at 2:00 P.M. EDT, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” PROPOSAL TWO, “FOR” PROPOSAL THREE AND “FOR” PROPOSAL FOUR.

SPECIAL INSTRUCTIONS FOR

PARTICIPANTS IN THE RPM INTERNATIONAL INC. 401(k) TRUST AND PLAN

AND/OR THE RPM INTERNATIONAL INC. UNION 401(k) TRUST AND PLAN

This Proxy Card also instructs Wells Fargo Bank, N.A., as Trustee of the RPM International Inc. 401(k) Trust and Plan and/or the RPM International Inc. Union 401(k) Trust and Plan (collectively and individually, the “Plan”), to vote in person or by Proxy at the Annual Meeting of Stockholders, all the shares of Common Stock of RPM International Inc. credited to the account of the undersigned under the Plan in the manner appointed on the reverse side hereof.

        In addition, the undersigned directs Wells Fargo Bank, N.A., as Trustee of the Plan, to vote in person or by Proxy at the Annual Meeting of Stockholders a portion of the shares of Common Stock of RPM International Inc. held in the Plan for which no instructions are given, in the manner designated by the undersigned on the reverse side hereof. The portion of such unvoted shares subject to the undersigned’s direction shall be the total number of unvoted shares under the Plan multiplied by a fraction equal to the shares for which voting directions were given by the undersigned divided by the total number of shares of all participants in the Plan for which voting directions were given. AS A RESULT, IF YOU ARE A PARTICIPANT IN THE PLAN AND YOU DO NOT VOTE THE SHARES, THE SHARES WILL BE VOTED IN THE SAME MANNER AND PROPORTION AS THOSE SHARES HELD BY PARTICIPANTS IN THE PLAN WHO VOTE THEIR SHARES.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.